UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NYSE Euronext

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

11 WALL STREET NEW YORK, NEW YORK 10005  MAY 15, 2008, 8:00 A.M., LOCAL TIME

April 2, 2008

Dear NYSE Euronext Stockholder:

You are cordially invited to attend the 2008 annual meeting of stockholders of NYSE Euronext scheduled for Thursday, May 15, 2008, at 8:00 a.m., New York time, at 11 Wall Street, New York, New York 10005. The Board of Directors and management look forward to greeting you.

We enclose our proxy statement, our annual report on Form 10-K for the fiscal year ended December 31, 2007, and a proxy card. Please review these documents carefully.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed proxy statement, please submit your proxy through the Internet or by touch-tone telephone, or complete, sign, date and promptly return the proxy card by mail in the enclosed self-addressed envelope. We must receive votes submitted via the Internet or by touch-tone telephone by 11:59 p.m., New York time, on May 14, 2008 in order for them to be counted at the Annual Meeting. We encourage you to vote via the Internet using the control number that appears on the front of your proxy card and to choose to view future mailings electronically rather than receiving them on paper.

On behalf of the Board of Directors, thank you for your continued support.

Jan-Michiel Hessels Chairman of the Board of Directors	Marshall N. Carter Deputy Chairman of the Board of Directors

Duncan L. Niederauer Chief Executive Officer	Jean-François Théodore Deputy Chief Executive Officer

NYSE EURONEXT

11 Wall Street

New York, New York 10005

Notice of 2008 Annual Meeting of Stockholders

TIME AND DATE	8:00 a.m., New York City time, on Thursday, May 15, 2008.
PLACE	11 Wall Street New York, New York 10005
ITEMS OF BUSINESS	• To elect eighteen directors to our Board of Directors for one-year terms.
• To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2008.
• To approve the NYSE Euronext Omnibus Incentive Plan (as Amended and Restated).
• To consider a stockholder proposal relating to certificated shares.
• To transact such other business as may properly come before the Annual Meeting.
RECORD DATE	The record date for the determination of the stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on March 20, 2008.
INSPECTION OF LIST OF STOCKHOLDERS OF RECORD

A list of the stockholders of record as of March 20, 2008 will  be available for inspection during ordinary business hours at our offices, 11 Wall Street, New York, New York 10005, for ten days prior to the Annual Meeting, as well as at the Annual Meeting.

ADDITIONAL INFORMATION	Additional information regarding the matters to be acted on at the Annual Meeting is included in the accompanying proxy statement.
PROXY VOTING	PLEASE SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE OR MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 15, 2008. The Proxy Statement and our 2007 Annual Report on Form 10-K are available at http://ww3.ics.adp.com/streetlink/nyx.

By Order of the Board of Directors:

Duncan L. Niederauer

Chief Executive Officer

New York, New York

April 2, 2008

To Vote by Internet and to Receive Materials Electronically

Read the Proxy Statement

Go to the website www.proxyvote.com that appears on your proxy card.

Enter the control number found in the shaded box on the front of your proxy card and follow the simple instructions. Choose to receive an e-mail notice when proxy statements and annual reports are available for viewing over the Internet. You will cut down on bulky paper mailings, help the environment, and lower expenses paid by NYSE Euronext, your company.

PAGE
INTRODUCTION	1
VOTING INSTRUCTIONS AND INFORMATION	2
Who can vote at the Annual Meeting?	2
What proposals will be voted on at the meeting?	2
How does the Board of Directors recommend I vote?	2
Who is a stockholder of record?	2
How can I view the stockholders list?	3
How do I vote?	3
What do I need to do to attend the Annual Meeting?	3
How can I revoke my proxy or substitute a new proxy or change my vote?	4
If I submit a proxy by Internet, touch-tone telephone or mail, how will my shares by voted?	4
If I hold my shares in “street name” and do not provide voting instructions, can my broker still vote my shares”	4
How many votes are required to transact business at the Annual Meeting?	5
How are votes counted?	5
What are the voting and ownership limitations?	6
Who pays for the expenses of this proxy solicitations?	8
Where can I find more information about NYSE Euronext?	8

ELECTION OF DIRECTORS	9
Board of Directors	9
2008 Annual Meeting	9
Nominees for Election to the Board of Directors	10
Board Recommendation	14

CORPORATE GOVERNANCE	16
Overview	16
Requirements for Directors in our Certificate of Incorporation	16
Director Independence	16
Board Meetings and Committees	17
Audit Committee	19
Human Resources and Compensation Committee	19
Nominating and Governance Committee	20
Employee Complaint Procedures for Accounting, Internal Accounting Controls or Auditing Matters and Procedures for Communications with the Chairman of the Board	20
Policy Regarding Communications with Non-Management Directors	20
Compensation of Directors	20

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	23

COMPENSATION OF EXECUTIVE OFFICERS	25
Compensation Committee Report	25
Compensation Discussion and Analysis (CD&A)	25
NYSE Euronext 2007 Compensation	39
Post-Employment Compensation	44
Potential Payments on Termination and Change-in-Control	48

i

ii

NYSE EURONEXT

11 Wall Street

New York, New York 10005

PROXY STATEMENT

April 2, 2008

INTRODUCTION

We are sending you this proxy statement and the accompanying proxy card in connection with the solicitation of proxies by our Board of Directors for the 2008 annual meeting of stockholders scheduled for Thursday, May 15, 2008, at 8:00 a.m., New York time, at 11 Wall Street, New York, NY 10005. We are mailing this proxy statement and the accompanying proxy card to stockholders on or about April 2, 2008. In this proxy statement, we refer to NYSE Euronext as the “Company,” “we,” “our,” or “us” and the Board of Directors as the “Board.” Whenever we refer in this proxy statement to the “Annual Meeting,” we are also referring to any meeting that results from any postponement or adjournment of the May 15, 2008 meeting.

We are pleased to offer a webcast of the Annual Meeting. If you choose to view the webcast, go to www.nyse.com under the heading “Investor Relations—Calendar & Presentations” shortly before the meeting time and follow the instructions provided. If you miss the meeting, you can view a replay of the webcast on that site until May 22, 2008. Please note that you will not be able to vote your shares via the webcast or ask questions via the webcast. If you plan to view the webcast, please submit your vote using one of the methods described in these materials.

Information on how you may vote at the Annual Meeting (such as granting a proxy that directs how your shares should be voted, or attending the Annual Meeting in person), as well as how you can revoke a proxy, are discussed in this proxy statement below under Voting Instructions and Information.

VOTING INSTRUCTIONS AND INFORMATION

Who can vote at the Annual Meeting?

You may vote your shares at the Annual Meeting only if you were a stockholder of record at the close of business on March 20, 2008. On that date, 265.3 million shares of our common stock were issued and outstanding and we had no other class of equity securities issued and outstanding. Subject to the voting limitations described below under What are the Voting and Ownership Limitations?, you are entitled to one vote for each share of common stock you own for each matter to be voted on at the Annual Meeting. The number of shares you own (and may vote) is listed on the proxy card.

What proposals will be voted on at the meeting?

There are three proposals from NYSE Euronext to be considered and voted on at the meeting:

•	To elect 18 directors of NYSE Euronext to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

•	To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as NYSE Euronext’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

•	To act upon a proposal to approve the NYSE Euronext Omnibus Incentive Plan (as Amended and Restated).

In addition, there is one proposal from a stockholder:

•	To act upon a stockholder proposal relating to certificated shares.

You may also vote on any other business that properly comes before the Annual Meeting.

How does the Board of Directors recommend I vote?

Our Board of Directors unanimously recommends that you vote:

•	“FOR” each of the nominees to the Board of Directors.

•	“FOR” ratification of the selection of PricewaterhouseCoopers LLP as NYSE Euronext’s independent registered public accounting firm for 2008.

•	“FOR” approval of the NYSE Euronext Omnibus Incentive Plan (as Amended and Restated).

•	“AGAINST” the stockholder proposal relating to certificated shares.

Who is a stockholder of record?

During the ten days prior to the Annual Meeting, a list of the stockholders of record as of March 20, 2008 will be available for inspection as described below under How can I view the stockholders list?.

•	If you hold NYSE Euronext common stock that is registered in your name on the records of NYSE Euronext maintained by its transfer agent, Computershare Limited, you are a stockholder of record; or

•	If you hold NYSE Euronext common stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold in “street name.”

If you are a stockholder of record, these proxy materials are being sent to you directly. If you hold shares in street name, these materials are being sent to you by the bank, broker or similar institution through which you hold your shares.

How can I view the stockholders list?

A list of the stockholders of record as of March 20, 2008 will be available for inspection during ordinary business hours at our offices located at NYSE Euronext, 11 Wall Street, New York, NY 10005, for ten days prior to the Annual Meeting, as well as at the Annual Meeting. To make arrangements to review the list prior to the Annual Meeting, stockholders should contact our Secretary at +1(212) 656-2061. In accordance with our security procedures, all persons requesting to inspect the stockholder list, either at our offices or at the location of the Annual Meeting, must present an acceptable form of photo identification, such as a passport or driver’s license, and submit to screening by metal detector and x-ray examination of all packages, handbags and luggage.

How do I vote?

Stockholders in the U.S., Puerto Rico or Canada:

You may submit your proxy with voting instructions in one of four ways:

•

By Internet. The web address and instructions for Internet voting can be found on the enclosed proxy card. You will be required to provide your assigned control number located on the proxy card. Internet voting is available 24 hours a day. If you choose to vote by Internet, then you do not need to return the proxy card. To be valid, your vote by Internet must be received by 11:59 p.m., New York time, on May 14, 2008.

•

By Telephone. The toll-free number for telephone voting can be found on the enclosed proxy card. You will be required to provide your assigned control number located on the proxy card. Telephone voting is available 24 hours a day. If you choose to vote by telephone, then you do not need to return the proxy card. To be valid, your vote by telephone must be received by 11:59 p.m., New York time, on May 14, 2008.

•

By Mail. Mark the enclosed proxy card, sign and date it, and return it in the postage-paid envelope we have provided. To be valid, your vote by mail must be received by 11:59 p.m., New York time, on May 14, 2008.

•	At the Annual Meeting. You can vote your shares in person at the Annual Meeting. (See What do I need to do to attend the Annual Meeting? below).

If you are a U.S., Puerto Rican or Canadian stockholder, you may contact NYSE Euronext’s U.S. solicitation agent, MacKenzie Partners, Inc. (telephone: +1 (800) 322-2885 or +1 (212) 929-5500; email: proxy@mackenziepartners.com) with any questions.

All Other Stockholders:

If you are a stockholder other than a U.S., Puerto Rican or Canadian stockholder, you may contact NYSE Euronext’s proxy solicitor, MacKenzie Partners, Inc. (London office) (telephone: +44 (0) 20 7170 4155; facsimile: +44 (0) 20 7170 4156) or NYSE Euronext Investor Relations – Paris (telephone: +33 1 4927 1512; facsimile: +33 1 4927 1113) for specific information on how to vote your shares or how to attend the Annual Meeting. Please also note that your completed form must be received by your account holder or financial intermediary in sufficient time to ensure that it will be received by NYSE Euronext’s proxy solicitor no later than 11:59 p.m., New York time, on Monday, May 12, 2008.

What do I need to do to attend the Annual Meeting?

You may also attend the Annual Meeting and vote your shares in person by ballot. If you plan to attend the Annual Meeting in person you will need to bring an acceptable form of photo identification, such as a driver’s license or passport, and proof of your ownership of NYSE Euronext common stock as of the close of business on March 20, 2008.

If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the Annual Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of NYSE Euronext common stock as of the close of business on March 20, 2008. Alternatively, in order to vote at the meeting, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

In accordance with our security procedures, all persons attending the Annual Meeting must present their photo identification and submit to screening by metal detector and x-ray examination of all packages, handbags and luggage.

How can I revoke my proxy or substitute a new proxy or change my vote?

Attending the Annual Meeting will not automatically revoke a proxy that was submitted through the Internet or by telephone or mail.

You can revoke your proxy or substitute a new proxy at any time before your proxy is voted at the Annual Meeting as described below.

For a Proxy Submitted by Internet or Telephone:

•	Subsequently submitting in a timely manner a new proxy through the Internet or by telephone; or

•	Executing and mailing a later-dated proxy card that is received by NYSE Euronext prior to 11:59 p.m., New York time, on May 14, 2008; or

•	Voting in person at the Annual Meeting.

For a Proxy Submitted by Mail:

•	Subsequently executing and mailing another proxy card bearing a later date; or

•	Giving written notice of revocation to NYSE Euronext’s Secretary at 11 Wall Street, New York, NY 10005 that is received by NYSE Euronext prior to 11:59 p.m., New York time, on May 14, 2008; or

•	Voting in person at the Annual Meeting.

If I submit a proxy by Internet, touch-tone telephone or mail, how will my shares be voted?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not give voting instructions, your shares will be voted as follows: FOR the election of NYSE Euronext’s director nominees, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as NYSE Euronext’s independent registered public accounting firm for 2008, FOR the approval of the NYSE Euronext Omnibus Incentive Plan (as Amended and Restated), AGAINST the stockholder proposal, and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

If I hold my shares in “street name” through a U.S. financial intermediary and do not provide voting instructions, can my broker still vote my shares?

Under NYSE member rules, a member broker (i.e., a member of the New York Stock Exchange) who holds shares in street name for customers generally has the authority to vote on certain “routine” or “discretionary” proposals if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. Therefore, if your broker holds shares in your name and delivers this proxy statement to you, the broker is entitled to vote your shares for the election of directors and the ratification of the appointment of our independent auditors even if the broker does not receive voting instructions from you. However, certain member brokers will only vote uninstructed shares in the same proportion as all other stockholders vote. These procedures will not apply to stockholders who hold their shares through non-U.S. financial intermediaries.

Under NYSE member rules, the proposal to approve the NYSE Euronext Omnibus Incentive Plan (as Amended and Restated) and the stockholders proposal are “non-discretionary” items, which means that member brokers who have not received instructions from the beneficial owners of NYSE Euronext common stock do not have discretion to vote the shares of NYSE Euronext common stock held by those beneficial owners on these proposals.

How many votes are required to transact business at the Annual Meeting?

A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum (i.e., the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business). Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies returned by brokerage firms for which no voting instructions have been received from beneficial owners. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment or postponement of the Annual Meeting, unless a new record date is set).

How are votes counted?

Election of Directors

Under our Bylaws, a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. However, despite our Bylaw provisions, we have adopted corporate governance guidelines that include a majority vote policy for the election of directors. Under this policy, in non-contested elections, if a director nominee receives a greater number of “withheld” or “against” votes than “for” votes, the director must immediately tender his or her resignation from the Board, and the Board will decide, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, whether to accept the resignation. The NYSE Euronext Corporate Governance Guidelines are available on our website at www.nyse.com under the heading “Investor Relations—Corporate Governance.”

Ratification of the selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. An abstention from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the matter, it will have no effect on the outcome of the vote.

Approval of the NYSE Euronext Omnibus Incentive Plan (as Amended and Restated)

The affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting is required to approve the NYSE Euronext Omnibus Incentive Plan (as Amended and Restated). An abstention from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the matter, it will have no effect on the outcome of the vote.

Stockholder Proposal

The affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting is required to approve the stockholder proposal. An abstention from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the matter, it will have no effect on the outcome of the vote.

Broker Non-Votes

Because directors are elected by a plurality of the votes cast, an abstention, broker non-vote or withheld vote will have no impact on the election, although a director who receives more votes “withheld” than “for” his or her election will be required to submit his or her resignation as described above under Election of Directors above.

In the case of ratification of the appointment of PricewaterhouseCoopers LLP, approval of the NYSE Euronext Omnibus Incentive Plan and the stockholder proposal, only votes cast “for” or “against” the approval or ratification will be considered; abstentions, broker non-votes and withheld votes will not be treated as a vote “for” or “against” the ratification or approval and therefore will have no effect on the vote.

What are the voting and ownership limitations?

Our Certificate of Incorporation places certain ownership and voting limits on the holders of our common stock. Capitalized terms used below are defined in Annex A to this proxy statement. Under our certificate of incorporation:

•

no Person (either alone or together with its Related Persons) may beneficially own shares of our common stock representing in the aggregate more than 20% of the total number of votes entitled to be cast on any matter; and

•

no Person (either alone or together with its Related Persons) shall be entitled to vote or cause the voting of shares of our common stock representing in the aggregate more than 10% of the total number of votes entitled to be cast on any matter, and no Person (either alone or together with its Related Persons) may acquire the ability to vote more than 10% of the total number of votes entitled to be cast on any matter by virtue of agreements entered into by other persons not to vote shares of our outstanding capital stock.

In the event that a Person, either alone or together with its Related Persons, beneficially owns shares of our common stock representing more than 20% of the total number of votes entitled to be cast on any matter, such Person and its Related Persons shall be obligated to sell promptly, and NYSE Euronext shall be obligated to purchase promptly, at a price equal to the par value of such shares of stock and to the extent that funds are legally available for such purchase, that number of shares of our common stock necessary so that such Person, together with its Related Persons, shall beneficially own shares of our common stock representing in the aggregate no more than 20% of the total number of votes entitled to be cast on any matter, after taking into account that such repurchased shares shall become treasury shares and shall no longer be deemed to be outstanding.

In the event that a Person, either alone or together with its Related Persons, possesses more than 10% of the total number of votes entitled to be cast on any matter (including if it possesses this voting power by virtue of agreements entered into by other persons not to vote shares of our outstanding capital stock), then such Person, either alone or together with its Related Persons, will not be entitled to vote or cause the voting of these shares of our capital stock to the extent that such shares represent in the aggregate more than 10% of the total number of votes entitled to be cast on any matter, and NYSE Euronext shall disregard any such votes purported to be cast in excess of this percentage.

The voting limitations do not apply to a solicitation of a revocable proxy by or on behalf of NYSE Euronext or by any officer or director of NYSE Euronext acting on behalf of NYSE Euronext or to a solicitation of a revocable proxy by a NYSE Euronext stockholder in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This exception, however, does not apply to certain solicitations by a stockholder pursuant to Rule 14a-2(b) (2) under the Exchange Act, which permits a solicitation made otherwise than on behalf of NYSE Euronext where the total number of persons solicited is not more than ten.

Our Board of Directors may waive the provisions regarding ownership and voting limits by a resolution expressly permitting this ownership or voting (which resolution must be filed with and approved by the SEC and all required European regulators prior to being effective), subject to a determination of the Board that:

•	the acquisition of such shares and the exercise of such voting rights, as applicable, will not impair:

(i)	the ability of NYSE Euronext, NYSE Group or the NYSE, NYSE Market, Inc., NYSE Regulation, Inc., NYSE Arca, L.L.C., NYSE Arca, Inc. or NYSE Arca Equities, Inc. (together, the “U.S. regulated subsidiaries”) to discharge their respective responsibilities under the Exchange Act and the rules thereunder;

(ii)	the ability of NYSE Euronext, Euronext or the European market subsidiaries to discharge their respective responsibilities under European exchange regulations;

(iii)	the ability of the SEC to enforce the Exchange Act; or the ability of European regulators to enforce European exchange regulations;

•

the acquisition of such shares and the exercise of such voting rights, as applicable, is otherwise in the best interests of NYSE Euronext, its stockholders, its U.S. regulated subsidiaries and its European market subsidiaries;

•

neither the Person obtaining the waiver nor any of its Related Persons is subject to any statutory disqualification (as defined in Section 3(a)(39) of the Exchange Act) if such Person is seeking to obtain a waiver above the 20% level;

•

neither the Person obtaining the waiver nor any of its Related Persons has been determined by a European regulator to be in violation of the laws or regulations adopted in accordance with the European Directive on Markets in Financial Instruments applicable to any European market subsidiary requiring such person to act fairly, honestly and professionally, if such person is seeking to obtain a waiver above the 20% level;

•

for so long as NYSE Euronext directly or indirectly controls NYSE Arca, Inc. or NYSE Arca Equities, Inc., or any facility of NYSE Arca, Inc., neither the person requesting the waiver nor any of its Related Persons is an equity trading permit (“ETP”) holder, an option trading permit (“OTP”) holder or an OTP firm if such Person is seeking to obtain a waiver above the 20% level; and

•

for so long as NYSE Euronext directly or indirectly controls the NYSE or NYSE Market, neither the Person requesting the waiver nor any of its Related Persons is a member or member organization of the NYSE if such person is seeking to obtain a waiver above the 20% level.

In making these determinations, our Board of Directors may impose conditions and restrictions on the relevant stockholder or its Related Persons that it deems necessary, appropriate or desirable in furtherance of the objectives of the Exchange Act, the European exchange regulations and the governance of NYSE Euronext.

For purposes of these provisions, a “European market subsidiary” means a “market operator,” as defined by the European Directive on Markets in Financial Instruments, that:

•	was owned by Euronext on April 4, 2007 and continues to be owned by NYSE Euronext; or

•

is acquired by Euronext after April 4, 2007 (provided that in this case, the acquisition of the market operator shall have been approved by our Board of Directors and the jurisdiction in which such market operator operates is represented in the Euronext College of Regulators).

Our Certificate of Incorporation also provides that our Board of Directors has the right to require any Person and its Related Persons that our Board reasonably believes to be subject to the voting or ownership restrictions summarized above, and any stockholder (including Related Persons) that at any time beneficially owns 5% or more of our outstanding capital stock, to provide to us, upon our Board’s request, complete information as to all shares of our capital stock that such stockholder beneficially owns, as well as any other information relating to the applicability to such stockholder of the voting and ownership requirements outlined above.

If you are a Related Person with another holder of our common stock where either: (i) you (either alone or with your Related Person) may vote shares of common stock representing more than 10% of the then outstanding votes entitled to vote at the Annual Meeting, or (ii) you have entered into an agreement not to vote shares of our common stock, the effect of which agreement would be to enable any Person, either alone or with its Related Persons, to vote or cause the voting of shares of our common stock that represent in the aggregate more than 10% of the then outstanding votes entitled to be cast at the Annual Meeting, then please so notify the Company by either including that information (including each Related Person’s complete name) on your proxy card or by contacting the Secretary by mail at NYSE Euronext, 11 Wall Street, New York, NY 10005, or by phone at +1 (212) 656-2061.

Who pays for the expenses of this proxy solicitation?

We will bear the cost of soliciting proxies. Our directors, officers and employees may solicit proxies on behalf of the Board through regular and electronic mail, telephone, fax and personal contact. MacKenzie Partners, Inc. has been retained to assist in soliciting proxies at a fee of $10,000, plus distribution costs and other expenses. Directors, officers and employees of the Company will receive no additional compensation for soliciting proxies. We will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of stock that those brokerage firms, banks, custodians and fiduciaries hold of record.

Where can I find more information about NYSE Euronext?

We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC and the Autorité des Marchés Financiers (the French securities regulator known as “AMF”). Copies of these filings are available through our Internet website at www.nyse.com and, in the case of SEC filings, on the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, without charge to any stockholder upon written or oral request to our Investor Relations Department at NYSE Euronext, 11 Wall Street, New York, NY 10005, +1 (212) 656-5700 or InvestorRelations@nyx.com.

Householding of Annual Meeting materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our proxy statement and our Form 10-K are sent to multiple stockholders sharing the same address. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Investor Relations Department at NYSE Euronext, 11 Wall Street, New York, NY 10005, +1 (212) 656-5700 or InvestorRelations@nyx.com. If you want to receive separate copies of the proxy statement and our Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Our annual report on Form 10-K for the fiscal year ended December 31, 2007 is not proxy soliciting material.

ELECTION OF DIRECTORS

Board of Directors

Under our Certificate of Incorporation and Bylaws, only our Board of Directors may set the number of directors who may serve on the Board at any time. Our Board of Directors currently consists of twenty-two directors, and following the Annual Meeting will consist of eighteen directors.

At each annual meeting of stockholders, all directors are elected for a one-year term expiring at the next annual meeting of stockholders. Each director will hold office until the director’s successor has been elected and qualified, or until the director’s earlier resignation or removal. Currently, the Board of Directors consists of Jan-Michiel Hessels (Chairman), Marshall N. Carter (Deputy Chairman), Duncan L. Niederauer (Chief Executive Officer), Jean-François Théodore (Deputy Chief Executive Officer), Ellyn L. Brown, Sir George Cox, André Dirckx, William E. Ford, Sylvain Hefes, Dominique Hoenn, Patrick Houël, Shirley Ann Jackson, James S. McDonald, Duncan M. McFarland, James J. McNulty, Baron Jean Peterbroeck, Alice M. Rivlin, Ricardo Salgado, Robert B. Shapiro, Rijnhard van Tets, Karl M. von der Heyden, and Sir Brian Williamson.

2008 Annual Meeting

The Board proposes the election as directors of the persons named below under — Nominees for Election to the Board of Directors for a Term Expiring in 2009 — to hold office for a one-year term expiring at the annual meeting of stockholders to be held in 2009.

If you sign the enclosed proxy card and return it to NYSE Euronext or submit your proxy by touch-tone telephone or via the Internet, your proxy will be voted in favor of our eighteen director nominees, for one-year terms expiring at the annual meeting of stockholders to be held in 2009, unless you specifically indicate that you are withholding authority to vote for one or more of those nominees.

All of the 18 nominees are current directors of NYSE Euronext, having been elected at the annual meeting of stockholders of NYSE Euronext on June 7, 2007. All of the nominees have been recommended for re-election by our Nominating and Governance Committee and approved and nominated for re-election by the Board of Directors. All nominees have agreed to serve on the Board of Directors if they are elected. If any nominee is unable (or for whatever reason declines) to stand for election at the Annual Meeting, proxies will be voted in favor of such other person or persons who are recommended by the Nominating and Governance Committee and designated by the Board of Directors, or else the size of the Board of Directors will be reduced.

The Board has determined, upon the recommendation of the Nominating and Governance Committee, and in accordance with our Corporate Governance Guidelines and our Director Independence Policy, that all of our director nominees are “independent” within the meaning of the rules of the New York Stock Exchange and our Director Independence Policy and have no material relationship with NYSE Euronext, its subsidiaries, or its management (either directly or as a partner, stockholder or officer of an organization that has a relationship with NYSE Euronext), with the exception of Mr. Niederauer, our Chief Executive Officer, and Mr. Théodore, our Deputy Chief Executive Officer. For more information on the Board of Director’s independence determination, see—Corporate Governance—Director Independence.

Additional information, including information concerning the operation of our Board as well as the security ownership and compensation of our directors, is included below in this proxy statement under Corporate Governance—Compensation of Directors and Security Ownership of Certain Beneficial Owners and Management below.

Nominees for Election to the Board of Directors

Set forth below are the name, principal occupation and certain biographical information for each of the nominees for election to the Board of Directors to hold office for a one-year term expiring at the 2009 annual meeting of stockholders:

Jan-Michiel Hessels	Mr. Hessels, age 66, is the Chairman of the NYSE Euronext Board of Directors. He served as chairman of the supervisory board of Euronext since its creation in September 2000 until the merger of Euronext and NYSE Group. Before that, he was a member of the supervisory board of Amsterdam Exchanges since its creation in 1997. He was the chief executive officer of Royal Vendex KBB from 1990 to 2000, and served on the supervisory boards of Royal Vopak N.V. (the Netherlands) from 1999 to 2005, Laurus N.V. (the Netherlands) from 1998 to 2004, B&N.com Inc. from 1999 to 2003 and Schiphol Group N.V. (the Netherlands) from 1993 to May 2006. Mr. Hessels is the chairman of Royal Philips Electronics N.V. (the Netherlands) and SC Johnson Europlant N.V. (the Netherlands), and deputy chairman of the supervisory board of Fortis N.V. (the Netherlands/Belgium), and serves on the boards of Euronext Amsterdam N.V. (a subsidiary of Euronext) and Heineken N.V. (the Netherlands). Mr. Hessels also serves on the international advisory boards of the Blackstone Group and SC Johnson Corporation. In addition, he chairs the board of the Dutch Central Economic Plan Commission.

Marshall Carter	Mr. Carter, age 68, is the Deputy Chairman of the NYSE Euronext Board. Mr. Carter has served on the NYSE Group board since November 2003 and has been chairman of that board since April 2005. Mr. Carter is the former chairman and chief executive officer of the State Street Bank and Trust Company, and of its holding company, State Street Corporation (United States), where he served from 1992 until his retirement in 2001. He joined State Street in July 1991, as president and chief operating officer, and became chief executive officer in 1992 and chairman in 1993. Mr. Carter formerly served as a director of Honeywell International, Inc. (United States) and is currently the chairman of the Board of Trustees of the Boston Medical Center. Mr. Carter was most recently a lecturer in leadership and management at the Sloan School of Management at Massachusetts Institute of Technology and Harvard’s Kennedy School of Government, where from 2001 to 2005 he was a fellow at the Center for Public Leadership and the Center for Business and Government.

Ellyn L. Brown	Ms. Brown, age 58, has served as a director of NYSE Euronext and its predecessors since April 2005. Ms. Brown is also a director of NYSE Regulation and of Financial Industry Regulatory Authority (FINRA). Since 1996, she has been president of Brown & Associates, a corporate law and consulting firm that specializes in operations, compliance and governance services for financial services industry clients. She has taught securities law at Villanova University and at the University of Maryland School of Law. Ms. Brown is a trustee of the Financial Accounting Foundation (parent of the Financial Accounting Standards Board and Government Accounting Standards Board). Ms. Brown was Maryland Securities Commissioner from 1987 to 1992 and a member of the board of the National Association of Securities Dealers Regulation, Inc. from 1996 to 1999. She also served on the board of the Certified Financial Planner Board of Standards, the standard-setting body for the CFP credential, from 2000 to 2004.

Sir George Cox	Sir George, age 67, has served as a director of NYSE Euronext and its predecessors since April 2002. Before that, he was a senior independent director of London International Financial Futures & Options Exchange (LIFFE) (United Kingdom) from 1999 until the acquisition of LIFFE by Euronext in 2002. He was director general of the Institute of Directors, an organization representing individual company directors in the United Kingdom, from 1999 to 2004, and director of Enterprise Insight (United Kingdom) from 2000 to 2005. Sir George also recently served as chairman of the Design Council, the United Kingdom’s national strategic body for design, as a senior independent director of Bradford & Bingley (United Kingdom), and as chairman of charitable organization Merlin (Medical Emergency Relief International). He is also a trustee of VSO, and the president of the Royal College of Speech and Language Therapists, and a council member of Warwick University and chair of the Warwick Business School Board.

William E. Ford	Mr. Ford, age 46, has served as a director of NYSE Euronext and its predecessors since December 2005 and continues to serve on the NYSE Group board. He served as a director of Archipelago from November 2003 to March 2006. Mr. Ford is the chief executive officer and a managing director of General Atlantic LLC (United States), a global private equity firm that provides capital for innovative companies where information technology or intellectual property is a key driver of growth. Mr. Ford has been with General Atlantic LLC since 1991. Investment entities affiliated with General Atlantic LLC own approximately 2.8% of NYSE Euronext’s currently outstanding common stock. Mr. Ford also serves as a director of NYMEX Holdings, Inc. (United States) and Getco Holding Company LLC (United States). He formerly served on the board of Computershare Limited (Australia).

Sylvain Hefes	Mr. Hefes, age 56, has served as a director of NYSE Euronext since April 2007. He joined NM Rothschild & Sons Ltd. (United Kingdom) in 2005 where he serves as senior advisor. Prior to this time, Mr. Hefes was head of European Wealth Management at Goldman Sachs (United States), where he became a partner in 1992 and served as head of the firm’s Paris office and eventually all of the firm’s private banking business in Europe. Mr. Hefes currently serves as chairman of the executive board of Paris Orléans (France), and as a director of Rothschild Continuation Holdings AG (Switzerland).

Dominique Hoenn	Mr. Hoenn, age 67, has served as a director of NYSE Euronext and its predecessors since 2000 and continues to serve as vice-chairman of the supervisory board of Euronext N.V. He is senior advisor of BNP Paribas S.A. (France) and a member of the Collège of the Autorité des Marchés Financiers (France). He represents the BNP Paribas Group in several of its subsidiaries: as chairman of the supervisory board of Klépierre S.A. (France), Klémurs (France) and BNP Paribas Private Equity (France), and as a member of the board of BNP Paribas Luxembourg, BNP Paribas Securities Services (France) and Cooper Neff Asset Management (France). Mr. Hoenn is also a non-executive director of Clearstream International S.A. Luxembourg and LCH.Clearnet Group. He was a member of the board of Vivendi Universal (France) from 2002 to 2003.

Shirley Ann Jackson

Dr. Jackson, age 61, has served as a director of NYSE Euronext and its predecessors since November 2003. Dr. Jackson is also the chairperson of the board of directors of NYSE Regulation and serves on the board of Financial Industry Regulatory Authority (FINRA). Dr. Jackson has been president of

Rensselaer Polytechnic Institute since 1999. From 1995 to 1999, she was chairman of the U.S. Nuclear Regulatory Commission. Dr. Jackson also serves as a director of Federal Express Corporation, Public Service Enterprise Group Incorporated, Marathon Oil Corporation, International Business Machines Corporation and Medtronic, Inc. (all U.S. corporations). Dr. Jackson is both a former president and chairman of the board of the American Association for the Advancement of Science (AAAS). She is also a member of the National Academy of Engineering, the American Philosophical Society and is a fellow of the American Academy of Arts and Sciences and a number of other professional organizations. Dr. Jackson serves as a trustee of the Brookings Institution and is a member of the Council on Foreign Relations. She is a life member of the M.I.T. Corporation (the M.I.T. Board of Trustees). She also is a trustee of Georgetown University and the Emma Willard School (Troy, N.Y.).

James S. McDonald	Mr. McDonald, age 55, has served as a director of NYSE Euronext and its predecessors since November 2003 and continues to serve on the NYSE Group board. Since 2001, Mr. McDonald has been the president and chief executive officer of Rockefeller & Co., a U.S. firm that provides investment management, financial counseling and other services. Prior to joining Rockefeller & Co., he served in various senior positions, among them president and chief executive officer, and as a member of the board of the Pell, Rudman organization (now known as “Atlantic Trust/Pell Rudman”). Mr. McDonald also serves as a director on the boards of CIT Corporation, Rockefeller & Co. and Rockefeller Financial Services (all U.S. corporations) and is chairman of the board of The Japan Society of New York.

Duncan M. McFarland	Mr. McFarland, age 64, has served as a director of NYSE Euronext and its predecessors since June 2006. He retired in June 2004 as the chairman and chief executive officer of Wellington Management Company (United States), one of the largest global, independent investment managers, after a career of nearly 40 years. He currently serves on the board of two public companies, The Asia Pacific Fund, Inc. (United States) and Gannett Co., Inc. (United States), and is also a trustee of the Financial Accounting Foundation (parent of the Financial Accounting Standards Board). Mr. McFarland also serves as an overseer of the New England Aquarium and as a trustee of the Claneil Foundation which primarily serves communities within the greater Philadelphia region, and the Bromley Charitable Trust. He is also a director of New Profit, Inc., a non-government organization that primarily serves inner city constituencies.

James J. McNulty	Mr. McNulty, age 57, has served as a director of NYSE Euronext and its predecessors since December 2005. He served as a director of Archipelago Holdings LLC (United States) from August 2004 to March 2006. Mr. McNulty retired from the Chicago Mercantile Exchange where he served as president and chief executive officer from February 2000 to December 2003, and of Chicago Mercantile Exchange Holdings Inc. from August 2001 to December 2003. He also served as a director on both entities’ boards during that period. Prior to joining the Chicago Mercantile Exchange, he served as managing director and co-head of the Corporate Analysis and Structuring Team in the Corporate Finance Division at Warburg Dillon Read, an investment banking firm now known as UBS Warburg. Mr. McNulty also serves as the senior independent director of ICAP plc and served as a partner at O’Connor & Associates between 1989 and 1993.

Duncan L. Niederauer	Mr. Niederauer, age 48, was appointed chief executive officer and director of NYSE Euronext, effective December 1, 2007, after joining NYSE Euronext in April 2007 as a member of the Management Committee. Mr. Niederauer also serves on the boards of NYSE Group and Euronext N.V. Mr. Niederauer was previously a partner at The Goldman Sachs Group, Inc. (United States) (“GS”) where he held many positions, among them, co-head of the Equities Division execution services franchise and the managing director responsible for Goldman Sachs Execution & Clearing, L.P. (formerly known as Spear, Leeds & Kellogg L.P.). Mr. Niederauer joined GS in 1985. From March 2002 until his resignation in February 2004, Mr. Niederauer also served on the board of managers of Archipelago Holdings, LLC (United States) and thereafter served as an observer to Archipelago’s board of managers in a non-voting capacity until Archipelago’s conversion to a Delaware corporation in August 2004. Mr. Niederauer also serves on the board of trustees for Colgate University.

Baron Jean Peterbroeck	Baron Peterbroeck, age 71, has served as a director of NYSE Euronext and its predecessors since the creation of Euronext in 2000. Before that, he was a member and subsequently the chairman of the Brussels Stock Exchange Committee (since 1981) and the vice-chairman of the board of directors of Brussels Exchanges (since 1999). Baron Peterbroeck is a former member of the supervisory board of Brederode S.A. (Belgium), a position he held from 1985 to 2003. He is also currently chairman of the board of directors of Petercam Group and a member of the supervisory boards of Cobhra N.V., CMB N.V., Koramic N.V., Lixon S.A., and Groupe Lhoist S.A. (all Belgian entities).

Alice M. Rivlin	Dr. Rivlin, age 77, has served as a director of NYSE Euronext and its predecessors since April 2005. Since 1999, Dr. Rivlin has been a senior fellow in the Economic Studies program at the Brookings Institute and is a visiting professor at the Public Policy Institute of Georgetown University. She is the founding director of the U.S. Congressional Budget Office and a former vice chair of the Federal Reserve Board (United States). Dr. Rivlin also served as director of the White House Office of Management and Budget.

Ricardo Salgado	Mr. Salgado, age 63, has served as a director of NYSE Euronext and its predecessors since April 2002. Previously, Mr. Salgado served as chairman of the board of BVLP Sociedade de Gestora de Mercados Regulamentados, S.A. (Portugal), from 2000 until the merger with Euronext in 2002. Currently, he also serves as a member of the executive board of the Espirito Santo Group (Portugal), the vice-chairman and president of the Executive Committee of Banco Espirito Santo (Portugal) and chairman of the board of directors of Espirito Santo Financial Group S.A. (Luxembourg).

Jean-François Théodore

Mr. Théodore, age 61, is deputy chief executive officer, head of Strategy and a director of NYSE Euronext since April 2007. He has been the chief executive officer and chairman of the managing board of Euronext since its creation in September 2000. He started his career with the French Treasury (Direction du Trésor) at the Ministry of Economy and Finance from 1974 to 1990, serving as assistant head of the State Holdings Bureau. He was then seconded for two years to Crédit National. On his return to the Treasury, he was successively appointed Head of the “African States—Franc Zone” Bureau, and head of the Foreign Investment Bureau. In 1984, Mr. Théodore was appointed deputy director in charge of the Banking Department; in 1986, he was appointed deputy director in charge of the

Investments, Public Corporations Department, and in 1990, he became chief executive officer of ParisBourse SBF S.A. He presided over the International Federation of Stock Exchanges (FIBV) for two years (1993-1994), and served as president of the Federation of European Stock Exchanges (1998-2000). Mr. Théodore is the chairman of the supervisory board of Atos Euronext Market Solutions Holdings S.A.S and currently serves on the boards of Euroclear plc and LCH.Clearnet Group Ltd.

Rijnhard van Tets	Mr. van Tets, age 60, has served as a director of NYSE Euronext and its predecessors since May 2003 and continues to serve as the chairman of Euronext N.V. Mr. van Tets is a managing director at Laaken Asset Management N.V. and previously served as an advisor to the managing board of ABN AMRO Bank N.V. (the Netherlands) until May 2007. Mr. van Tets was vice-chairman of the Amsterdam Stock Exchange Association from 1988 to 1989 and a director of Euroclear from 1994 to 1999. Mr. van Tets served as a member of the supervisory board of Reliant Energy N.V. (the Netherlands) from 2000 to 2003 and as a member of the board of Stichting Holland Casino (the Netherlands) from 2000 to 2004. He is the chairman of the supervisory board of Arcadis (the Netherlands) and also a member of the supervisory boards of I.F.F. Holding B.V. (the Netherlands) and Petrofac Ltd. (United Kingdom), chairman of the board of Equity Trust Holdings S.A.R.L. (Luxembourg), member of the supervisory board of Euronext Amsterdam N.V. (a subsidiary of Euronext), chairman of the investment committee of Verenigd Bezit (the Netherlands) and chairman of the board of Stichting Administratiekantoor Buhrmann N.V. (the Netherlands).

Sir Brian Williamson	Sir Brian, age 63, has served as a director of NYSE Euronext and its predecessors since April 2002. Previously, he was chairman of London International Financial Futures & Options Exchange (LIFFE) (United Kingdom), from 1985 to 1988 and from 1998 to 2003 (after the acquisition of LIFFE by Euronext), member of court of the Bank of Ireland from 1990 to 1999, director of the Financial Services Authority (United Kingdom) from 1986 to 1998, member and chairman of the International Advisory Board of Nasdaq (US) from 1995 to 1998, and governor-at-large of the National Association of Securities Dealers (US) from 1995 to 1998. He was also chairman of Gerrard Group plc from 1989 to 1998, and director of Templeton Emerging Markets Investment Trust plc from 2002 to 2003. Currently, Sir Brian is also chairman of Electra Private Equity plc, chairman of MT Fund Management Ltd, chairman of the Armed Forces Charities Advisory Company, advisor of Fleming Family and Partners, director of HSBC Holdings plc, director of Climate Exchange plc, director of Politeia, director of Live-Ex Limited and director of Resolution plc (all United Kingdom entities).

Board Recommendation

Our Board of Directors unanimously recommends you vote FOR the election of each of the nominees listed above to the Board.

The following directors currently serve on our Board, but are not standing for re-election at the Annual Meeting.

André Dirckx

Mr. Dirckx, age 72, has served as a director of NYSE Euronext and its predecessors since 2000. Before that, he was chairman of the board of directors of Brussels Exchanges since 1999 and a member of the board of directors of

Warehouses De Pauw N.V. (Belgium) from 1999 to 2003. He retired from his position as managing director and member of the executive board of Generale Bank in 1998. Mr. Dirckx is currently chairman of the board of Cofinimmo (Belgium), and member of the board of the Belgian charitable organization Petits Riens.

Patrick Houël	Mr. Houël, age 65, has served as a director of NYSE Euronext and its predecessors since May 2004. Mr. Houël has also been a member of the board and the executive committee of LVMH Moët Hennessy Louis Vuitton (France) since 2004, a member of the board of Slivarente (France) since 1988 and chairman of Objectif Small Cap (France) since 1987. Mr. Houël was financial director of LVMH from 1987 to 2004.

Robert B. Shapiro	Mr. Shapiro, age 69, has been a director of NYSE Group since December 1, 2005, having served as a director of the NYSE since November 2003. Mr. Shapiro is former chairman and chief executive officer of Monsanto Company, which at the time was a life-sciences company, and is currently engaged in agricultural business. He was appointed to this position in 1995 after sixteen years with the company and its predecessor, G.D. Searle. Upon the merger of Monsanto with Pharmacia & Upjohn, he served as chairman of the newly formed Pharmacia Corporation until his retirement in February 2001. Mr. Shapiro currently serves as chairman and managing director of Sandbox Industries, LLC.

Karl M. von der Heyden	Mr. von der Heyden, age 71, has served as a director of NYSE Euronext and its predecessors since April 2005. Mr. von der Heyden was vice chairman of PepsiCo from September 1996 to February 2001 and also chief financial officer of PepsiCo until February 1998. He serves on the boards of DreamWorks Animation SKG, Inc. and Macy’s, Inc.

CORPORATE GOVERNANCE

Overview

We have created a governance structure that we believe reflects the highest standards of independence, oversight and transparency. Our Board regularly reviews corporate governance developments and modifies our Corporate Governance Guidelines, committee charters and practices from time to time. At the first meeting of the Board of Directors held on April 5, 2007, following the consummation of the combination of the businesses of NYSE Group and Euronext, our Board adopted the charters of the Audit Committee, the Human Resources and Compensation Committee and the Nominating and Governance Committee, as well as our Corporate Governance Guidelines and the Director Independence Policy of the Board of Directors. Each of these documents is available on our website at www.nyse.com under the heading “Investor Relations—Corporate Governance” and are available in hard copy to any stockholder upon request.

In addition, our Board has adopted a Code of Ethics and Business Conduct that applies to our directors, chief executive officer and chief financial officer, as well as to all other employees, which is also available on our website at www.nyse.com under the heading “Investor Relations—Corporate Governance” and available in hard copy to any stockholder upon request. Any amendment to the NYSE Euronext Code of Ethics and Business Conduct and any waiver applicable to our directors, executive officers or senior financial officers will be posted on our website within the time period required by the SEC and the NYSE.

Requirements for Directors in our Certificate of Incorporation

Our Certificate of Incorporation provides that no person that is subject to any statutory disqualification (as defined under Section 3(a)(39) of the Exchange Act) will be permitted to serve as a director of NYSE Euronext.

Director Independence

NYSE Euronext common stock is listed on the NYSE as well as Euronext Paris. As a company listed on the NYSE, our Board of Directors must comply with the NYSE corporate governance requirements, including the director independence standards. Those standards require that a majority of our Board of Directors be comprised of directors that have no direct or indirect material relationship with NYSE Euronext. In April 2007, we adopted the Independence Policy of the NYSE Euronext Board of Directors (the “Independence Policy”). The Independence Policy sets forth the independence requirements that apply to the members of our Board of Directors, which in several respects go beyond the NYSE standards.

Under our Independence Policy, a director is independent only if the Board of Directors determines that such director does not have any material relationships with NYSE Euronext and its subsidiaries. In making independence determinations, the Board must consider the special responsibilities of a director in light of the fact that NYSE Euronext controls entities that are U.S self-regulatory organizations and U.S. national securities exchanges subject to the supervision of the SEC, as well as entities that are European securities exchanges subject to the supervision of European regulators. The Independence Policy also provides for a transition period for European directors, which exempts the European directors from the independence requirements set forth in the Independence Policy. The transition period ends with this Annual Meeting and will be removed from the Independence Policy in connection with the pending merger with American Stock Exchange LLC. A copy of our Independence Policy is attached to this proxy statement as Annex B and available on our website at www.nyse.com under the heading “Investor Relations—Corporate Governance.”

In March 2008, in connection with the Annual Meeting of stockholders and the election of directors, our Board of Directors reviewed the independence of each director nominee under the standards set forth in our Independence Policy (which include the NYSE listing standards for director independence). The Board considered, among other things, all transactions and relationships between each director or any member of his or her immediate family and NYSE Euronext and its subsidiaries and affiliates over a three-year period. The types of transactions and relationships that could be considered included direct commercial, industrial, banking, consulting, legal, accounting and charitable relationships as well as indirect relationships such as serving as a partner or officer, or holding shares, of an organization that has a relationship with NYSE Euronext and its subsidiaries and affiliates.

Our full Board affirmatively determined that each of Jan-Michiel Hessels, Marshall N. Carter, Ellyn L. Brown, Sir George Cox, William E. Ford, Sylvain Hefes, Dominique Hoenn, Shirley Ann Jackson, James S. McDonald, Duncan M. McFarland, James J. McNulty, Baron Jean Peterbroeck, Alice M. Rivlin, Ricardo Salgado, Rijnhard van Tets, and Sir Brian Williamson were independent.

As part of the independence review undertaken by our Board, our Board of Directors also determined that none of our independent directors had any material relationship with NYSE Euronext or its subsidiaries or management, outside of their directorships on the boards of NYSE Euronext and its subsidiaries. In making its determinations, the Board of Directors considered the following relationships and found them to be immaterial under the NYSE’s listing standards and our Independence Policy:

•

Mr. van Tets’ position as an advisor to the managing board of ABN Amro, which has a U.S. broker-dealer subsidiary that is a NYSE member. This relationship was terminated in May 2007. Before then, Mr. van Tets was entitled to consideration under the transition period under the Independence Policy.

•	Mr. Hoenn’s membership on the board of several subsidiaries of BNP Paribas Group, which has a U.S. broker-dealer subsidiary that is a NYSE member.

•

Mr. Ford’s position as the chief executive officer of General Atlantic LLC, whose affiliated entities own approximately 2.73% of our common stock as of March 20, 2008, and his position on the board of Getco Holdings LLC, whose wholly owned subsidiary, OCTEG, is both an equity and options member of NYSE Arca, Inc.

•	Mr. McNulty’s position as the lead independent director and a remuneration committee member of ICAP plc, which has a U.S. broker-dealer subsidiary that is a NYSE member.

Based upon the Board’s independence review, each of our Audit Committee, Human Resources and Compensation Committee and Nominating and Governance Committee are comprised entirely of directors who have been determined to be independent under the NYSE listing standards.

Board Meetings and Committees

Our current Board was constituted on April 4, 2007 following the consummation of the combination of the businesses of NYSE Group and Euronext. There were seven meetings of the Board in 2007. Our non-management directors meet regularly in executive session without management participation, as required by the NYSE listing standards. Jan-Michiel Hessels has been appointed by the Board as the director presiding at these meetings.

As a matter of Board policy, it is expected that each director will be available to attend substantially all of the meetings of the Board and any committees on which the director serves. Each of our directors attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member, except for Mr. Shapiro, who attended three Board meetings and no committee meetings in 2007. In addition, our policy is that all directors and nominees should attend annual meetings of stockholders. Of our 22 current directors, 21 attended the 2007 annual meeting.

The Board’s standing committees include the following:

Committee	Current Members	Primary Responsibilities	# of Meetings
Audit	James S. McDonald (Chair) Marshall N. Carter James J. McNulty Sylvain Hefes Dominique Hoenn Rijnhard van Tets

•     Appoints, oversees the work of, evaluates the qualifications, performance and independence of, determines compensation for, and where appropriate, terminates, replaces, or rotates, the independent auditor.

•     Reviews and pre-approves, to the extent required by applicable laws and regulations, the scope and general extent of the independent auditor’s services, the significant audit procedures and the estimated audit fees.

•     Reviews the independent auditor’s reports and the internal auditor’s reports.

•     Reviews and approves internal audit plans, recommends changes to the plans and assesses the effectiveness of the internal audit function.

•     Reviews and discusses with management and the independent auditor the financial statements and their preparation, and the adequacy of our internal controls.

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Human Resources and Compensation	Sir Brian Williamson (Chair) William E. Ford Duncan M. McFarland Ricardo Salgado

•     Reviews human resources policies, including the activities relating to recruitment of management committee members.

•     At the request of the Nominating and Governance Committee, advises and assists the Nominating and Governance Committee in reviewing director compensation and benefits.

•     Annually reviews, sets and approves corporate goals and objectives relevant to the compensation of the chief executive officer and deputy chief executive officer, and evaluates the performance of the chief executive officer and deputy chief executive officer in light of these goals and objectives.

•     Reviews and makes recommendations to the board with respect to incentive compensation and equity-based plans.

•     Reviews and approves employment agreements, severance arrangements or change in control agreements.

•     Reviews and discusses the CD&A section in the proxy statement.

6

Committee	Current Members	Primary Responsibilities	# of Meetings
Nominating and Governance	Alice M. Rivlin (Chair) Ellyn L. Brown Marshall N. Carter André Dirckx* Jan-Michiel Hessels Dominique Hoenn

•     Identifies and recommends candidates for election to the Board.

•     Receives and reviews recommendations from stockholders or the public in considering candidates for Board membership and annually reviews and recommends to the Board the candidate nomination policy related to such public nomination.

•     Makes recommendations to the Board with respect to the determination of director independence.

•     Recommends to the Board committee chairman and membership appointments.

•     Reviews and recommends to the Board the compensation and benefits of non-executive directors.

•     Establishes the appropriate process for and oversees the self-assessment of the Board, and oversees the evaluation of management.

			5
Technology	Sir George Cox (Chair) Baron Jean Peterbroeck Shirley Ann Jackson Duncan M. McFarland	• Assesses significant technology opportunities and monitors the progress of special initiatives. • Reviews the annual IT plan and IT budget and monitors the progress of the implementation of the annual IT plan. • Discusses major technology risks and challenges.	7

*	Director is not standing for re-election.

Audit Committee

The Audit Committee is composed of six independent directors and operates pursuant to a written charter that was adopted by the Board on April 5, 2007. Our Audit Committee Charter is available on our website at www.nyse.com under the heading “Investor Relations—Corporate Governance.” The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act.

The Board of Directors has determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that Mr. McDonald is an “audit committee financial expert” within the meaning of the rules of the SEC.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee is composed of four independent directors and operates pursuant to a written charter that was adopted by the Board on April 5, 2007. Our Human Resources and Compensation Committee Charter is available on our website at www.nyse.com under the heading “Investor Relations—Corporate Governance.”

Human Resources and Compensation Committee Interlocks and Insider Participation

No member of the Human Resources and Compensation Committee is a current or former officer or employee of NYSE Euronext or any of its subsidiaries, with the exception of Sir Brian Williamson, who resigned as executive Chairman of Liffe, the predecessor of Euronext. LIFFE, in April 2003. There are no compensation committee interlocks.

Nominating and Governance Committee

The Nominating and Governance Committee is composed of six independent directors and operates pursuant to a written charter that was adopted by the Board on April 5, 2007. The Nominating and Governance Committee Charter is available on our website at www.nyse.com under the heading “Investor Relations—Corporate Governance.”

Our bylaws provide that the Nominating and Governance Committee must be composed of an equal number of U.S. domiciliaries and European domiciliaries.

The Nominating and Governance Committee considers each nominee on his or her individual merits, taking into account the needs of NYSE Euronext and the composition of the Board of Directors. Members of the Nominating and Governance Committee discuss and evaluate director candidates and may employ outside consultants to help identify director candidates. The Nominating and Governance Committee will consider nominees recommended by stockholders and the public.

Employee Complaint Procedures for Accounting, Internal Accounting Controls or Auditing Matters and Procedures for Communications with the Chairman of the Board

Each of NYSE Group and Euronext has adopted whistleblowing policies. NYSE Group has adopted a policy (1) to enable any employee who has a good-faith complaint regarding NYSE Euronext’s accounting, internal accounting controls or auditing matters to communicate that complaint directly to the Audit Committee, and (2) to enable anyone who has a concern about NYSE Euronext to communicate that concern directly to the Chairman of the Board of NYSE Euronext. Such communications may be made on a confidential or anonymous basis and may be emailed, submitted in writing or reported by phone. Employees with complaints regarding accounting matters may report them to the NYSE Euronext General Counsel, John K. Halvey, by mail to NYSE Euronext, 11 Wall Street, New York, NY 10005 or by email to generalcounsel@nyx.com, or through EthicsPoint, a third-party anonymous and confidential reporting website (www.ethicspoint.com) and telephone hotline (+1 (866) 294-4493). Anyone wishing to communicate concerns to the Chairman of the Board, Jan-Michiel Hessels, may mail him at the foregoing NYSE Euronext address or email him at chairman@nyx.com or, alternatively, may forward their concerns through the General Counsel or Ethicspoint. Euronext has adopted a policy to provide a channel for employees to raise in good-faith, concerns regarding matters including unlawful conduct and financial irregularities in a confidential manner. The Euronext policy provides employees with a first, second and third contact option for raising such concerns.

Policy Regarding Communications With Non-Management Directors

We have adopted procedures for reporting concerns regarding accounting and other financial matters as well as for communicating with our independent directors. Any person, whether or not an employee, who has a concern about the conduct of NYSE Euronext, including with respect to our accounting, internal controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern in writing either to NYSE Euronext’s General Counsel or the Chairman of our Board of Directors via regular mail addressed to NYSE Euronext, 11 Wall Street, New York, NY 10005. You may also send an email directly to the General Counsel at generalcounsel@nyx.com, to the Corporate Secretary at corpsecy@nyx.com or to the Chairman of the Board of Directors at chairman@nyx.com.

Compensation of Directors

Upon the recommendation of our Nominating and Governance Committee, our Board of Directors approved a new director compensation plan on April 5, 2007, under which the chairman of our Board of Directors, Jan-Michiel Hessels, is entitled to an annual fee of $450,000, the deputy chairman of our Board of Directors, Marshall Carter, is entitled to an annual fee of $250,000 and the non-management directors are each entitled to an annual fee of $150,000. In each case, 50% of the annual fee is payable in restricted stock units (“RSUs”) granted under the NYSE Euronext 2006 Stock Incentive Plan and 50% is payable in cash. RSUs granted to each director will be delivered upon the director’s retirement, resignation or other termination (except for cause). Additional annual fees, payable entirely in cash, of (a) $25,000 is payable to the chairman of the Audit Committee, James McDonald, and (b) $10,000 is payable to the chairperson of the Nominating and Governance Committee, the Technology Committee and the Human Resources and Compensation Committee, Alice Rivlin, Sir George Cox and Sir Brian Williamson, respectively, and to all members of the Audit Committee other than the chairman. The chairman and deputy chairman, however, do not receive additional annual fees for committee service. Our directors are also reimbursed for their out-of-pocket travel expenses. In addition, in some cases, non-management directors who also serve as directors on the boards of our subsidiaries receive additional compensation for such service.

The following table contains compensation information about the fees and other compensation paid to the members of the NYSE Euronext Board of Directors in the fiscal year ended December 31, 2007, and includes amounts paid by NYSE Group or Euronext for services performed in 2007 prior to the NYSE Group/Euronext business combination transaction.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
Ellyn L. Brown(2)	$118,750	$75,045	$1,009	$194,804
Marshall N. Carter(3)	137,502	125,075	47,435	310,012
Sir George Cox	93,050	75,045	—	168,095
André Dirckx	56,250	75,045	—	131,295
William E. Ford	68,750	75,045	—	143,795
Sylvain Hefes	63,750	75,045	—	138,795
Jan-Michiel Hessels(4)	421,951	225,050	54,778	701,779
Dominique Hoenn(5)	104,248	75,045	—	179,293
Patrick Houël	90,597	75,045	—	165,642
Shirley Ann Jackson(6)	143,750	75,045	—	218,795
James S. McDonald	93,750	75,045	—	168,795
Duncan McFarland	68,750	75,045	—	143,795
James McNulty	78,750	75,045	—	153,795
Baron Jean Peterbroeck	86,343	75,045	—	161,388
Alice M. Rivlin	78,750	75,045	—	153,795
Ricardo Salgado	81,774	75,045	—	156,819
Robert B. Shapiro	71,250	75,045	—	146,295
Rijnhard van Tets(7)	115,736	75,045	20,152	210,933
Karl M. von der Heyden	78,750	75,045	—	153,795
Sir Brian Williamson	86,028	75,045	—	161,073

(1)	This column represents the dollar amount recognized by NYSE Euronext for financial statement reporting purposes in 2007 of RSUs granted in 2007. The compensation expense for these RSUs award is based on the market price of our common stock on the grant date ($84.51) and was recognized entirely in 2007.

(2)	Fees Earned or Paid in Cash includes $50,000 related to service on board of directors of NYSE Regulation, and All Other Compensation consists of $1,009 related to contract security.

(3)	All Other Compensation consists of $25,054 related to car and security-based services provided to Mr. Carter while in New York and $22,381 related to personal and contract security for Mr. Carter.

(4)	Fees Earned or Paid in Cash includes a special one-time payment of $205,500 granted by the former shareholders of Euronext N.V. at its last annual shareholders meeting in recognition of his efforts in connection with the NYSE Group/Euronext business combination transaction. All Other Compensation consists of $46,156 related to reimbursement of value added tax (“VAT”) for payments in the Netherlands and $8,622 related to car and security-based services provided to Mr. Hessels while in New York.

(5)	Includes $19,828 related to service on the Euronext supervisory board.

(6)	Includes $75,000 related to service as member and chairperson of the NYSE Regulation board of directors.

(7)	Fees Earned or Paid in Cash includes $24,353 related to service as a member and chairman of the Euronext supervisory board and as a member of the Euronext audit committee; an additional $10,275 was related to service as a member and chairman of Euronext Amsterdam N.V. All Other Compensation consists of $9,877 related to reimbursement of VAT for payments in the Netherlands.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) reports they file.

Based on our records, and written representations and other information that we received during this fiscal year, we believe that during fiscal 2007 all of such reporting persons complied with all Section 16(a) reporting requirements applicable to them, except as follows:

•	Mr. Chai, former CFO, reported sales of common stock on Form 4 one day late.

•	Mr. Harry failed to timely report his holdings in the Euronext Growth Fund and the Parisbourse Action Fund on his Form 4. The holdings were subsequently reported on Form 5.

•	Mr. Bellegarde failed to timely report his holdings in the Parisbourse Action Fund. The holdings were subsequently reported on Form 4.

•

Mr. Lefebvre, a former management committee member, failed to timely report an award of restricted common stock under the Euronext Executive Incentive Plan. The award was subsequently reported on Form 4.

•

Messrs. Bellegarde, Freedberg, Harry, Marques, Théodore and van der Does de Willebois failed to timely report awards of restricted common stock made on October 24, 2007 and on January 30, 2008, each under the Euronext Executive Incentive Plan. The October awards were subsequently reported on Form 5 and the January awards were subsequently reported on Form 4.

•	Mr. Bellegarde reported the tax withholding from a grant delivered on February 6, 2008 approximately one week late.

•	Mr. Putnam, a former executive officer, failed to file a Form 5 for 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information, as of March 20, 2008, regarding the beneficial ownership of shares of NYSE Euronext common stock by:

•	each person who is known by us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors;

•	each of our named executive officers; and

•	our directors and executive officers as a group.

Unless otherwise indicated, the business address of our director and named executive officers is 11 Wall Street, New York, NY 10005. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of our common stock shown as beneficially owned by that stockholder.

Percentage of beneficial ownership is based on approximately 265.3 million shares of our common stock outstanding as of March 20, 2008.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class
5% Holder:
Atticus Capital LP1 152 West 57th Street 45th Floor New York, NY 10019	24,513,311	9.3%

Directors:
Jan-Michiel Hessels[2]	2,663	*
Marshall N. Carter[3]	4,018	*
Duncan Niederauer4**	17,352	*
Jean-François Théodore5**	141,255	*
Ellyn L. Brown[2]	1,585	*
Sir George Cox[2]	888	*
André Dirckx[2]	888	*
William E. Ford[6]	7,256,798	2.74%
Sylvain Hefes[2]	888	*
Dominique Hoenn[2]	888	*
Patrick Houël[2]	888	*
Shirley Ann Jackson[2]	1,585	*
James S. McDonald[2]	1,585	*
Duncan M. McFarland[7]	3,585	*
James J. McNulty[8]	30,955	*
Baron Jean Peterbroeck[9]	5,788	*
Alice M. Rivlin[2]	1,585	*
Ricardo Salgado[2]	888	*
Robert B. Shapiro[2]	1,585	*
Rijnhard van Tets[2]	888	*
Karl M. von der Heyden[2]	6,585	*
Sir Brian Williamson[2]	888	*

Named Executive Officers:
Joost van der Does de Willebois[10]	7,276	*
Hugh Freedberg[1][1]	72,107	*
Catherine R. Kinney[1][2]	3,354	*
John A. Thain[13]	100	*
Nelson Chai[14]	32,035	*
Directors and executive officers as a group	7,737,695	2.9%

[1]

Based on the Form 13F filed by Atticus Capital LP (“Atticus”) for the calendar year ended December 31, 2007 and the Schedule 13G/A filed by Atticus on February 14, 2008, 7,251,400 of the shares beneficially owned by Atticus are subject to call options on NYSE Euronext common stock.

[2]

Consists of Restricted Stock Units (Director RSUs). An equal number of shares of common stock underlying such Director RSUs will be delivered to the director upon his or her termination of service on the board for any reason other than removal for cause.

[3]	Includes 3,918 Director RSUs.

[4]

Represents one-third of Mr. Niederauer’s Restricted Stock Units (RSUs), which are scheduled to vest and be delivered on April 9, 2008. The remaining RSUs vest and the underlying shares are scheduled to be delivered in two equal installments on April 9, 2009 and 2010.

[5]

Does not include 4,211 performance shares awarded under the 2006 EIP as the actual number of shares to be delivered under those plans is subject to future contingencies beyond the control of either NYSE Euronext or the executive. Does not include 9,810 shares expected to be awarded in February 2009 under the 2006 EIP.

[6]

Includes 7,241,962 shares of common stock held by investment entities affiliated with General Atlantic LLC, which Mr. Ford, as Chief Executive Officer of General Atlantic LLC and a general partner of GAP Coinvestment Partners II, L.P., could be deemed to beneficially own. Mr. Ford disclaims beneficial ownership of the common stock held by such investment entities beyond the extent of his pecuniary interest therein. Includes 14,836 Director RSUs.

[7]	Includes 1,585 Director RSUs.

[8]	Includes 13,955 Director RSUs.

[9]	Includes 888 Director RSUs.

[10]

Does not include 8,423 performance shares awarded under the 2006 EIP as the actual number of shares to be delivered under those plans is subject to future contingencies beyond the control of either NYSE Euronext or the executive. Does not include 4,757 shares expected to be awarded in February 2009 under the 2006 EIP.

[11]

Includes shares underlying exercisable options to purchase 63,134 shares of common stock. Does not include 8,423 performance shares awarded under the 2006 EIP as the actual number of shares to be delivered under those plans is subject to future contingencies beyond the control of either NYSE Euronext or the executive. Does not include 4,757 shares expected to be awarded in February 2009 under the 2006 EIP.

[12]

Includes options to purchase 2,070 shares of common stock. Does not include 12,239 RSUs scheduled to be delivered on March 8, 2009, 4,146 RSUs scheduled to be delivered in two equal installments on February 3, 2009 and 2010, and shares underlying unexercisable options to purchase 4,139 shares of common stock.

[13]	Mr. Thain resigned as Chief Executive Officer of NYSE Euronext on December 1, 2007.

[14]	Mr. Chai resigned as Chief Financial Officer of NYSE Euronext on December 10, 2007.

*	Less than 1% of the class
**	Also a named executive officer

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report

The Human Resources and Compensation Committee of NYSE Euronext reviewed and discussed the Compensation Discussion & Analysis with management. In light of such discussions, the members of the Human Resources and Compensation Committee set forth below recommended to the NYSE Euronext Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement.

Human Resources and Compensation Committee:

Sir Brian Williamson, Chair

William E. Ford

Duncan M. McFarland

Ricardo Salgado

Compensation Discussion and Analysis (CD&A)

This Compensation Discussion & Analysis describes the principles, policies and practices that formed the foundation of our executive compensation program in 2007 and explains how they applied to five of our executive officers: our chief executive officer, chief financial officer and the three other most highly compensated executives. In addition, we also discuss the compensation of our former chief executive officer and former chief financial officer, both of whom left us during 2007. These seven executives are named in the Summary Compensation Table that follows this CD&A, and we collectively refer to them as our “named executives.”

We became an operating company on April 4, 2007, combining the businesses of NYSE Group and Euronext. Before the NYSE Group/Euronext business combination transaction, we conducted no significant business, and executives who were employed by either NYSE Group or Euronext were compensated by that company. To provide you with a complete picture of the compensation of our named executives for 2007, the information in this CD&A and the accompanying tables includes the 2007 compensation paid by NYSE Group or Euronext before the NYSE Group/Euronext business combination transaction.

Objectives and Design of the Compensation Program

We believe that highly talented, dedicated and results-oriented executives are critical to our growth and long-term success. Our compensation policies, as designed and implemented by our Human Resources and Compensation Committee (HR&CC), are structured to attract and retain the highest caliber executive talent and to align our management’s interests with those of our stockholders. We believe that compensation should be tied in part to financial performance so that executives are held accountable through their pay for the performance of the business units for which they are responsible. We also believe that compensation should be tied in part to each executive’s individual performance to encourage and reflect individual contributions to our overall performance and corporate values.

Origin and Status of Our Compensation Programs

Following our formation as an operating company, we sought to integrate NYSE Group’s and Euronext’s respective executive compensation programs. As a result, our 2007 compensation program comprises elements of pre-combination NYSE Group and Euronext practices and post-combination NYSE Euronext practices.

For 2007, our primary compensation vehicle was an annual bonus that was paid in a combination of cash and equity. The annual bonus was entirely discretionary and was designed to be sufficiently flexible to accommodate the substantial organizational and structural changes that our constituent companies have undergone—becoming the world’s first global exchange group in 2007 through a broad range of business combinations.

We expect to further modify our compensation programs in 2008 as we continue to integrate the operations of NYSE Group and Euronext and to build on our current platform. In particular, our Board of Directors and HR&CC have recently approved a long-term compensation program that will complement our annual bonus process. We expect that grants will be in the form of time-vested RSUs (currently expected to be three-year cliff vesting) to approximately 1% of our employees, including all members of our management committee and that the HR&CC will make its first grants under this plan in the second quarter of 2008.

The Board of Directors and the HR&CC recently also considered a policy regarding entering into employment agreements with management committee members in order to increase our ability both to attract and retain talented executives in a consolidating industry and to provide protection to NYSE Euronext (in the form of non-competition and non-solicitation provisions) when executives leave. We currently expect to enter into an employment agreement with each member of our management committee over the course of 2008.

Guiding Principles

As a combined business, our compensation program has been designed around the following guiding principles:

•	Emphasize shared goals and objectives by having management committee members (which includes all the named executives) participate in one unified global compensation program;

•	Attract and retain highly talented, dedicated, results-oriented executives with competitive compensation packages;

•	Encourage and reward strong performance of NYSE Euronext and its respective business units with an annual bonus program that incorporates a strong pay-for-performance relationship;

•	Reward a combination of corporate, operating unit and individual factors, such as individual excellence, integrity, innovation, customer focus, teamwork and emphasis on diversity; and

•	Promote transparency through the use of relatively few, straightforward compensation components.

To maintain the independence of our not-for-profit subsidiary NYSE Regulation, the compensation of its executives is determined solely by its board of directors, and the executives of NYSE Regulation do not participate in some of our general compensation programs, including our equity compensation plans. The HR&CC advises and assists the NYSE Regulation board at its request concerning executive compensation policies and procedures, and we believe that the compensation philosophies of the HR&CC and the NYSE Regulation board are consistent. None of our current named executives is an executive of NYSE Regulation.

Elements of Executive Compensation

To implement our guiding principles, our annual executive compensation program for 2007 comprised three basic elements:

•	Base salary;

•	Cash portion of annual performance bonus; and

•	Equity portion of annual performance bonus.

Base salary

We intend to weight the annual compensation package for our named executives significantly toward performance-based pay to encourage achievement of annual corporate objectives and progress toward long-term goals. Accordingly, we intend that base salary will constitute a relatively small part of overall compensation.

For 2007, we generally continued the salary levels of our named executives as set by NYSE Group and Euronext, respectively, before the NYSE Group/Euronext business combination transaction. Consistent with their location, the salaries of Mr. Niederauer and Ms. Kinney are denominated in dollars, the salaries of Messrs. Théodore and van der Does de Willebois are denominated in euros and the salary of Mr. Freedberg is denominated in pounds sterling. Where we have provided figures in euros or pounds in this CD&A, we have also provided the corresponding amount in dollars based on conversion rates of $1.37 per euro or $2.00 per pound. Ms. Kinney, who was a senior executive with NYSE Group prior to the NYSE Group/Euronext business combination transaction, has been on temporary assignment in Paris since July 1, 2007. Although Ms. Kinney currently is based in Paris, she historically has been based in New York and therefore receives benefits consistent with NYSE Euronext executives based in the United States.

We are working on a compensation program that we anticipate will include a more uniform salary structure among our executives. However, we determined that it was appropriate to finalize the total program before adjusting salaries. We did adjust the salary of Mr. Niederauer to $1,000,000 when he was appointed chief executive officer. The Board of Directors selected this amount as appropriate given his new role and because they wished to differentiate base salary levels between the chief executive officer and other members of the management committee.

Annual Performance Bonus

Our primary compensation vehicle for 2007 was an annual bonus that was paid in a combination of cash and equity. The annual performance bonus is designed to vary significantly from year to year depending on our performance, the performance of the named executive’s particular business unit and the named executive’s individual performance.

The HR&CC will evaluate achievement and determine the level and form of annual performance bonuses each year, including how the award will be allocated between cash and equity. Cash awards are paid in February of the following year and equity awards for the prior year’s performance are generally granted at the same time.

Equity Compensation

We believe that long-term performance is enhanced through an “ownership culture.” Accordingly, the third element of our 2007 annual executive compensation program consisted of paying a part of the annual performance bonus in equity-based compensation.

Equity Portion of 2007 Annual Bonus. For 2007, we paid the equity portion of the annual performance bonus in time-vested restricted stock units (RSUs). For Mr. Niederauer, who joined us after the NYSE Group/ Euronext business combination transaction and who is based in the United States, and for Ms. Kinney, who was formerly with NYSE Group and historically has been based in the United States, we paid half of the annual performance bonus in cash and half in RSUs. For named executives who were formerly with Euronext, we paid two-thirds of the annual bonus in cash and one-third in RSUs. The HR&CC believes that allocating half of the annual performance award to time-vesting equity is consistent with its goals of aligning long-term interests of senior executives and stockholders and fostering executive retention. However, such an allocation would have been a substantial change from the historic compensation practices of Euronext. Accordingly, the HR&CC determined to allocate a smaller portion of the 2007 bonus to equity as part of a transition to a more uniform compensation program.

The RSUs awarded will vest, and the common stock underlying the awards will become deliverable, in equal installments on the first, second and third anniversaries of the date of grant. The HR&CC determined that allocating the equity component to RSUs is consistent with competitive market practice and the current view of best compensation practice. The RSUs further align the executives’ interests with those of NYSE Euronext’s stockholders and foster an “ownership” culture. The vesting periods of the RSUs also have a significant retention effect.

The HR&CC granted the RSUs earned as part of our 2007 annual bonus process at its regular meeting in January. The HR&CC expects that it will regularly award year-end grants at that time each year going forward. The equity-based awards were granted effective February 6, 2008 and were in the form of a specified dollar amount. We released our 2007 fourth quarter and year-end preliminary earning results before the opening of trading on February 5, 2008, and the actual number of equity-based awards received in connection with these grants was based on the closing price of NYSE Euronext’s common stock on that date ($71.03).

Legacy NYSE Group Equity Awards. In January 2007 and before the NYSE Group/Euronext business combination transaction, NYSE Group granted year-end, time-vested equity-based awards with respect to its 2006 performance. We are including these awards in the tables that follow because they were granted in 2007. However, they were earned as part of 2006 performance and were awarded by NYSE Group and not by the combined NYSE Euronext. For 2006, NYSE Group generally allocated its annual performance bonus 50% to cash bonus and 50% to equity-based awards and further allocated, for the named executives and certain other executive officers, the equity-based awards 75% to time-vested RSUs and 25% to time-vested non-qualified stock options.

Legacy Euronext Equity Awards. Euronext did not grant equity awards in 2007. However, at the time of the NYSE Group/Euronext business combination transaction, Euronext had two series of long-term equity-based incentive awards outstanding: the 2005 Executive Incentive Plan (2005 Euronext EIP) and the 2006 Executive Incentive Plan (2006 Euronext EIP). Under the terms of each plan, Euronext managing board members received conditional target share awards of 10,000 Euronext ordinary shares. The actual number of shares earned under each plan could range from zero to 12,000 shares and was to be based on the achievement of earnings-per-share growth over three years relative to a comparator group (which consisted of the Deutsche Börse, OMX, London Stock Exchange, the companies comprising the Euronext 100 and the Financial Economic Section of the FTS Eurofirst 100). Based on the exchange ratio used in the NYSE Group/Euronext business combination transaction, these awards now range from 0 to 15,159 NYSE Euronext shares.

Before the NYSE Group/Euronext business combination transaction, the Euronext supervisory board determined that the target levels for these awards were to be modified for years ending after the NYSE Group/Euronext business combination transaction. Accordingly, the HR&CC adopted targets for 2007 for the 2005 Euronext EIP and targets for both 2007 and 2008 for the 2006 Euronext EIP. These targets were based on budgeted revenues for the legacy Euronext businesses as part of a combined NYSE Euronext. With respect to the 2005 Euronext EIP, the HR&CC also provided that each participant could elect to receive their award at 100% of target level without regard to 2007 performance. None of our named executives made this election.

Awards under the 2005 Euronext EIP were earned and delivered following the completion of 2007 and were conditioned on the recipient continuing to be employed at the time of vesting. The HR&CC determined that Euronext’s earnings-per-share group for the 2005-2006 period was above the 85th percentile of the comparator group and accordingly two-thirds of the awards were earned at the maximum 120%. The HR&CC also determined that Euronext’s budgeted revenues exceeded the maximum level for the 2007 performance period, and the remaining one-third of the awards also were earned at the maximum 120%.

No dividends were payable on shares earned under the 2005 Euronext EIP until the awards vested.

Effect of FAS 123R. We recognize the expense of equity-related awards under Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (FAS 123R). Under FAS 123R, an award is classified as either an equity award or a liability award, which has a significant effect on the compensation expense we recognize for the award. We generally structure our equity-related awards to qualify as equity awards for purposes of FAS 123R and therefore avoid features that are inconsistent with that treatment (such as certain cash-based settlement and repurchase features). For awards classified as equity awards under FAS 123R, the compensation cost recognized generally is fixed for a particular award at the time of grant and is not affected by subsequent changes in the market price of NYSE Euronext shares. NYSE Euronext also takes the FAS 123R value of awards into account when it determines the extent to which it will grant full-value awards (such as RSUs) or option awards.

Stock Incentive Plan and Deductibility. We award equity-based compensation under the NYSE Euronext Stock Incentive Plan (SIP), which we assumed from NYSE Group. The HR&CC administers the SIP and may grant named executives and other eligible employees a variety of awards based on the value of NYSE Euronext common stock, including stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards.

The provisions of Section 162(m) of the Internal Revenue Code generally disallow a tax deduction to a publicly traded company that pays compensation in excess of $1,000,000 to any of its named executives in any fiscal year, unless the compensation plan and awards meet certain requirements. Certain exceptions apply in the case of plans adopted by a private company before becoming publicly traded.

The SIP is intended to constitute a plan, as defined in Treasury Regulation Section 1.162-27(f)(1), for which the deductibility limits under Section 162(m) do not apply during the applicable transition period. In general, the transition period ends upon the earliest of: (1) the expiration of the plan (i.e., 10 years after the date that the plan is approved by stockholders); (2) a material modification of the plan; (3) the issuance of all available stock under the plan; or (4) the first stockholder meeting at which directors are to be elected that occurs after December 31, 2007.

Other Employment Benefits

In addition to the annual compensation components described above, we also maintain employee benefit and perquisite programs for our executives and other employees.

Welfare Benefits. We have broad-based health, dental, vision, life and disability benefit programs. We do not provide any welfare benefit plans, programs or arrangements exclusively to executives.

Retirement Benefits. For named executives based in the United States, we provide these benefits through a tax-qualified retirement savings plan (401(k) Savings Plan) to all eligible employees and a non-qualified arrangement, the Supplemental Executive Savings Plan (“SESP”), for contributions above 401(k) limits. NYSE Group previously froze the accrued benefits of all participants under its defined benefit pension plans and opted instead to focus on its defined contribution benefit programs. Although prior benefits may continue to vest, no new awards under these frozen plans are permitted. Of the named executives, only Ms. Kinney participated in the legacy NYSE Group defined contribution plans as described in the tables that follow this discussion. These plans are no longer part of our compensation program.

For the named executives based in Europe, Messrs. Freedberg, van der Does de Willebois and Théodore, we provide retirement benefits based on their different geographic, legal and tax background. Mr. Théodore has an insurance contract that provides annual retirement benefits immediately upon his retirement. Under this contract, Mr. Théodore is entitled to an amount equal to 75% of his base salary at the time of his retirement, less the value of any French state pension (up to a maximum annual benefit of €375,000 ($513,750)). Euronext makes payments to the insurance company each year in connection with this contract. In 2007, this payment was €383,284 ($525,058). Mr. van der Does de Willebois participates in the Euronext Amsterdam pension scheme, which is available to all Euronext Amsterdam employees. Pursuant to the plan, upon his retirement at age 65, Mr. van der Does de Willebois will receive a pension benefit of €275,603 per year ($377,576) (which amount will be reduced if he retires prior to age 65). Mr. van der Does de Willebois also has an endowment policy that provides for an early retirement pension benefit of approximately €15,221 ($20,853) if he retires between ages 60 and 62. Mr. Freedberg’s retirement arrangements are based on a personal defined contribution regime established with third-party providers. Euronext provides annual contributions to this arrangement. In 2007, this contribution was £107,972 ($215,944).

Perquisites

Consistent with industry practice and to facilitate efficient conduct of business and promote the safety of our senior executives, we provide the following perquisites. The HR&CC intends to review these perquisites on a regular basis.

Car Services. We provide our named executives (other than Mr. Freedberg) with a company car and trained security driver or the use of a designated car service. This convenience is provided primarily for business purposes and commuting. With limited exceptions, the named executives do not reimburse us for the cost of their personal use of these services.

Although we provide this benefit to enhance the security and efficient travel of our key executives, SEC rules require that costs of commuting and other uses not directly and integrally related to our business be disclosed as compensation to the executive. Because we do not track use of these services on the basis contemplated by these SEC rules, we have reported the full cost of these services as income for each executive.

Consistent with Euronext’s practices before the NYSE Group/Euronext business combination transaction, we also lease a car on behalf of Mr. Théodore that is for his personal use and Mr. Freedberg receives an annual car allowance of £9,000 ($18,000) in lieu of a company car and driver. Mr. Freedberg is also reimbursed by us for basic maintenance and service costs associated with his car.

Other. Consistent with Euronext’s practices before the NYSE Group/Euronext business combination transaction, we provide Mr. van der Does de Willebois with the use of a furnished apartment in Paris to accommodate his position which requires him to be based in both Amsterdam and Paris.

We pay for retirement planning and related financial advice provided to Mr. Freedberg by a third party consulting firm. Ms. Kinney receives tax advice related to her expatriate status.

Termination and Change-in-Control Policies

We have instituted a general severance policy for our U.S. employees and some of our European named executives have employment agreements that provide termination benefits. In addition, we provide generally applicable termination protection and change-in-control protection in some of our equity-based awards. We have also instituted provisions that allow us to recover the equity-based awards of employees who engage in activities detrimental to NYSE Euronext.

U.S. Severance Pay Plan. All U.S. employees (other than those covered by a collective bargaining agreement) are eligible to participate in our Severance Pay Plan. The Severance Pay Plan provides for basic and enhanced severance benefits in the event of certain involuntary terminations of employment without cause. Basic severance benefits are equal to two weeks of an employee’s base salary, less any other severance payments that the employee receives. Eligible managerial/professional employees are eligible for enhanced severance benefits. Enhanced severance is generally calculated as two weeks of base pay per year of service up to a maximum of 52 weeks, less any other severance the employee receives. Euronext employees are not eligible to participate in the Severance Pay Plan.

To be eligible for basic and enhanced severance under the Severance Pay Plan, a U.S. participant must be terminated by NYSE Euronext without cause as a result of an involuntary termination of employment due to a business restructuring or such other circumstances as the plan administrator deems appropriate for the payment of severance. Under the plan, “cause” generally means (1) a participant’s failure to satisfactorily perform or observe NYSE Euronext policies or (2) a participant’s seeking to obtain personal gain at the expense of NYSE Euronext, improperly disclosing proprietary information or trade secrets of NYSE Euronext, engaging in illegal conduct or misconduct that is injurious to NYSE Euronext or that would disqualify an employee from continued employment under applicable law or being convicted of, or entering a plea of nolo contendere with respect to, a felony or crime of moral turpitude. All severance benefits are paid in equal installments in accordance with NYSE Euronext’s regular payroll practices. Payment of enhanced severance benefits is conditioned upon the employee executing a release of claims in favor of NYSE Euronext and its related entities.

Employment Contracts. The employment arrangements we have with our European named executives were in place with Euronext before the NYSE Group/Euronext business combination transaction. The HR&CC will evaluate these arrangements as part of its consideration of entering into employment agreements with management committee members.

Currently, Mr. van der Does de Willebois’s employment agreement provides that if his employment is terminated during the term of his contract, he will be entitled to a maximum severance payment equal to one year’s annual salary. If this amount of severance pay is considered to be unreasonable by the Euronext Amsterdam supervisory board, the severance payment may be increased to two years’ annual salary. In the event of failing performance, as referred to in the Dutch Corporate Governance Code, no severance pay will be awarded.

Mr. Freedberg’s employment agreement with Liffe Administration and Management, a wholly owned subsidiary, provides that either Liffe Administration and Management or Mr. Freedberg may terminate his employment upon twelve months’ notice and that Mr. Freedberg may receive compensation in lieu of such notice. Such compensation will be calculated based on annual salary and benefits only (excluding bonuses), with the total cost of benefits not to exceed 33% of annual salary.

None of the other named executives had an arrangement during 2007 for any termination entitlements pursuant to an employment contract. Mr. Thain’s employment agreement did not provide for a termination entitlement.

Equity-Based Awards. Our equity-based awards (other than awards granted under the Euronext EIP) generally provide termination protection if a recipient’s employment is terminated by NYSE Euronext without cause or due to disability or death or if a recipient retires after age 55. Under the terms of equity award agreements, which apply equally to all recipients, the unvested portion of most outstanding awards will automatically become fully vested upon such terminations.

In the event of a change-in-control of NYSE Euronext, the unvested portion of all outstanding equity-based awards (other than awards granted under the Euronext EIP) will automatically become fully vested. In terms of these awards, a “change-in-control” generally involves (1) a change in the majority control of NYSE Euronext, (2) a change in the majority control of NYSE Euronext’s Board of Directors, (3) the consummation of certain business combinations, such as a reorganization, merger, share exchange or sale of all or substantially all of the assets of NYSE Euronext, if our stockholders before the combination do not hold the majority of the shares of the resulting company and the members of our Board of Directors do not hold the majority of seats on the board of the resulting company, or (4) approval of a liquidation or dissolution of NYSE Euronext by its stockholders. The HR&CC determined that accelerated vesting was appropriate in this circumstance to attract and retain executives in our rapidly changing environment.

With respect to awards granted under the legacy Euronext EIP, the Euronext supervisory board will, in the event of a “transaction” with respect to NYSE Euronext, exercise its sole discretion to either (1) waive performance targets and pay out in full the awards, (2) terminate the EIP and pay out awards to the extent it considers appropriate taking into account our performance to date in comparison with the performance targets and such other matters as it considers appropriate, or (3) roll-forward existing awards into an alternative incentive plan.

Forfeiture of Outstanding Awards. Our RSUs provide for forfeiture in the event of a termination for cause, whether or not the RSUs are vested. “Cause” generally includes the willful failure to substantially perform one’s responsibilities, willfully engaging in illegal conduct or misconduct injurious to NYSE Euronext or that would disqualify an executive from continued employment under applicable law or a felony conviction or guilty plea by an executive.

Compensation Decision Process

The HR&CC annually determines the total compensation package for each named executive and sets the compensation level, mix and performance goals for the subsequent year. In making year-end compensation decisions, the HR&CC considers the corporate goals that were developed by it and the Board of Directors in the prior year and evaluates the performance of NYSE Euronext, its respective business units and each named executive’s performance in light of those goals. Although executive compensation decisions are made within the HR&CC’s discretion, the committee seeks input from management and guidance from its outside compensation consultant. In addition, the HR&CC also considers competitive data regarding salaries and incentives awarded to other named executives in a comparator group. The HR&CC significantly weights each named executive’s target compensation package toward performance-based pay.

For 2007, the HR&CC determined the total amount of each executive’s compensation based on the following factors:

•	NYSE Euronext performance (financial, operational, strategic and other goals);

•	Business unit performance (financial, operational and strategic performance of the business unit(s) for which the executive is directly responsible);

•	Individual performance;

•

For named executives other than Mr. Niederauer and Mr. Théodore, the HR&CC considered Mr. Niederauer’s and Mr. Théodore’s assessment of individual performance, which is informed by the 360-degree comprehensive annual performance review of each named executive, encompassing a variety of factors, including integrity, excellence, teamwork, innovation, customer focus and diversity. Prior to leaving NYSE Euronext, Mr. Thain also made recommendations for 2007 bonuses for each named executive, which were taken into consideration by Messrs. Niederauer, Théodore and Mr. Hessels, the chairman of the NYSE Euronext Board.

•

For Mr. Théodore, Mr. Niederauer and Mr. Hessels reviewed his performance, including Mr. Théodore’s 360-degree comprehensive annual performance review, and discussed this performance with the chairman of the HR&CC. A joint recommendation was then presented to the full HR&CC and then the Board of Directors for discussion, review and approval.

•

For Mr. Niederauer, Mr. Hessels discussed his performance with the chairman of the HR&CC and made a recommendation for bonus compensation. The full Board of Directors, including the HR&CC, discussed Mr. Niederauer’s performance at its November meeting. Mr. Niederauer did not have a 360-degree annual performance review in 2007, as he was only with NYSE Euronext for a portion of the year.

•	The executive’s prior-years’ compensation; and

•	The recommendation of Towers Perrin, the HR&CC’s outside compensation consultant.

The HR&CC determined not to establish a particular formula for evaluating performance, and the above factors have not been assigned weights but rather may be considered or weighted by each member of the HR&CC differently. Each of the above factors is considered by the HR&CC in reaching compensation decisions that are designed to be in furtherance of the guiding principles discussed above. See “Compensation Discussion and Analysis—Guiding Principles.” The allocation of total compensation between cash and equity awards is designed to reinforce NYSE Euronext’s compensation objectives. This allocation is further influenced by the relative costs and benefits of the different compensation vehicles.

Role of NYSE Euronext Executives

None of the named executives has any role in determining his or her compensation. However, our chief executive officer and deputy chief executive officer recommend compensation packages for other named executives of NYSE Euronext in light of assessments of the individual contributions and performance of each executive, consideration of prior-year compensation and evaluation of peer group company data. Our chief executive officer provides a similar assessment for our deputy chief executive officer. Their assessments of each executive are based on his or her contributions to achieving the goals outlined by the HR&CC, as well as his or her 360-degree annual performance review. In addition, for 2007, Mr. Thain provided his view regarding compensation prior to his separation.

Independent Consultant

In 2007, the HR&CC retained Towers Perrin as an independent, outside compensation consultant to advise the committee on all compensation matters relating to its senior executive officers. Towers Perrin has provided guidance on our compensation practices and programs, has assisted the HR&CC in the design of a compensation program that combines and builds on the prior practices of NYSE Group and Euronext and provided advice with respect to executive pay packages. Representatives from Towers Perrin also regularly participate in HR&CC meetings.

In 2007, Towers Perrin helped to develop our applicable peer groups, which were reviewed and approved by the HR&CC and our Board of Directors. As a result of this process, the HR&CC designated two peer groups. The first peer group consists of the following publicly traded global marketplaces that are direct competitors of NYSE Euronext:

CBOT Holding, Inc.	CME Group Inc.
Deutsche Börse AG	ICAP PLC
Intercontinental Exchange Inc.	Investment Technology Group Inc.
London Stock Exchange Group PLC	Nasdaq Stock Market Inc.
NYMEX Holdings Inc.	TSX Inc.

The second peer group consists of a blend of U.S. and non-U.S. domiciled companies that have a global reach, in addition to having characteristics such as brand name recognition, regulatory compliance obligations and a technology-dependent business:

AEGON NV	American Express Co.
American International Group Inc.	AXA, Paris
BlackRock Inc.	Dimension Data Holdings Plc
Genworth Financial Inc.	ING Group NV
Lloyds TSB Group plc	MasterCard Inc.
MetLife Inc.	Prudential Financial Inc.
Royal Bank of Scotland Group plc	Société Générale Group
Wells Fargo & Co.	WPP Group plc

The peer groups were redistributed to the HR&CC and to our Board of Directors prior to any discussion of year-end compensation. Peer group results were used to inform the HR&CC and the Board of Directors of comparable pay at peer organizations. However, the HR&CC does not specifically target any part of annual compensation to a percentile range of our peer group.

2007 Compensation

The HR&CC considers compensation on the basis of direct compensation and indirect compensation as follows:

Direct Compensation	Indirect Compensation
• Salary	• Change in pension value

• Annual performance awards earned	– Includes annual increase in actuarial pension present value

– Includes cash and fair value of equity awards – Includes awards even though they may be subject to vesting that requires an executive to remain employed	– Would include above-market earnings on deferred compensation, but we do not have plans that provide for above-market earnings – Calculated in same way as current SEC requirement

• Multi-year and special awards earned	• All other compensation

– Includes awards granted outside of the normal annual process

–     Would include performance awards relating to the achievement of multi-year targets (which would be reflected below in the year the performance level is determined), but we have not issued these types of awards

– Includes awards even though they may be subject to vesting that requires an executive to remain employed

The following table summarizes the compensation of our named executives on this basis, which is different from the basis required in the Summary Compensation Table that follows this CD&A. Some of the differences are that the following table (1) distinguishes between awards that are a part of the annual compensation process and other multi-year and special awards that are granted outside of that process and (2) presents time-vested equity awards based on fair value and not on the basis of financial expense that we recognized with respect to such awards.

Compensation Earned in 2007

		Annual Performance Awards				Indirect Compensation
Name and Principal Position	Salary	Cash Bonus	RSUs	Total Direct Annual Compensation	Multi- Year & Special Awards	Change in Pension Value	All Other Compensation	Total
NYSE Euronext
Duncan L. Niederauer Chief Executive Officer	$548,077	$2,000,000	$2,000,000	$4,548,077	$5,000,000	—	$58,167	$9,606,244

Jean-François Théodore Deputy Chief Executive Officer, Head of Strategy	815,150	1,461,790	730,210	3,007,150	—	—	814,346	3,821,496

Joost van der Does de Willebois Acting Chief Financial Officer	524,025	746,650	373,325	1,644,000	—	158,920	395,148	2,198,068

Hugh Freedberg Group Executive Vice President, Head of Global Derivatives	770,000	1,540,000	770,000	3,080,000	—	—	246,866	3,326,866

Catherine R. Kinney Group Executive Vice President, Head of Global Listings	750,000	875,000	875,000	2,500,000	—	430,490	556,341	3,486,831

Former Executives
John A. Thain Former Chief Executive Officer	706,731	—	—	706,731	—	—	227,899	934,630

Nelson Chai Former Chief Financial Officer	721,152	—	—	721,152	—	—	169,048	890,200

NYSE Euronext 2007 Objectives and Results

2007 was an exceptional year for NYSE Euronext—both in terms of the challenges faced and the strides made in achieving many of the significant goals set by the Board of Directors for the year. The HR&CC’s compensation decisions for 2007 were based on its consideration of our progress in achieving the financial, operational, strategic and related corporate goals and objectives described below. These goals and objectives were developed beginning shortly following the NYSE Group/Euronext business combination transaction and were further developed throughout the year. Management provided the Board of Directors with regular updates on the progress of performance in furtherance of these goals and objectives.

The HR&CC found that the named executives were instrumental in the achievement of the following goals and that their individual efforts contributed strongly to our results this year. We benefited not only from the diverse experience and expertise of these individuals, but also from their direct and forceful advocacy on our behalf. The named executives exceeded targeted performance goals while steering a much larger and more diverse business and simultaneously pursuing further growth globally.

Financial Objectives. For 2007, the HR&CC considered the following financial objectives that the HR&CC has determined were accomplished:

•	Achieved earnings per share on a pro forma non-GAAP basis of $2.65 compared to earnings per share on a pro forma non-GAAP basis in 2006 of $1.83;

•	Achieved higher pre-tax margin on a non-GAAP pro forma basis (excluding Section 31 fees, liquidity payments and routing and clearing fees) growth of 36% in 2007 relative to 28% in 2006;

•

Succeeded in making NYSE Group compliant with Section 404 of the Sarbanes-Oxley Act of 2002 as of fiscal year-end 2007, achieved significant progress in preparing Euronext for compliance as of fiscal year-end 2008 and expect NYSE Euronext to be fully compliant as of fiscal year-end 2008; and

•	Developed more efficient tax strategies.

In addition, the HR&CC also established a goal of positive stockholder return for 2007, which was deemed not to have been accomplished.

Operational Objectives. For 2007, the HR&CC evaluated the following operational objectives that the HR&CC has determined have been largely accomplished:

•	Achieved many of the integration objectives relating to the NYSE Group/Euronext business combination transaction;

•	Achieved listing targets;

•

Succeeded in implementing the NYSE Hybrid Market and introducing new products and platforms while maintaining platform performance; though U.S. market share goals were not met, we maintained strong market share in Europe; and

•	Developed new market data products, pending SEC approval.

Strategic Objectives. For 2007, the HR&CC considered the following strategic goals, all of which the HR&CC has determined have been largely met or exceeded:

•	Completed the NYSE Group/Euronext business combination transaction;

•

Continued to build out globally through acquisition of stakes in India’s National Stock Exchange and Bovespa, the owner of Brazil’s largest exchange, entering into an alliance with the Tokyo Stock Exchange and opening a representative office in Beijing;

•	Continued to explore ways to expand derivatives business;

•

Continued to develop the technology roadmap for NYSE Euronext, including the successful negotiation of a memorandum of understanding with Atos Origin, an international IT services company, for the insourcing of technology that supports NYSE Euronext in Europe;

•	Completed integration of NYSE Arca and SIAC technology organizations and continued to integrate their respective technologies and platforms; and

•

Worked with the NASD to create FINRA, the largest, non-governmental regulatory organization for securities brokers and dealers doing business in the United States, through the consolidation of the member regulation, enforcement and arbitration operations of the NYSE with NASD.

Corporate-related Objectives. In 2007, the HR&CC also focused on the achievement of certain corporate-related goals concerning succession planning and management’s continued commitment to strengthening the leadership position of our marketplace. We also succeeded in creating an international governance structure and strengthened the control process.

Individual Factors. The HR&CC (and the Chairman of the Board of Directors, in the case of Mr. Niederauer and Mr. Théodore) also considered individual factors for each of the named executives based on his or her contributions to achieving the goals outlined by the HR&CC and the factors identified in each executive’s 360-degree annual performance review.

HR&CC 2007 Compensation Decisions

Mr. Niederauer. Mr. Niederauer was appointed Chief Executive Officer of NYSE Euronext, effective December 1, 2007. As we have described under “Base salary”, Mr. Niederauer’s salary was raised to $1,000,000 as part of this appointment. From the time he joined NYSE Euronext in April 2007 until his appointment as Chief Executive Officer, Mr. Niederauer served as our Head of U.S. Cash Markets.

Until his appointment as Chief Executive Officer, Mr. Niederauer had a target bonus of $3,250,000, which was not to be pro rated to reflect his joining NYSE Euronext in April 2007. The Chairman of the NYSE Euronext Board reviewed Mr. Niederauer’s performance for 2007 and determined he had exceeded the Board of Directors’ expectations. As noted above, for each named executive, the HR&CC considered NYSE Euronext, business unit and individual performance. With respect to NYSE Euronext performance, the HR&CC noted in particular the increase in earnings per share and pre-tax margin targets, factors considered with respect to all of the named executives. With respect to business unit and individual performance, the HR&CC also noted Mr. Niederauer’s role in achieving integration objectives related to the NYSE Group/Euronext business combination transaction and the development of the NYSE Hybrid Market. The HR&CC also considered Mr. Niederauer’s successful transition to the role of Chief Executive Officer following Mr. Thain’s departure in November 2007. After a review of his compensation package at hiring along with the revised compensation package set in connection with his promotion to Chief Executive Officer, as well as peer group data and performance, the HR&CC and the Board of Directors awarded him an annual performance bonus of $4,000,000, for a total, when added to his base salary, of $5,000,000. The HR&CC considered an amount of total compensation between Mr. Niederauer’s pre-CEO target and post-CEO target (described below) appropriate. The HR&CC also noted that the total compensation amount was consistent with median of the global marketplace peer group for chief executive officers and significantly less than the median of the broader company peer group. The HR&CC allocated 50% of his annual performance bonus to cash, and 50% to time-vested RSUs. The RSUs will vest over three years.

In addition, Mr. Niederauer received a special one-time grant of $5,000,000 RSUs in 2007 in connection with his joining NYSE Euronext. These RSUs will vest over three years. The HR&CC and the Board of Directors determined that this award was necessary and appropriate in a competitive market to attract Mr. Niederauer to NYSE Euronext, particularly as Mr. Niederauer would be taking a significant compensation reduction from his previous position.

For 2008, we have agreed that Mr. Niederauer will be eligible for a target annual performance bonus of $5,000,000, split evenly between cash and equity, for a total compensation target of $6,000,000. The HR&CC believed that this target was appropriate based on Mr. Niederauer’s prior compensation by NYSE Euronext, Mr. Thain’s prior compensation and a review of peer group data. In addition, we have agreed that Mr. Niederauer will participate in the long-term incentive plan currently under design.

Mr. Théodore. Mr. Niederauer and Mr. Hessels reviewed and discussed Mr. Théodore’s performance for 2007 with the HR&CC. In addition to the NYSE Euronext performance factors noted above, the HR&CC considered Mr. Théodore’s role in the successful completion of the NYSE/Euronext business combination transaction, as well as the achievement of related integration objectives. Mr. Théodore also played a major role in our acquisition of a stake in Bovespa and our successful negotiation of a memorandum of understanding with Atos Origin to insource Atos Euronext Market Solutions. Based on their determination that Mr. Théodore had exceeded expectations for the year and their joint recommendation, the HR&CC and Board of Directors awarded him an annual performance bonus of €1,600,000 ($2,192,000). Together with his base salary, Mr. Théodore received total compensation of €2,195,000 ($3,007,150). The HR&CC believed this amount to be consistent with the total compensation paid to Mr. Théodore by Euronext in 2006, which the HR&CC believed was appropriate in light of the achievements discussed above. The HR&CC allocated 67% of his annual performance bonus to cash, and 33% to time-vested RSUs. The RSUs will vest over a period of three years.

Mr. van der Does de Willebois. The HR&CC agreed with Mr. Niederauer’s and Mr. Théodore’s recommendation and awarded an annual performance bonus of €817,500 ($1,119,975). Together with base salary, Mr. van der Does de Willebois received total compensation of €1,200,000 ($1,644,000). In particular, the HR&CC considered Mr. van der Does de Willebois’s contributions to achieving integration objectives related to the NYSE/Euronext business combination transaction, developing the infrastructure to prepare Euronext to be Sarbanes-Oxley compliant as of fiscal year-end 2008, and his contributions as acting Chief Financial Officer for NYSE Euronext following Mr. Chai’s departure.

Mr. Freedberg. The HR&CC agreed with Mr. Niederauer’s and Mr. Théodore’s recommendation and awarded an annual performance bonus of £1,115,000 ($2,310,000). Together with base salary, Mr. Freedberg received total compensation of £1,540,000 ($3,080,000). The HR&CC noted Mr. Freedberg’s role in achieving growth in our derivatives business, as evidenced by a 30% increase in trading volume in derivatives contracts in Europe in 2007 from 2006.

Ms. Kinney. In light of Mr. Niederauer’s and Mr. Théodore’s recommendation and noting Ms. Kinney’s role in integrating our global listings operations and increasing the number of overall listings by 429 in 2007, the HR&CC awarded an annual performance bonus of $1,750,000. Together with base salary, Ms. Kinney received total compensation of $2,500,000.

Note Regarding Equity Grant Calculations.

The equity portions of NYSE Group’s named executives’ annual performance awards were granted at the HR&CC’s January 2008 meeting. Because these awards were granted in 2008, they do not appear in the Summary Compensation Table that follows this CD&A. The Summary Compensation Table reflects only the equity compensation expense that we recognized under FAS 123R in 2007 for equity awards to the named executives. The equity portion of the 2007 annual performance awards will first appear in the 2008 line of next year’s Summary Compensation Table.

Messrs. Thain and Chai. We did not pay an annual performance bonus or any other type of termination pay to Messrs. Thain and Chai in connection with their departures. The HR&CC did amend Mr. Chai’s then-exercisable options to be exercisable until thirty days after the date of our earnings release for 2007, which we believe was consistent with best practices given Mr. Chai’s departure during the last month of our fiscal year.

Conclusion

NYSE Euronext’s compensation policies are designed to retain our senior executive officers, to motivate them to achieve corporate performance goals, to create stockholder value and ultimately to reward them for outstanding performance. The HR&CC believes that the executive compensation plans and programs with respect to fiscal year 2007 were both competitive and appropriate based on NYSE Euronext’s performance over this past year.

NYSE Euronext 2007 Compensation

Compensation of the Named Executives for 2007

NYSE Euronext was formed to consummate the combination of NYSE Group and Euronext, and conducted no significant business before such combination. Accordingly, before April 4, 2007, no compensation was paid to any executive officer of NYSE Euronext for serving in such capacity. Rather, those of our executives who were employees of NYSE Group or Euronext before the NYSE Group/Euronext business combination transaction were compensated by the respective entity. To provide you with a complete picture of the compensation of our named executives, the information in this proxy statement includes the 2007 compensation paid by NYSE Group or Euronext before the NYSE Group/Euronext business combination transaction.

The following tables contain information about NYSE Euronext’s Chief Executive Officer, Chief Financial Officer, the three other most highly paid executive officers in 2007, its former Chief Executive Officer and its former Chief Financial Officer.

Summary Compensation Table

Name and Principal Position(1)	Year	Salary		Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation	Change in Pension Value(4)	All Other Compensation (5)	Total
Current Executives
Duncan L. Niederauer Chief Executive Officer	2007	$548,077	(6)	$2,000,000	$2,291,428	—	—	—	58,167	$4,897,672
Jean-François Théodore(7) Deputy Chief Executive Officer	2007	815,150		1,461,790	342,927	—	—	—	814,346	3,434,213
Joost van der Does de Willebois(7) Acting Chief Financial Officer	2007	524,025		746,650	342,927	—	—	158,920	395,148	2,167,670
Hugh Freedberg(7) Group Executive Vice President, Head of Global Derivatives	2007	770,000		1,540,000	342,927	—	—	—	246,866	2,899,793
Catherine R. Kinney Group Executive Vice President, Head of Global Listings	2007	750,000		875,000	479,276	115,538	—	430,490	556,341	3,206,645
Former Executives
John A. Thain Former Chief Executive Officer	2007	706,731		—	—	—	—	—	227,899	934,630
Nelson Chai Former Chief Financial Officer	2007	721,152		—	—	—	—	—	169,048	890,200

(1)	Before the NYSE Group/Euronext business combination transaction, Messrs. Théodore, van der Does de Willebois and Freedberg were executive officers of Euronext and Ms. Kinney and Messrs. Thain and Chai were executive officers of NYSE Group, and each executive officer was compensated by the respective entity. Mr. Niederauer joined NYSE Euronext in April 2007.

(2)	This column represents the dollar amount recognized by NYSE Euronext for financial statement reporting purposes in 2007 (without regard to any estimate of forfeiture related to service-based vesting conditions) for (1) RSUs granted by NYSE Euronext in 2007 to Mr. Niederauer as a sign-on bonus, (2) RSUs granted by NYSE Group in 2007 to Ms. Kinney in connection with her 2006 annual performance bonus and (3) grants made in 2006 and 2007 by Euronext under the Euronext EIP. The compensation expense for these RSUs and awards under the Euronext EIP is based on the market price of the shares underlying the awards on the grant date and recognized ratably over the vesting period.

We granted RSUs as part of the 2007 annual incentive bonus awarded to each named executive of NYSE Euronext. However, because these grants were not made until after the end of this year, we did not recognize any compensation expense for them in 2007 and they are therefore not reflected in this column. These RSU grants are described in the CD&A that precedes this table.

(3)	This column represents the dollar amount recognized by NYSE Euronext for financial statement reporting purposes in 2007 (without regard to any estimate of forfeiture related to service-based vesting conditions) for stock options outstanding during the year previously granted by NYSE Group to Ms. Kinney. The compensation expense for these stock options was estimated using the Black-Scholes option pricing model with the following assumptions: expected volatility of 30%, risk-free interest of 4.8%, expected term to exercise of seven years and no dividend yield. The expense is recognized ratably over the vesting period. The “Outstanding Equity Awards at Fiscal Year-End” table that follows provides additional detail regarding these options. NYSE Euronext did not grant any options as part of the 2007 annual incentive bonus.

(4)	This column represents the total change in the actuarial present value of the accumulated benefit under all of NYSE Euronext’s defined benefit pension plans. These plans are described under the heading “Pension Benefits” below, and the associated 2007 Pension Benefits Table provides additional detail regarding the amounts in this column.

(5)	This column includes the incremental cost of perquisites, NYSE Euronext contributions to defined contribution retirement plans (including matching contributions and retirement accumulation contributions under NYSE Group’s 401(k) savings plans and Supplemental Executive Savings Plan) and life insurance premiums paid by NYSE Euronext. This column also includes costs incurred by NYSE Euronext in connection with Ms. Kinney’s expatriate benefits. The “All Other Compensation” table that follows provides additional detail regarding the amounts in this column.

(6)	In connection with his appointment as Chief Executive Officer, Mr. Niederauer’s annual salary was raised to $1,000,000 from $750,000, effective December 1, 2007. The $548,077 reflected in the table above represents the pro rated amount of his salary actually paid to him in 2007 subsequent to his joining NYSE Euronext in April 2007.

(7)	For Messrs. Théodore and van der Does de Willebois, this table represents the dollar equivalent of amounts earned in euros, based on $1.37 per euro. For Mr. Freedberg, this table represents the dollar equivalent of amounts earned in pounds sterling, based on $2.00 per pound sterling.

Detail regarding perquisites, benefits and all other compensation

The following table details the incremental cost of perquisites received by each of the named executives, as well as the other elements of compensation listed in the “all other compensation” column of the summary compensation table, for 2007.

2007 All Other Compensation

	Perquisites and Benefits			Retirement Plan Contributions	Life Insurance	Payment Related to Overseas Assignment		Other		Total
Name(1)	Personal Use of Car Service/ Car Lease	Other
Current Executives
Duncan L. Niederauer	$13,645	—		$38,219	$6,303	—		—		$58,167
Jean-François Théodore	281,313	—		—	6,053	—		$526,980	(2)	814,346
Joost van der Does de Willebois	154,665	71,422	(3)	153,539	—	—		15,522		395,148
Hugh Freedberg	19,862	4,624		—	6,436	—		215,944	(4)	246,866
Catherine R. Kinney	126,436	—		90,000	8,625	160,511	(5)	170,769	(6)	556,341

Former Executives
John A. Thain	160,383	17,851		41,538	8,127	—		—		227,899
Nelson Chai	117,486	—		43,269	8,293	—		—		169,048

(1)	For Messrs. Théodore and van der Does de Willebois, this table represents the dollar equivalent of amounts earned in euros, based on $1.37 per euro. For Mr. Freedberg, this table represents the dollar equivalent of amounts earned in pounds sterling, based on $2.00 per pound sterling.

(2)	Includes $525,058 paid by Euronext for insurance contract premiums relating to retirement arrangements in lieu of pension benefits.

(3)	Consists of $71,422 relating to Mr. van der Does de Willebois’s use of a furnished apartment in Paris to accommodate his position which requires him to be based in both Amsterdam and Paris.

(4)	Consists of $215,944 paid by Euronext to Mr. Freedberg and earmarked for contribution to a personal defined contribution regime established with third-party providers in lieu of pension benefits.

(5)	During 2007, we provided certain benefits to Ms. Kinney related to her expatriate status. These benefits included $72,944 in rent expense, $14,085 in relocation expenses, $38,013 in foreign goods and services allowance, $21,008 currency allowance and $14,462 in other miscellaneous expenses.

(6)	Consists of $170,769 paid by NYSE Euronext to Ms. Kinney for accrued sick days. This payment was approved by the NYSE Group board of directors in December 2007 but will not be paid until April 2008.

The incremental cost of personal use of automobiles and drivers was based on the full cost to NYSE Euronext. Although we provide this benefit to enhance the security and efficiency of our key executives, SEC rules require that costs of commuting and other uses not directly and integrally related to our business be disclosed as compensation to the executive. Because we do not track use of these services on the basis contemplated by these SEC rules, we have reported the full cost here.

Employment Agreements with Named Executives

The employment arrangements we have with our European named executives were in place with Euronext before the mergers. The HR&CC will evaluate these arrangements as part of its consideration of entering into employment agreements with management committee members.

Mr. Niederauer. Mr. Niederauer has a letter agreement, dated November 14, 2007, which provides that Mr. Niederauer’s annual salary is $1,000,000 (effective as of December 1, 2007). Mr. Niederauer is also eligible for a bonus target in 2008 of $5,000,000, split evenly between cash and equity, for a total compensation target of $6,000,000. The form of equity will be determined by the HR&CC and approved by the full Board of Directors. The performance criteria bonus will be set annually by the Board of Directors. In addition, Mr. Niederauer will participate in the long-term incentive plan recently approved by the HR&CC and the Board of Directors.

Mr. Théodore. Mr. Théodore’s services are governed by a mandate issued in 1990 by Euronext Paris S.A. (formerly Société des Bourses Françaises and Paris Bourse S.A), a wholly owned subsidiary of Euronext. The mandate has an indefinite term, and may be terminated by either party without notice at any time.

Mr. van der Does de Willebois. Mr. van der Does de Willebois has an employment agreement with Euronext Amsterdam, a wholly owned subsidiary. His contract provides for a four-year term that began on November 1, 2004. The contract may be renewed by the Euronext Amsterdam supervisory board in accordance with its terms, each time for a period of no more than four years.

Under the terms of the contract, Mr. van der Does de Willebois is entitled to an annual salary of €382,500 ($524,025) with an annual bonus potential of up to 125% of annual salary. In addition, Mr. van der Does de Willebois is entitled to lease a car in accordance with the car lease scheme of Euronext Amsterdam, and to a company car and chauffeur for travel relating to his activities in and around Amsterdam, including commuting.

Euronext Amsterdam may terminate Mr. van der Does de Willebois’s employment upon six months’ notice, and Mr. van der Does de Willebois may terminate his employment upon three months’ notice. If Mr. van der Does de Willebois’s employment is terminated during the term of his contract, he will be entitled to a maximum severance payment equal to one year’s annual salary. If this amount of severance pay is considered to be unreasonable by the Euronext Amsterdam supervisory board, the severance payment may be increased to two years’ annual salary. In the event of failing performance, as referred to in the Dutch Corporate Governance Code, no severance pay will be awarded.

Mr. Freedberg. Mr. Freedberg has an employment agreement with Liffe Administration and Management, a wholly owned subsidiary. Mr. Freedberg’s contract term began on October 12, 1998 and is for an indefinite period. Mr. Freedberg is entitled to an annual salary of £385,000 ($770,000) and an annual bonus potential of up to 225% of annual salary.

Either Liffe Administration and Management or Mr. Freedberg may terminate his employment upon twelve months’ notice. Mr. Freedberg may receive compensation in lieu of such notice. Such compensation will be calculated based on annual salary and benefits only (excluding bonuses), with the total cost of benefits not to exceed 33% of annual salary.

Mr. Thain had an employment agreement that was entered into at the time Mr. Thain joined the NYSE in 2004. In December 2006, NYSE Group revised the agreement with Mr. Thain to reduce his annual salary to $750,000 and to provide for a combined annual cash and equity incentive target of $5.25 million. Mr. Thain’s employment agreement did not provide for a termination entitlement.

2007 Grants of Plan-Based Awards

Sign-on Grant to Mr. Niederauer. In 2007, in connection with his joining NYSE Euronext, Mr. Niederauer received a special one-time grant of RSUs valued at $5,000,000. Consistent with the RSUs awarded in 2007 as annual performance bonus compensation described above, these RSUs will vest and the underlying shares are delivered ratably over a three-year period beginning on April 9, 2007.

2007 Annual Performance Bonus Awards. Effective February 6, 2008, the HR&CC granted RSU awards to each of the named executives (other than Messrs. Thain and Chai) under the NYSE Euronext Stock Incentive Plan (SIP) as part of the 2007 annual performance bonus. See “—Compensation Decision Process” and “HR&CC Compensation Decisions” above for a discussion of the factors considered in determining these award amounts. The RSUs vest and the underlying shares are delivered ratably over a three-year period beginning on February 6, 2008.

Because these awards were granted in 2008, they do not appear in the following table, which is required to include only awards actually granted during 2007. The equity portion of the 2007 annual performance awards will appear in the Grants of Plan Based Awards Table for 2008.

Legacy NYSE Group Equity Awards. In February 2007 and before the NYSE Group/Euronext business combination transaction, NYSE Group granted year-end, time-vested equity-based awards as part of its 2006 annual performance bonus. We are including these awards in the table that follows because they were granted in 2007. However, they were earned as part of 2006 performance and were awarded by NYSE Group and not by the combined NYSE Euronext. Time-vested options granted as part of NYSE Group’s 2006 annual performance bonus may be exercised ratably over a three-year period beginning on February 3, 2008, and the RSUs awarded will vest and the underlying shares are delivered ratably over the same period. Additional detail regarding these grants is contained in NYSE Group’s 2006 Annual Report on Form 10-K, under the heading “Compensation Discussion & Analysis.”

Legacy Euronext Equity Awards. Euronext did not grant equity awards in 2007.

Grants of Plan-Based Awards for 2007

				Option Awards
Name	Grant Date	Date of Board Action	Stock Awards Number of Shares(1)	Number of Shares	Exercise Price($/Sh)	Grant Date Fair Value of Equity Awards(2)
Current Executives
Duncan L. Niederauer(3)	04/09/07	2/26/07	52,056	—	—	$5,000,000
Jean-François Théodore	—	—	—	—	—	—
Joost van der Does de Willebois	—	—	—	—	—	—
Hugh Freedberg	—	—	—	—	—	—
Catherine R. Kinney(4)
RSU portion of 2006 Annual Bonus	2/3/2007	1/3/07	6,219	—	—	618,750
Option portion of 2006 Annual Bonus	2/3/2007	1/3/07	—	6,209	99.50	206,250

Former Executives
John A. Thain(4)
RSU portion of 2006 Annual Bonus	2/3/2007	1/3/07	30,151	—	—	3,000,000
Option portion of 2006 Annual Bonus	2/3/2007	1/3/07	—	30,102	99.50	1,000,000
Nelson Chai(4)
RSU portion of 2006 Annual Bonus	2/3/2007	1/3/07	6,219	—	—	618,750
Option portion of 2006 Annual Bonus	2/3/2007	1/3/07	—	6,209	99.50	206,250

(1)	None of the awards granted in 2007 was subject to any performance-based condition.

(2)	The fair value of the option awards was estimated using the Black-Scholes option pricing model with the following assumptions: expected volatility of 30%; risk-free interest of 4.8%; expected term to exercise of 4.5 years; and no dividend yield.

(3)	Represents awards granted to Mr. Niederauer by NYSE Euronext as a sign-on bonus in 2007.

(4)	This table includes awards granted to Ms. Kinney and Messrs. Thain and Chai in February 2007 by NYSE Group. In January 2007, the Human Resources and Compensation Committee of NYSE Group acted to award year-end equity-based awards for 2006 performance at its regular meeting, with grants effective on February 3, 2007. The exercise price of these awards was set at the closing price of NYSE Group common stock on that day, $99.50; NYSE Group released its fourth quarter earning results and year-end preliminary earning results before the opening of trading on February 2, 2007. All of the awards granted to Mr. Thain and Mr. Chai reflected in this table were forfeited upon their respective departures from NYSE Euronext.

Holdings of Previously Awarded Equity

Outstanding Equity Awards at Fiscal Year End

The following table sets forth outstanding equity awards held by each named executive as of December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards							Stock Awards
	Year Granted	Number Exercisable		Number Unexercisable		Exercise Price	Expiration Date	Number Unvested		Market Value Unvested		Number Unearned and Unvested		Market Value Unearned and Unvested
Current Executives
Duncan L. Niederauer(1)	—	—		—		—	—	52,056		$4,568,955		—		—
Jean-François Théodore	—	—		—		—	—	15,159	(2)	1,330,505	(2)	14,864	(3)	1,304,613	(3)
Joost van der Does de Willebois	—	—		—		—	—	15,159	(2)	1,330,505	(2)	14,864	(3)	1,304,613	(3)
Hugh Freedberg	2004	63,164	(4)	—		$24.16	9/17/11	15,159	(2)	1,330,505	(2)	14,864	(3)	1,304,613	(3)
Catherine R. Kinney	2007	—		6,209	(5)	99.50	2/03/17	9,279	(6)	814,418	(6)	—		—

Former Executives
John A. Thain	—	—		—		—	—	—		—		—		—
Nelson Chai(7)	2005	18,526		—		19.30	3/06/08
	2004	8,750		—		11.50	3/06/08	—		—		—		—
	2003	9,722		—		13.41	3/06/08
	2000	72,222		—		20.25	3/06/08

(1)	Represents RSUs granted to Mr. Niederauer by NYSE Euronext as a sign-on bonus in 2007. These RSUs vest ratably over a period of three years from the date of grant. The market value of these RSUs was determined based on $87.77 per share, the closing price of NYSE Euronext common stock on December 31, 2007.

(2)	Represents awards granted to Messrs. Théodore, van der Does de Willebois and Freedberg by Euronext under the 2005 Euronext EIP. These awards vested and were delivered on February 6, 2008. The market value of these awards was determined based on $87.77 per share, the closing price of NYSE Euronext common stock on December 31, 2007.

(3)	Represents awards granted to Messrs. Théodore, van der Does de Willebois and Freedberg by Euronext under the 2006 Euronext EIP. These awards will vest and be payable in February 2009 upon publication by NYSE Euronext of its fiscal 2008 earnings release. The market value of these awards was determined based on $87.77 per share, the closing price of NYSE Euronext common stock on December 31, 2007. For purposes of this table, we have assumed that the portion of the awards relating to the 2008 performance period is earned at the maximum 120% level.

(4)	Represents options granted to Mr. Freedberg by Euronext in 2004 as long-term incentive compensation and converted to NYSE Euronext awards in connection with the NYSE Group/Euronext business combination transaction.

(5)	Represents options granted to Ms. Kinney by NYSE Group as part of her 2006 annual performance bonus. These options vest each year in equal installments from the date of grant (February 3, 2007) at an exercise price of $99.50, the closing price of NYSE Group common stock on the date of grant.

(6)

These figures represent (1) 6,219 RSUs ($545,842) granted to Ms. Kinney by NYSE Group as part of her 2006 annual performance bonus that vest ratably over a period of three years from the date of grant (February 3, 2007) and (2) 3,060 RSUs ($268,576) (the

“Merger RSUs”) granted by NYSE Group to Ms. Kinney upon completion of the NYSE-Archipelago merger. Of the named executives, only Ms. Kinney and Mr. Thain were NYSE executives at the time of the NYSE-Archipelago merger. Mr. Thain did not receive a merger-related grant. All of these Merger RSUs vested on March 8, 2008, although no shares will be delivered until March 8, 2009, unless otherwise determined by the HR&CC, and the shares remain subject to forfeiture before delivery on certain terminations of her employment. No dividends were paid on the shares underlying the unvested Merger RSUs. The market value of the RSUs and the Merger RSUs was determined based on $87.77 per share, the closing sale price of NYSE Euronext common stock on December 31, 2007.

(7)	Represents options granted to Mr. Chai as an executive officer of Archipelago and converted to NYSE Group awards in connection with the NYSE-Archipelago merger. The award agreement pursuant to which these options were granted was amended in connection with Mr. Chai’s departure to delay the beginning of the 30-day period during which he may exercise these options from December 10, 2007 until February 5, 2008, the date of NYSE Euronext’s fourth quarter and fiscal year end earning release. Mr. Chai exercised these options on March 6, 2008 for aggregate realized value of $6,833,327.

Option Exercises and Stock Vested During 2007

The following table sets forth the amounts realized by the named executives in 2007 as a result of the exercise of options and the vesting of stock awards.

Option Exercises and Stock Vested During 2007

	Option Awards Exercised in 2007		Stock Awards Vested in 2007
Name	Number of Shares	Value Realized(1)	Number of Shares		Value Realized(2)
Current Executives
Duncan L. Niederauer	—	—	—		—
Jean-François Théodore	—	—	—		—
Joost van der Does de Willebois	50,532	$3,031,663	—		—
Hugh Freedberg	55,906	3,627,708	—		—
Catherine R. Kinney	—	—	3,060	(3)	$256,122

Former Executives
John A. Thain	—	—	—		—
Nelson Chai	80,000	6,353,468	—		—

(1)	Aggregate market value on date of exercise (closing sale price as reported in the NYSE Composite Transactions Report) less aggregate exercise price.

(2)	Aggregate market value on the date of vesting (closing sale price as reported in the NYSE Composite Transactions Report).

(3)	No shares covered by the vested portion of any Merger RSUs will be delivered until March 8, 2009, unless otherwise determined by the HR&CC.

Post-Employment Compensation

Pension Benefits

European Named Executives. For named executives based in Europe, we provide retirement benefits based on their different geographic, legal and tax background. Only Mr. van der Does de Willebois currently participates in a pension plan sponsored by us. Mr. van der Does de Willebois participates in the Euronext Amsterdam pension scheme, which is a funded, tax-qualified defined benefit plan with two components, a “final pay plan” (based on the employee’s salary up to €100,000 ($137,000) and an “average pay plan” (based on the employee’s salary in excess of €100,000). Benefits under the final pay plan are based on a percentage of the employee’s pensionable salary for each year of employment. “Pensionable salary” is the employee’s current salary (up to €100,000), less a deductible (€11,782 ($16,141) in 2007). For each year of employment, the benefits amount to 2% of the pensionable salary. As of December 31, 2007, Mr. van der Does de Willebois had 20 years and 2 months of service years. Mr. van der Does de Willebois’s service years include service years accumulated prior to his employment with Euronext Amsterdam and for which previous accumulated pension entitlements were transferred to Euronext Amsterdam. Benefits under the average pay plan are based on a percentage of the amount of the employee’s salary that exceeds €100,000. For each year of employment, the benefits amount to 2.25% of this excess salary for each year, and accrued benefits may be indexed according to the general salary increase of Euronext Amsterdam.

U.S. Named Executives. Before its merger with Archipelago in March 2006, the NYSE maintained two defined pension benefit plans that provided retirement benefits to designated officers of the NYSE: the tax-qualified Retirement Plan for Eligible Employees of the NYSE (Qualified Retirement Plan) and the Supplemental Executive Retirement Plan. Of the named executives, only Ms. Kinney participated in these plans.

The Qualified Retirement Plan is a funded, tax-qualified, non-contributory defined benefit plan. Benefits are based on a set percentage of the participant’s annual base salary (subject to an annual limit set by law) during each year of employment, subject to certain alternative calculations to mirror a final average compensation plan. For Ms. Kinney, the set percentage is 2.35%. Participants also receive $100 for each year of service before January 1, 1981. Normal retirement age under the plan is age 65, although employees can retire and receive a reduced benefit at any time after they reach the age of 55. Employees become vested in their benefits upon completion of five years of service with the NYSE. Effective March 31, 2006, the Qualified Retirement Plan was frozen. Accrued benefits will continue to vest and will be paid according to the existing plan terms. No additional compensation or service credit has been or will be awarded after March 31, 2006.

The Supplemental Executive Retirement Plan supplements the Qualified Retirement Plan for employees who earn salaries above the specified legal limit under the Qualified Retirement Plan. The Supplemental Executive Retirement Plan provides a base benefit to participants who have completed 10 years of NYSE service or are employed by the NYSE until age 55 with at least 36 months of Supplemental Executive Retirement Plan participation. In general, the benefit is based upon years of service and the participant’s annual average of the highest 60 consecutive months of salary (plus, for senior officers, two-thirds of the bonus, not to exceed annual salary). Vested benefits do not become payable until the later of age 55 or the date of retirement. Generally, the benefit under the Supplemental Executive Retirement Plan is offset by benefits paid under the Qualified Retirement Plan and Social Security Benefits, and is further reduced if benefit payments commence prior to age 60. Effective March 31, 2006, the Supplemental Executive Retirement Plan was frozen. Accrued benefits will continue to vest and will be paid according to the existing plan terms. No additional compensation or service credit has been or will be awarded after March 31, 2006.

Pursuant to a letter agreement between Ms. Kinney and the NYSE dated April 6, 2005, Ms. Kinney will receive a life annuity under the Supplemental Executive Retirement Plan starting upon her retirement equal to an amount that will increase ratably each year from $1,000,000 per year at age 55 until the life annuity under the Supplemental Executive Retirement Plan equals $1,250,000 per year at age 60, at which point she will receive a life annuity of $1,250,000 per year.

The present value of the Supplemental Executive Retirement Plan benefits will be paid in 10 annual payments in accordance with the terms of the Supplemental Executive Retirement Plan as soon as practicable after the date of her retirement. Any amounts payable to Ms. Kinney will be offset for Social Security benefits beginning at age 62.

The following table details the defined benefit plans in which each named executive participates.

2007 Pension Benefits

Name	Plan Name	Years of Credited Service	Present Value of Accumulated Benefit		Payments During 2007
Catherine R. Kinney	Qualified Retirement Plan	30	$993,289	(1)	—
	Supplemental Executive Retirement Plan	33	11,891,465	(1)	—
Joost van der Does de Willebois	Stichting Pensioenfonds Mercurius Amsterdam	20	2,213,920	(2)	—

(1)	The Company’s pension plans were frozen effective March 31, 2006. The present value has been calculated assuming Ms. Kinney remains in service until retirement at age 60, which is the age at which benefits can commence without a reduction. The payment at age 60 from the Qualified Retirement Plan is an annuity for the lifetime of the executive and for the Supplementary Plan is the 10-year payment equivalent in value to an annuity for the lifetime of the executive. The qualified benefit is payable in various forms, which are actuarial equivalents of one another. The interest discount is the same as is used in financial accounting for the plans under U.S. GAAP. The discount rates used as of December 31, 2007 are 6.4% for the Qualified Retirement Plan and 6.0% for the Supplementary Plan. A mortality assumption is used to determine the value of payments after retirement and is, once again, the same as is used for financial accounting purposes; the 1994 Group Annuity Mortality Table for the Qualified Retirement Plan and the table prescribed by IRS revenue ruling 2007-67 for the Supplementary Plan.

(2)	Figures in table represents the dollar equivalent of amounts calculated or paid in euros, based on $1.37 per euro. The present value has been calculated on a local basis according to the valuation rules of the pension fund. The discount rate is derived from the yield curve for zero bonds published by the Dutch supervisor on pension funds (De Nederlandsche Bank). No future salary increases and no future indexations have been taken into account.

Nonqualified Deferred Compensation

NYSE Euronext maintains a variety of current and legacy deferred compensation plans that are not U.S. tax-qualified and that provide benefits based on executive or company contributions. The nonqualified deferred compensation plans in which the named executives participate are the Supplemental Executive Savings Plan, the Capital Accumulation Plan and the Incentive Compensation Plan (ICP) Award Deferral Plan. In addition, we contribute annually to a personal defined contribution regime established by Mr. Freedberg with a third-party insurance company. These third-party arrangements are customary in the United Kingdom.

Supplemental Executive Savings Plan. We maintain a Supplemental Executive Savings Plan (SESP) to provide deferred compensation opportunities to U.S. employees who earn compensation over the limit set by the Internal Revenue Code for our U.S. tax qualified plans. Generally, U.S. employees with the title “officer” and U.S. non-officers whose salaries and cash bonuses for the prior year exceed the IRS limit on pensionable earnings for that prior year ($225,000 for 2007) may participate. A participant’s account is also credited with earnings based on a measurement alternative selected by the participant from among generally available, publicly traded funds offered by several different providers. Participants are not limited in terms of how often they may move their investments between funds, but they cannot change the contribution amount during the year. Participants may elect to receive their account balances in a lump sum distribution or as annual installments following termination of employment. The HR&CC will continue to review the SESP to ensure compliance with Internal Revenue Code Section 409(A). If the participant elects an installment payout, the account is credited with earnings based on a measurement alternative selected by the participant from among a choice of funds.

Participants prior to January 1, 2006 were always 100% vested in their pre-tax contributions, matching contributions by the NYSE and any earnings or losses thereon. Effective January 1, 2006, matching contributions for new employees vest at the rate of 20% per year for the first five years of recognized service.

Capital Accumulation Plan. The NYSE sponsored a Capital Accumulation Plan (“CAP”) through the end of 2003 to provide supplemental retirement benefits to U.S. senior executives designated by the NYSE board of directors and HR&CC. Effective January 1, 2004, the CAP was frozen, and no further credits have been made for services performed after December 31, 2003. Existing awards will continue to vest in accordance with the plan and will be distributed upon termination of employment. The plan is “unfunded” and is not intended to qualify under Section 401(a) of the Internal Revenue Code.

Historically under the CAP, participating executives were credited each year with an amount based upon a percentage of their Annual Bonus Plan award, and 100% of such amount was automatically deferred. These awards vest, for each executive, between the ages of 55 and 60, and are transferred into a Rabbi Trust as they vest. Unvested CAP amounts earn interest based upon the 10-year Treasury Bond rate as of December 31 of the prior year. Participants may elect to receive their vested account balances in a lump sum distribution or as annual installments.

Long-Term Incentive Deferral Plan. The NYSE sponsored a Long-Term Incentive Deferral Plan for designated U.S. senior executives through the end of fiscal year 2000. The plan permitted eligible executives to elect to defer receipt of the full amount or a portion of their long-term performance awards. Effective May 1, 2001, the Long-Term Incentive Deferral Plan was frozen. A few executives have deferred balances under this plan that will be paid upon their termination or retirement. Participants may elect to receive their vested account balances in a lump sum distribution or annual installments following termination of employment. If the participant elects an installment payout, the account is credited with earnings based on a measurement alternative selected by the participant from among a choice of funds.

ICP Award Deferral Plan. The ICP Award Deferral Plan permitted U.S. senior officers of the NYSE to elect to defer receipt of the full amount or a portion of their bonuses under the Annual Bonus Plan. Effective December 31, 2005, the ICP Award Deferral Plan was frozen. Participants may elect to receive their vested account balances in a lump sum distribution or as annual installments following termination of employment. If the participant elects an installment payout, the account is credited with earnings based on a measurement alternative selected by the participant from among a choice of funds.

Nonqualified Deferred Compensation

Name	Executive Contributions in 2007(1)	NYSE Euronext Contributions in 2007(2)	Earnings in 2007(3)	Withdrawals/ Distributions in 2007	Aggregate Balance at 12/31/07
NYSE Euronext
Duncan L. Niederauer	$19,096	$19,096	$375	—	$38,567
Jean-François Théodore	—	—	—	—	—
Joost van der Does de Willebois	—	—	—	—	—
Hugh Freedberg	—	—	—	—	—
Catherine R. Kinney	1,181,868	198,756	385,589	—	16,334,197	(4)

Former Executives
John A. Thain	28,038	28,038	39,717	300,908	637,191
Nelson Chai	29,769	29,769	3,109	—	112,583

(1)	These contributions represent salary and annual bonus deferred into the nonqualified deferred compensation plans. All of these amounts appeared in the Summary Compensation Table.

(2)	These contributions represent NYSE Euronext matching contributions into the nonqualified deferred compensation plans. All of these amounts appeared in the Summary Compensation Table.

(3)	These earnings consist primarily of market gains and losses as well as dividends paid on equity investments. These earnings did not appear as compensation in the Summary Compensation Table.

(4)	This amount includes $4,018,860 corresponding to unvested Capital Accumulation Plan awards. See “—Capital Accumulation Plan” described above.

Potential Payments on Termination and Change-in-Control

Severance Arrangements. NYSE Euronext has instituted a general severance policy for all U.S. employees and provides generally applicable termination protection in some of our equity-based awards. In addition, our Europe-based named executives have employment agreements, which we believe is consistent with local market practice. We also provide additional change-in-control benefits in connection with our equity-based compensation and have instituted provisions that allow us to recover the equity-based awards of employees who engage in activities detrimental to NYSE Euronext.

As described in greater detail under “—Compensation Discussion & Analysis—Elements of Executive Compensation—Termination and Change-in-Control Policies” above, eligible U.S. employees participate in the Severance Pay Plan, which provides for basic and enhanced severance benefits when the participant has been involuntarily terminated by NYSE Euronext without cause due to a business restructuring or such other circumstances as the plan administrator deems appropriate. Basic severance benefits are equal to two weeks of an employee’s base salary, less any other severance payments that the employee receives. Eligible managerial/professional employees are eligible for enhanced severance benefits. Enhanced severance is generally calculated as two weeks of base pay per year of service up to a maximum of 52 weeks, less any other severance the employee receives. Payment of enhanced severance benefits is conditioned upon the employee executing a release of claims in favor of NYSE Euronext and its related entities.

Of the named executives, only Messrs. van der Does de Willebois and Freedberg are party to any employment or severance agreement that provides special severance or similar rights upon certain terminations or upon a change-in-control.

Under the terms of Mr. van der Does de Willebois’s employment agreement, if Mr. van der Does de Willebois’s employment is terminated during the term of his contract, he will be entitled to a maximum severance payment equal to one year’s annual salary. If this amount of severance pay is considered to be unreasonable by the Euronext supervisory board, the severance payment may be increased to two years’ annual salary. In the event of failing performance, as referred to in the Dutch Corporate Governance Code, no severance pay will be awarded.

Mr. Freedberg has an employment agreement with Liffe Administration and Management, a wholly owned subsidiary of NYSE Euronext. Either Liffe Administration and Management or Mr. Freedberg may terminate his employment upon twelve months’ notice. Mr. Freedberg may receive compensation in lieu of such notice. Such compensation will be calculated based on annual salary and benefits only (excluding bonuses), with the total cost of benefits not to exceed 33% of annual salary.

We did not pay an annual performance bonus or any other type of termination pay to Messrs. Thain and Chai in connection with their departures. Mr. Thain’s employment agreement did not provide for a termination entitlement. The HR&CC did amend Mr. Chai’s then-exercisable options to be exercisable until thirty days after the date of our earnings release for 2007, which we believe was consistent with best practices given that Mr. Chai’s departure was during the last month of our fiscal year.

Involuntary and Retirement Provisions in Equity-Based Awards. As described under “—Compensation Discussion & Analysis — Elements of Executive Compensation — Termination and Change-in-Control Policies” above, NYSE Euronext’s equity-based awards (other than those granted pursuant to the Euronext EIP)

generally provide termination protection if a recipient’s employment is terminated by NYSE Euronext or an affiliate without cause, disability or death of a recipient or if a recipient retires after age 55. Under the terms of these equity award agreements, which apply equally to all recipients, the unvested portion of most outstanding awards will automatically become fully vested upon such terminations. Equity-based awards granted under the Euronext EIP generally provide termination protection if a recipient’s employment is terminated due to death, disability, ill health, redundancy (as defined by local legislation), retirement at the normal retirement age, mutual agreement or under any other circumstances determined by the authorizing board of Euronext. Under the terms of these EIP award agreements, in the case of death, the unvested portion will automatically become fully vested, in the case of other terminations, the unvested portion will generally vest on a pro rata basis to reflect the lapse of time from the date the award was granted.

Change-in-Control Provisions in Equity-Based Awards. In the event of a change-in-control of NYSE Euronext, the unvested portion of all outstanding equity-based awards (other than those granted pursuant to the Euronext EIP) will automatically become fully vested. A “change-in-control” generally means (1) a change in the majority control of NYSE Euronext, (2) a change in the majority control of NYSE Euronext’s Board of Directors, (3) the consummation of certain business combinations, such as a reorganization, merger, share exchange or sale of all or substantially all of the assets of NYSE Euronext, if our stockholders before such combination do not hold the majority of the shares of the resulting company and the members of our Board of Directors do not hold the majority of seats on the board of the resulting company, or (4) approval of a liquidation or dissolution of NYSE Euronext by its stockholders. With respect to awards granted under the Euronext EIP, the Euronext supervisory board will, in the event of a “transaction” with respect to NYSE Euronext, exercise its sole discretion to either (1) waive performance targets and pay out in full the awards, (2) terminate the EIP and pay out awards to the extent it considers appropriate taking into account the performance of the company to date in comparison with the performance targets and such other matters as it considers appropriate, or (3) roll-forward existing awards into an alternative incentive plan. A “transaction” generally means any transaction involving the merger, sale, change of control or any other significant financial reconstruction of Euronext N.V. or another significant part of the Euronext Group.

Forfeitures of Outstanding Awards. Our RSUs provide for forfeiture in the event of a termination for cause, whether or not the RSUs are vested. “Cause” generally includes the willful failure to substantially perform one’s responsibilities, willfully engaging in illegal conduct or misconduct injurious to NYSE Euronext or that would disqualify an executive from continued employment under applicable law or a felony conviction or guilty plea by an executive. All other awards under the SIP are subject to a recipient’s covenant not to engage in “detrimental activity,” such as disclosure of confidential facts, disparagement of NYSE Euronext or its affiliates or any activity that would constitute grounds for a termination for cause. If a named executive engages in any detrimental activity or is terminated for cause, then he or she shall forfeit all such outstanding awards (whether vested or unvested).

The following table details the payments and benefits that each of the current named executives would be provided if he or she had been terminated or there had been a change in control of NYSE Euronext on December 31, 2007 under the circumstances indicated. As discussed above, we did not pay any type of termination pay to Messrs. Chai and Thain.

Termination and Change in Control Payments and Benefits

	Severance		Unvested Equity Awards		Total
Duncan L. Niederauer
By NYSE Euronext without “Cause”	76,923	(1)	$4,568,955		$4,645,878
Change in Control	0		4,568,955		4,568,955
Death/Disability	83,333	(2)	4,568,955		4,652,288

Jean-François Théodore
By NYSE Euronext without “Cause”(3)	0		2,635,206		2,635,206
Change in Control	0		2,635,206	(4)	2,635,206
Death	0		2,195,932		2,195,932
Disability(5)	0		2,635,206		2,635,206

Joost van der Does de Willebois
By NYSE Euronext without “Cause”(3)	1,048,050	(6)	2,635,206		3,683,256
Change in Control	0		2,635,206	(4)	2,635,206
Death	0		2,195,932		2,195,932
Disability(5)	0		2,635,206		2,635,206

Hugh Freedberg
By NYSE Euronext without “Cause”(3)	1,024,100	(7)	2,635,206		3,659,306
Change in Control	0		2,635,206	(4)	2,635,206
Death	0		2,195,932		2,195,932
Disability(5)	0		2,635,206		2,635,206

Catherine R. Kinney(8)
By NYSE Euronext without “Cause”	750,000	(1)	1,351,482		2,101,482
Change in Control	0		1,620,059		1,620,059
Death/Disability	62,500	(2)	1,351,482		1,413,982

(1)	Represents the amount of enhanced severance payable upon involuntary termination by NYSE Euronext without cause due to a business restructuring, or other such circumstances as the plan administrator deems appropriate. All severance payments are paid in equal installments in accordance with NYSE Euronext’s regular payroll practices.

(2)	Mr. Niederauer and Ms. Kinney would receive a payment equal to one month’s base salary upon their death payable to their estate as part of a plan applicable to all NYSE Euronext U.S. employees.

(3)	Includes terminations due to redundancy (as defined by local legislation) or by mutual agreement.

(4)	Assumes the Euronext supervisory board waived performance targets and paid out EIP awards in full.

(5)	Includes terminations due to disability, ill health or any other circumstances determined by the Euronext authorizing board. Assumes the Euronext supervisory board did not exercise its discretion to make a pro rata reduction to the award.

(6)	Assumes Mr. van der Does de Willebois was awarded two years’ base salary. His employment agreement provides for severance equal to one year’s salary, but if considered unreasonable by the Euronext supervisory board, may be increased to two years’ salary. In the event of “failing performance” (as referred to in the Dutch Corporate Governance Code), no severance pay will be awarded.

(7)	Assumes that Mr. Freedberg was awarded the maximum amount of severance available under his employment agreement.

(8)	All unvested Merger RSUs ($268,576) will be forfeited on any termination of Ms. Kinney. If Ms. Kinney is terminated for cause, both vested and unvested Merger RSUs will be forfeited. The remainder of Ms. Kinney’s unvested Merger RSUs vested on March 8, 2008.

Pension Plans and Defined Contribution Deferred Compensation Plans. Certain named executives are also eligible to receive certain benefits upon retirement under the pension plans and defined contribution deferred compensation plans as described in the preceding two sections (“Pension Benefits” and “Nonqualified Deferred Compensation”).

REPORT OF AUDIT COMMITTEE AND RATIFICATION OF SELECTION

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

The Audit Committee is responsible for assisting the Board of Directors in its oversight of the integrity of NYSE Euronext financial statements and the financial reporting process.

In performing its oversight role, the Audit Committee considered and discussed with management and PricewaterhouseCoopers LLP, its independent auditors, the audited financial statements of NYSE Euronext for the fiscal year ended December 31, 2007. The Audit Committee also discussed with its independent auditors the matters required under Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect. The Audit Committee received the written disclosures and the letter from its independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and discussed with its auditors the auditors’ independence. On the basis of the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements of NYSE Euronext for the fiscal year ended December 31, 2007 be included in its Annual Report on Form 10-K for such fiscal year.

Audit Committee:

James S. McDonald, Chair

Sylvain Hefes

Patrick Houël

James J. McNulty

Rijnhard van Tets

Karl M. von der Heyden

Ratification and Selection of PricewaterhouseCoopers LLP

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as NYSE Euronext’s independent auditors for the fiscal year ending December 31, 2008. We are submitting the selection of independent auditors for stockholder ratification at the Annual Meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. The representative will be available to respond to appropriate questions from stockholders.

Our organizational documents do not require that our stockholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of NYSE Euronext and its stockholders.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2008. Unless a contrary choice is specified, your proxy will be voted FOR ratification of the appointment.

Fees Paid to PricewaterhouseCoopers LLP

The following table shows information about fees paid by NYSE Euronext and its consolidated subsidiaries to PricewaterhouseCoopers LLP for the periods indicated.

	2007 ($ in millions)	Percent of 2007 Services Approved by Audit Committee	2006(a) ($ in millions)	Percent of 2006 Services Approved by Audit Committee
Audit fees	$7.4	100%	$3.5	100%
Audit-related fees	$1.1	100%	$1.0	100%
Tax fees	$1.7	100%	$0.3	100%
All other fees	$0.1	100%	$0.3	100%

(a)	Includes fees that NYSE Group paid to PricewaterhouseCoopers LLP prior to the consummation of the combination of NYSE Group and Euronext on April 4, 2007. Prior to that date, NYSE Euronext had no material assets and conducted no activities other than those incidental to its formation. Does not include fees that Euronext N.V. paid to KPMG Accountants N.V. and Ernst & Young Accountants.

Audit services included the audit of NYSE Euronext’s annual financial statements and the effectiveness of our internal control over financial reporting as of fiscal year-end, and the review of financial statements included in our quarterly reports on Form 10-Q. Audit services also included statutory audits of certain U.S. and foreign subsidiaries, and services that were provided in connection with other statutory and regulatory filings—including with the SEC and the AMF—or engagements.

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of NYSE Euronext’s financial statements. These services included financial, tax and accounting due diligence related to potential acquisitions, as well as audits of employee benefit plans.

Tax services consisted of the preparation and/or review of, and consultations with respect to, NYSE Euronext’s federal, state and local tax returns.

All other services included primarily the translation into French of financial information included in AMF filings.

Pre-Approval Procedures

In accordance with the SEC’s auditor independence rules, the Audit Committee has procedures by which it approves in advance any audit or permissible non-audit services to be provided to NYSE Euronext by its independent registered public accounting firm.

The Audit Committee annually pre-approves the recurring audit, audit-related, tax and other services we expect the independent registered public accounting firm to provide during the fiscal year. Unless a service to be provided by the independent registered public accounting firm falls within a type of approved service, it requires separate pre-approval by the Audit Committee. Any proposed services that exceed pre-approved fee levels require additional pre-approval by the Audit Committee.

The Audit Committee is informed on a timely basis, and in any event by the next scheduled meeting, of all services rendered by the independent registered public accounting firm and the related fees.

The Audit Committee has delegated its pre-approval authority to its Chairman. In the event the Chairman pre-approves any service, he reports such pre-approval to the Audit Committee at its next scheduled meeting.

APPROVAL OF NYSE EURONEXT OMNIBUS INCENTIVE PLAN

(as Amended and Restated) (Formerly, the 2006 Stock Incentive Plan)

We are submitting the NYSE Euronext Omnibus Incentive Plan (as Amended and Restated) (the “Plan”), effective as of May 15, 2008, for approval by our stockholders.

The purpose of the Plan is to attract, retain and motivate officers, directors, key employees and consultants to compensate them for their contributions to the long-term growth and profits of NYSE Euronext and to encourage them to acquire a proprietary interest in our company’s success. The Plan amends and restates the NYSE Euronext 2006 Stock Incentive Plan.

The Plan, among other things, increases the number of shares of common stock authorized for issuance under the Plan from 7,536,232 (the amount currently available for grant) to 9,000,000 shares and is designed to comply with the “performance-based compensation” exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, a performance-based cash award program designed to meet the requirements of Section 162(m) of the Code has been added to the Plan. Because performance-based cash awards may be made, the Plan has been renamed the “NYSE Euronext Omnibus Incentive Plan.” The Board approved the amended and restated Plan effective as of May 15, 2008, subject to stockholder approval.

The Board believes that it is desirable to increase the total number of shares available under the Plan in order to attract, motivate and retain employees and non-employee directors of, and consultants to, NYSE Euronext because the current share reserve under the Plan is expected to be fully utilized in the near term. NYSE Euronext currently grants equity incentives in the form of stock option and restricted stock unit awards in order to attract and retain key employees, non-employee directors and consultants and NYSE Euronext believes that equity incentives are necessary to remain competitive in the marketplace. Equity grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for compensation over $1,000,000 in any taxable year paid to its chief executive officer or its four other most highly paid executive officers. Certain compensation, including qualified “performance-based compensation,” is not subject to the deduction limitation if certain requirements are met. To date, NYSE Euronext has relied on an exemption to Section 162(m) of the Code that is applicable to a publicly held company during the transition period following the date the company first became publicly held without an initial public offering. This transition period will end on May 15, 2008, the date of our Annual Meeting. The Board believes it is important to retain the ability to grant incentive compensation that qualifies as “performance-based” compensation in order to retain the corporate tax deductibility of the awards. For this reason, stockholder approval is being sought for the performance goals to be used under the Plan.

The Board of Directors, on the recommendation of the Human Resources and Compensation Committee, unanimously adopted the Plan effective as of May 15, 2008. Approval of the Plan requires approval by a majority of the total number of shares of NYSE Euronext common stock cast “for” and “against” the approval.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the proposal to approve the Plan. Unless a contrary choice is specified, your proxy will be voted FOR approval of the Plan.

Summary of the Plan

The following is a summary of the Plan. It is not complete, and stockholders should refer to the copy of the Plan in Annex C for full details.

Purpose

The purpose of the Plan is to enhance the profitability and value of NYSE Euronext for the benefit of its stockholders by enabling NYSE Euronext to offer eligible employees, consultants, and non-employee directors performance-based cash awards and stock-based incentives in NYSE Euronext, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and our stockholders.

Administration

The Plan is administered by a committee, which is intended to consist of two or more non-employee directors, each of whom will be, to the extent required, a non-employee director as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended, an outside director as defined under Section 162(m) of the Code and an independent director as defined under Section 303A.02 of the NYSE Listed Company Manual (the “Committee”); provided that with respect to the application of the Plan to non-employee directors, the Plan will be administered by the Board (and references to the Committee include the Board for this purpose). Currently, the Board serves as the Committee under the Plan.

The Committee has full authority to administer and interpret the Plan, to grant awards under the Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of common stock to be covered by each award and to make all other determinations in connection with the Plan and the awards thereunder as the Committee, in its sole discretion, deems necessary or desirable. The terms and conditions of individual awards are set forth in written agreements that are consistent with the terms of the Plan. Awards under the amended and restated Plan may not be made on or after the tenth anniversary of the approval by our stockholders except that awards that are intended to be “performance-based” under Section 162(m) of the Code will not be made after the fifth anniversary of the approval of the amendment and restatement of the Plan by our stockholders unless the performance goals are re-approved (or other designated performance goals are approved) by the stockholders.

Eligibility and Types of Awards

All of our employees, consultants and non-employee directors are eligible to be granted nonqualified stock options, restricted stock, restricted stock units, performance shares, other stock-based awards and performance-based cash awards under the Plan. In addition, our employees and employees of our affiliates that qualify as subsidiaries (as defined under Section 424 of the Code) are eligible to be granted incentive stock options under the Plan. There are 22 non-employee directors, approximately 2,850 employees and 468 consultants eligible to participate in the Plan. Unless otherwise determined by the Committee at grant, awards granted under the Plan are subject to termination or forfeiture if the recipient engages in Detrimental Activity (as defined in the Plan) prior to, or during the one year period after any vesting or exercise of the award.

Available Shares

The aggregate number of shares of common stock which may be issued or used for reference purposes under the Plan or with respect to which awards may be granted may not exceed 9,000,000 shares, which may be either authorized and unissued shares of common stock or shares of common stock held in or acquired for our treasury. Any shares of common stock that are subject to awards other than “appreciation awards” (including restricted stock, performance shares or certain other stock-based awards) will be counted against this limit as three shares for every share granted. In general, if awards under the Plan are for any reason cancelled, forfeited, or expire or terminate unexercised, the shares covered by such awards will again be available for the grant of awards under the Plan.

The maximum number of shares of common stock with respect to which any stock option, stock appreciation right or shares of restricted stock that are subject to the attainment of specified performance goals and intended to satisfy Section 162(m) of the Code and may be granted under the Plan during any fiscal year to any eligible employee or consultant will be 600,000 shares (per type of award). The total number of shares of common stock with respect to all awards that may be granted under the Plan during any fiscal year to any eligible employee or consultant will be 600,000 shares. There are no annual limits on the number of shares of common stock with respect to an award of restricted stock that are not subject to the attainment of specified performance goals to eligible employees or consultants. The maximum value at grant of shares of common stock with respect to any award of performance shares to an eligible employee or consultant during any fiscal year is $15,000,000. The maximum payment that may be made to an eligible employee or consultant under any performance-based cash award with respect to any fiscal year and subject to the attainment of specified performance goals will be $15,000,000. The foregoing individual share limits are cumulative. To the extent that shares of common stock for which awards are permitted to be granted during a fiscal year are not covered by an award during a fiscal year, the number of shares of common stock available for awards to the employee or the consultant will automatically increase for the subsequent fiscal years during the Plan’s term until used.

The Plan requires that the Committee appropriately adjust the individual maximum share limitations described in the immediately preceding paragraph, the aggregate number of shares of common stock available for the grant of awards and the exercise price of an award to reflect any change in our capital structure or business by reason of certain corporate transactions or events.

Awards Under the Plan

The following types of awards are available under the Plan:

Stock Options. The Committee may grant nonqualified stock options and incentive stock options (only to eligible employees) to purchase shares of common stock. The Committee will determine the number of shares of common stock subject to each option, the term of each option (which may not exceed ten years (or five years in the case of an incentive stock option granted to a 10% stockholder), the exercise price, the vesting schedule (if any), and the other material terms of each option. No stock option may have an exercise price less than the fair market value of the common stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of fair market value).

Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at grant and the exercisability of such options may be accelerated by the Committee in its sole discretion. Upon the exercise of an option, the participant must make payment of the full exercise price, either (i) in cash, check, bank draft or money order; (ii) solely to the extent permitted by law, through the delivery of irrevocable instructions to a broker reasonably acceptable to us to deliver promptly to us an amount equal to the purchase price; or (iii) on such other terms and conditions as a may be acceptable to the Committee.

Stock Appreciation Rights. The Committee may grant stock appreciation rights (“SARs”) either with a stock option which may be exercised only at such times and to the extent the related option is exercisable (“Tandem SAR”) or independent of a stock option (“Non-Tandem SARs”). A SAR is a right to receive a payment in common stock or cash (as determined by the Committee) equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share of common stock subject to a SAR may not be less than fair market value at the time of grant. The Committee may also grant “limited SARs,” either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control (as defined in the Plan) or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.

Restricted Stock. The Committee may award shares of restricted stock. Except as otherwise provided by the Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends and the right to vote the shares of restricted stock, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement.

Recipients of restricted stock are required to enter into a restricted stock agreement with NYSE Euronext which states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar events or circumstances. Section 162(m) of the Code requires that performance awards be based upon objective performance measures. The performance goals for performance-based restricted stock will be based on one or more of the objective criteria set forth on Exhibit A to the Plan, included in Annex C hereto and discussed in general below.

Performance Shares. The Committee may award performance shares. A performance share is the equivalent of one share of common stock. The recipient of a grant of performance shares will specify one or more performance criteria to meet within a specified period determined by the Committee at the time of grant. The performance goals for performance shares will be based on one or more of the objective criteria set forth on Exhibit A to the Plan, included in Annex C hereto and discussed in general below. A minimum level of acceptable achievement will also be established by the Committee. If, by the end of the performance period, the recipient has achieved the specified performance goals, he or she will be deemed to have fully earned the performance shares. To the extent earned, the performance shares will be paid to the recipient at the time and in the manner determined by the Committee in cash, shares of common stock or any combination thereof.

Other Stock-Based Awards. The Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards (including, without limitation, stock equivalent units, restricted stock units, and awards valued by reference to book value of shares of common stock) under the Plan that are payable in cash or denominated or payable in or valued by shares of common stock or factors that influence the value of such shares. The Committee will determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and/or a minimum vesting period. The performance goals for performance-based other stock-based awards will be based on one or more of the objective criteria set forth on Exhibit A to the Plan, included in Annex C hereto and discussed in general below.

Performance-Based Cash Awards. The Committee may, subject to limitations under applicable law, make a grant of individual target awards either alone or in tandem with stock options, SARs or restricted stock under this Plan that are contingent upon the satisfaction of certain pre-established performance goals that are reached within a specified performance period, each of which, together with any other terms and conditions, shall be determined by the Committee in its sole discretion at the time of grant. At the time the performance goals are established, the Committee will prescribe a formula to determine the percentages (which may be greater than 100%) of the individual target award which may be payable based upon the degree of attainment of the performance goals during the calendar year. The Committee may, in its sole discretion, elect to pay a participant an amount that is less than the participant’s individual target award regardless of the degree of attainment of the performance goals; provided that, with respect to a performance period in which a change in control occurs, the performance goals in respect of such performance period shall be deemed satisfied in full as of the date of such change in control and eligible employees and consultants who are participants at the time of the change in control shall be deemed to have attained a pro rata portion of their individual target awards. The performance goals for performance-based cash awards will be based on one or more of the objective criteria set forth on Exhibit A to the Plan, included in Annex C hereto and discussed in general below.

Performance Goals. The Committee may grant awards of restricted stock, performance shares, performance-based cash awards and other stock-based awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. These awards may be granted, vest and be paid based on attainment of specified performance goals established by the Committee. These performance goals will be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following criteria selected by the Committee:

•	enterprise value or value creation targets;

•	pre-tax or after-tax income (whether on a gross or net basis or pro forma Non-GAAP or US GAAP basis);

•	earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items;

•	net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets;

•	return on assets (gross or net), return on investment, return on capital or return on equity;

•	revenue (net or gross), revenue growth or return on revenue;

•	cash flow;

•	operating margin or margin profit;

•	gross profit or gross margin return on investment;

•	gross profit or gross margin on investment;

•	working capital;

•

specified objectives with regard to limiting the level of increase in all or a portion of our debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its discretion;

•	earnings per share (basic or diluted) or earnings per share from continuing operations;

•	stock price, total stockholder return, fair market value of the shares of the common stock or the growth in the value of an investment in shares of common stock assuming reinvestment of dividends; or

•	a transaction that results in the sale of our stock or assets.

To the extent permitted by law, the Committee may also exclude the impact of an event or occurrence which the Committee determines should be appropriately excluded, including:

•	restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges;

•	an event either not directly related to our operations or not within the reasonable control of our management; or

•	a change in accounting standards required by generally accepted accounting principles.

Performance goals may also be based on individual participant performance goals, as determined by the Committee, in its sole discretion.

In addition, all performance goals may be based upon the attainment of specified levels of NYSE Euronext (or subsidiary, division or other operational unit of NYSE Euronext) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

Amendment and Termination

Notwithstanding any other provision of the Plan, the Board may at any time amend any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant and, provided further that the approval of our stockholders will be obtained to the extent required by applicable law.

Change in Control

Unless otherwise determined by the Committee at the time of grant or in a written employment agreement, awards granted under the restated Plan subject to vesting and/or restrictions will not accelerate and vest or cause the lapse of restrictions upon a change in control (as defined in the Plan) of NYSE Euronext. Instead, such awards will be, in the discretion of the Committee, (i) assumed and continued or substituted in accordance with applicable law, (ii) purchased by NYSE Euronext for an amount equal to the excess of the price of our common stock paid in a change in control over the exercise price of the award(s), or (iii) cancelled if the price of our common stock paid in a change in control is less than the exercise price of the award. The Committee may also, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.

Miscellaneous

Awards granted under the Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Certain U.S. Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Stock Options. In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and NYSE Euronext will not realize an income tax deduction at either such time. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed on the date of grant until the date three months prior to the date of exercise and such recipient does not sell the common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option or (ii) one year after the date of exercise, a subsequent sale of the common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to NYSE Euronext.

If the recipient is not continuously employed on the date of grant until the date three months prior to the date of exercise or such recipient disposes of the common stock acquired upon exercise of the incentive stock option within either of the above mentioned time periods, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of the common stock on the date of exercise over the exercise price, or (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Section 162(m) and 280G of the Code (as described below), we generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

Nonqualified Stock Options. A recipient will not realize any taxable income upon the grant of a nonqualified stock option and NYSE Euronext will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon a subsequent sale of the common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the common stock. Subject to the limitations under Section 162(m) and 280G of the Code (as described below), we will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

All Options. With regard to both incentive stock options and nonqualified stock options, the following also apply: (i) any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their stock options, (ii) any entitlement to a tax deduction on the part of NYSE Euronext is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation), and (iii) in the event that the exercisability or vesting of any award is accelerated because of a change in control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and may be nondeductible by NYSE Euronext.

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and four other executive officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any recipient during a specified period of the plan under which the options are granted is approved by shareholders and is administered by a committee comprised of outside directors. The Plan is intended to satisfy these requirements with respect to options.

The Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

Grants and Awards in 2007

The following outstanding awards were granted under the Plan during the fiscal year ended December 31, 2007 to each of the executive officers named below, all current executive officers as a group, all non-employee directors as a group, and all other employees, respectively:

Name	Number of Shares Underlying Options	Weighted Average Exercise Price of Options	Number of Shares Underlying Restricted Stock Units
Duncan L. Niederauer	—	—	52,056
Jean-François Théodore	—	—	—
Joost van der Does de Willebois	—	—	—
Hugh Freedberg	—	—	—
Catherine R. Kinney	6,209	$99.50	6,219
John A. Thain	30,102	99.50	30,151
Nelson Chai	6,209	99.50	6,219
All Executive Officers as a Group (14 people)	66,825	99.50	66,931
All Non-Employee Directors as a Group (22 people)	—	—	20,127
All Other Employees	517,000	99.50	60,458

Future Plan Awards

The terms and number of options or other awards to be granted in the future under the Plan are to be determined in the discretion of the Committee. Since no such determinations regarding awards or grants have yet been made, the benefits or amounts that will be received by or allocated to our executive officers or other eligible employees or non-employee directors cannot be determined at this time.

Equity Compensation Plan Information

The following table provides information about our shares of common stock that may be issued under equity compensation plans as of December 31, 2007.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,006	$21.36	(1)	7,825
Equity compensation plans not approved by security holders	N/A	N/A		N/A
Total	3,006	$21.36	(1)	7,825

(1)	Corresponding to the weighted-average exercise price of approximately 0.9 million stock options outstanding as of December 31, 2007. Does not include outstanding rights to receive approximately 2.1 million restricted stock units for which there is no exercise price.

STOCKHOLDER PROPOSAL

Stockholder Proposal Regarding Certificated Shares

Mrs. Evelyn Y. Davis, having an office at the Watergate Office Building, Suite 215, 2600 Virginia Avenue, Washington, D.C. 20037, and beneficial owner of 200 shares of common stock, has proposed the adoption of the following resolution and has furnished the following statement in support of her proposal:

RESOLVED: “That the stockholders of NYSE Euronext recommend that the Board of Directors take the necessary steps to issue a stock certificate of OWNERSHIP of NYSE EURONEXT to any shareholder who requests it upon payment of a reasonable fee is so requested.”

REASONS: “At this time NYSE Euronext has seen fit to refuse this request, COMPELLING shareholders to accept so-called ‘book-entry’ only. Book-entry ownership could be subject to identity theft and/or data theft. YOU are the owner of those shares, whether large or small. Besides, hackers can get into computers or even terrorists and destroy them.”

“How would YOU like to have your co-op, condo, house or other ownerships in ‘book-entry’ or YOUR marriage license, divorce papers or car ownership NOT in a certificate?”

This ‘book-entry’ is only of benefit to transfer agents, brokers, banks and corporations NOT to you as an owner. YOU are entitled to an ownership certificate to show PROOF!

Voting for this resolution will give shareholders the opportunity to have a choice of a paper stock certificate or book-entry. Many companies have adopted “choice” including Macy’s, Verizon and AT&T. “If you AGREE, please mark your proxy FOR this resolution.”

NYSE Euronext’s Statement in Opposition

Your Board of Directors opposes this proposal. The securities markets in the U.S. and around the world are rapidly moving toward a paperless environment in which securities transactions and ownership of securities are evidenced frequently by electronic records. The laws of Delaware and most other U.S. states permit companies to eliminate stock certificates. The SEC approved a rule change to amend the NYSE Listed Company Manual to allow dematerialized shares. The Board of Directors believes that eliminating paper stock certificates benefits both the stockholder and the Company.

By eliminating stock certificates, stockholders are protected against the costs of safekeeping paper certificates, and against the loss or damage of negotiable certificates. There is no need for expensive surety bonds, medallion guarantees and other expenses incurred in the replacement of lost stock certificates. There is little danger of fraud from the use of counterfeit stock certificates. Also, stock transactions may be completed more quickly, efficiently and inexpensively.

The Company benefits by saving the significant costs of administering a paper stock certificate program, including but not limited to printing, processing and safekeeping thousands of blank certificates.

For these reasons, the Board of Directors recommends a vote AGAINST the proposal.

Adoption of the preceding stockholder resolution would require the affirmative vote of a majority of shares of common stock of NYSE Euronext voted thereon at the meeting.

OTHER MATTERS

Certain Relationships and Related Transactions

Related-Party Transaction Approval Policy

Our Code of Ethics and Business Conduct, which applies to all of our employees and directors, our subsidiaries and certain persons performing services for us, prohibits all conflicts of interest, unless they have been approved by our Board of Directors (or an authorized committee of the Board). The Board has delegated to the Nominating and Governance Committee the review of potential conflicts of interest, as well as the review and approval of related-party transactions involving more than $120,000. In March 2008, upon the recommendation of the Nominating and Governance Committee, our Board adopted a formal, written related-party transactions approval policy. Under this policy, transactions between us and any executive officer, director or holder of more than 5% of our common stock, or any immediate family member of such person, must be approved or ratified by the Nominating and Governance Committee or our Board in accordance with the terms of the policy. In determining whether to approve or ratify a transaction with related persons, the Nominating and Governance Committee or our Board may consider, among other things: (i) whether the terms of the transaction are fair to NYSE Euronext and would apply on the same basis if the other party to the transaction did not involve a related person; (ii) whether there are compelling business reasons for NYSE Euronext to enter into the transaction; (iii) whether the transaction would impair the independence of an otherwise independent director; and (iv) whether the transaction presents an improper conflict of interest, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of his or her interest in the transaction and the ongoing nature of any proposed relationship and any other factors the Nominating and Governance Committee deems relevant. There were no related-party transactions involving more than $120,000 considered by the Nominating and Governance Committee or our Board in 2007.

Relationships with General Atlantic

As of March 20, 2008, General Atlantic beneficially owned 7,241,962 shares (or approximately 2.3%) of our outstanding common stock. William E. Ford, a director of NYSE Euronext, is Chief Executive Officer of General Atlantic LLC.

The shares of our common stock held by General Atlantic are subject to transfer restrictions pursuant to the terms set forth in a support and lock-up agreement between the NYSE and General Atlantic. These transfer restrictions are scheduled to expire in equal installments on the second and third anniversaries of March 7, 2006. Our Board of Directors may, in its discretion, remove the transfer restrictions applicable to any shares of our common stock held by General Atlantic or on any other shares of our common stock subject to transfer restrictions. Effective June 10, 2007, our Board of Directors released the transfer restrictions on all of the shares of NYSE Euronext common stock subject to transfer restrictions that were scheduled to expire on March 7, 2008. As a result, the only remaining transfer restrictions applicable to shares of NYSE Euronext owned by General Atlantic are scheduled to expire on March 7, 2009. We granted General Atlantic registration rights in connection with its execution of the support and lock-up agreement. The terms of these registration rights are set forth in the Amended and Restated Support and Lock-up Agreement, which is included as Annex B to NYSE Group’s Registration Statement on Form S-4 (File No. 333-126780), first filed with the SEC on July 21, 2005, as well as in the Registration Rights Agreement, dated as of October 20, 2005, which is filed as Exhibit 10.15 to the above referenced Form S-4.

Other Matters

As of the date of this proxy statement, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with the recommendation of the Board or in their best judgment with respect to such matters.

Stockholder Proposals for 2009 Annual Meeting

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials that we will distribute in connection with our 2009 annual meeting must submit their proposals to the Secretary, NYSE Euronext, 11 Wall Street, New York, NY 10005 on or after January 15, 2009 and on or before February 14, 2009. If the date of next year’s annual meeting is moved more than 30 days before or more than 60 days after the anniversary date of this year’s Annual Meeting, stockholders who wish to present proposals for inclusion in our 2009 proxy materials must submit their proposals to the Secretary no earlier than 120 days prior to the 2009 annual meeting and no later than the later of (i) 90 days prior to the 2009 annual meeting and (ii) 10 days following the day on which public announcement of the 2009 annual meeting is first made. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

For a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8, stockholders must give timely notice of the proposal to our Secretary in accordance with the advance notice procedures set forth in our Bylaws, which require, in general, that notice be delivered to our Secretary not later than 90 days prior to, and not earlier than 120 days prior to, the one-year anniversary date of this year’s Annual Meeting. In the event that the date of next year’s annual meeting is more than 30 days before or more than 60 days after the anniversary date, to be timely, notice by the stockholder must be delivered not earlier than 120 days prior to the annual meeting and not later than 90 days prior to the annual meeting or 10 days following the day on which we first make a public announcement of the meeting date.

Director Nominations

In accordance with our Bylaws, in order to be properly brought before the 2009 annual meeting, a stockholder’s nomination of a candidate for the Board must be delivered to the attention of John K. Halvey, General Counsel and Secretary, NYSE Euronext, 11 Wall Street, New York, NY 10005 no later than 90 days prior to the one year anniversary date of this year’s Annual Meeting and no earlier than 120 days prior to the one year anniversary date of this year’s Annual Meeting.

NYSE Required Disclosures

NYSE Euronext filed the certifications required by Section 302 of the Sarbanes-Oxley Act of 2002 as an exhibit to its annual report on Form 10-K filed with the SEC on March 25, 2008.

Consent to Electronic Delivery of Annual Meeting Materials

This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2007 are available on our website at www.nyse.com under the heading “Investor Relations—Financials.” You can save our postage and printing expense by consenting to access these documents over the Internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. If you are a stockholder of record, you may sign up for this service at www.proxyvote.com. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic delivery of materials. Your consent to electronic delivery will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and Internet access charges, for which you will be responsible.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 15, 2008: Our proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2007 are available at http://ww3.ics.adp.com/streetlink/nyx.

VOTING VIA THE INTERNET OR BY TELEPHONE

Provision has been made for you to vote your shares of common stock via the Internet or by touch-tone telephone. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this proxy statement for specific instructions on how to cast your vote by any of these methods.

For stockholders in the U.S., Puerto Rico or Canada, votes submitted via the Internet or by touch-tone telephone must be received by 11:59 p.m., New York time, on May 14, 2008. Submitting your vote via the Internet or by touch-tone telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

For stockholders other than U.S., Puerto Rican or Canadian stockholders, your completed form must be received by your account holder or financial intermediary in sufficient time to ensure that it will be received by NYSE Euronext’s proxy solicitor no later than 11:59 p.m., New York time, on Monday, May 12, 2008.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting via the Internet or by touch-tone telephone should understand that there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

By Order of the Board of Directors:

Jan-Michiel Hessels

Chairman of the Board of Directors

New York, New York

Dated: April 2, 2008

Annex A

DEFINITIONS

“Person” shall mean any natural person, company, corporation or similar entity, government, or political subdivision, agency, or instrumentality of a government.

“Related Persons” shall mean with respect to any Person:

(1) any “affiliate” of such Person (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

(2) any other Person(s) with which such first Person has any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of the stock of the Corporation;

(3) in the case of a Person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of such Person and, in the case of a Person that is a partnership or a limited liability company, any general partner, managing member or manager of such Person, as applicable;

(4) in the case of a Person that is a “member organization” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time), any “member” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time) that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

(5) in the case of a Person that is an OTP Firm, any OTP Holder that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

(6) in the case of a Person that is a natural person, any relative or spouse of such natural Person, or any relative of such spouse who has the same home as such natural Person or who is a director or officer of the Corporation or any of its parents or subsidiaries;

(7) in the case of a Person that is an executive officer (as defined under Rule 3b-7 under the Exchange Act), or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable;

(8) in the case of a Person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability company, as applicable;

(9) in the case of a Person that is a “member” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time), the “member organization” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time) with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act); and

(10) in the case of a Person that is an OTP Holder, the OTP Firm with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act).

A-1

Annex B

INDEPENDENCE POLICY OF THE

NYSE EURONEXT BOARD OF DIRECTORS

Purpose

The purpose of this Policy is to set forth the independence requirements that shall apply to the members of the Board of Directors (the “Board”) of NYSE Euronext.

Independence Requirements

1. Each Director (other than the Chief Executive Officer and the Deputy Chief Executive Officer), including the Chairman of the Board and the Deputy Chairman of the Board if not also the Chief Executive Officer or the Deputy Chief Executive Officer, shall be independent within the meaning of this Policy. A list of the Directors shall be maintained on NYSE Euronext’s web site.

2. A Director shall be independent only if the Board determines that the Director does not have any material relationships with NYSE Euronext and its subsidiaries. When assessing a Director’s relationships and interests, the Board shall consider the issue not merely from the standpoint of the Director, but also from the standpoint of persons or organizations with which the Director is affiliated1 or associated.

3. In making independence determinations, the Board shall consider the special responsibilities of a Director in light of the fact that NYSE Euronext controls entities that are U.S. self-regulatory organizations and U.S. national securities exchanges subject to the supervision of the U.S. Securities and Exchange Commission and entities that are European securities exchanges subject to the supervision of European regulators, including the Dutch Minister of Finance, the French Minister of the Economy, the French Financial Market Authority (Autorité des Marchés Financiers), the Netherlands Authority for the Financial Markets (Autoriteit Financiele Markten), the Belgian Banking, Finance, and Insurance Commission (Commission Bancaire, Financière, et des Assurances), the French Committee of Credit Establishments and Investment Undertakings (Comité des Etablissements de Crédit et des Enterprises d’Investissement – CECEI), the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários – CMVM) and the U.K. Financial Services Authority (FSA), in each case only to the extent that it has authority and jurisdiction in the particular context.

4. The Board shall make an independence determination with respect to each Director required to be independent hereunder upon the Director’s nomination or appointment to the Board and thereafter at such times as the Board considers advisable in light of the Director’s circumstances and any changes to this Policy, but in any event not less frequently than annually.

5. It shall be the responsibility of each Director to inform the Chairman of the Board and the Chairman of the Nominating & Governance Committee2 promptly and otherwise as requested of the existence of such relationships and interests which might reasonably be considered to bear on the Director’s independence.

6. Any Director required to be independent hereunder whom the Board otherwise determines not to be independent under this Policy shall be deemed to have tendered his or her resignation for consideration by the Board, and such resignation shall not be effective unless and until accepted by the Board.

[1]

An “affiliate” of, or a person “affiliated” with, a specific person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

[2]	As applied to the board of NYSE Regulation, Inc., this reference is to the Nominating and Governance Committee of NYSE Regulation, Inc.

Independence Qualifications

1. In making an independence determination with respect to any Director or Director candidate, the Board shall consider the standards below with respect to relationships or interests of the Director or Director candidate with or in

(a) NYSE Euronext and its subsidiaries;

(b) members and allied members (as defined in paragraphs (a) and (c), respectively, of Rule 2 of New York Stock Exchange LLC), allied persons (as defined in Rule 1.1(b) of NYSE Arca, Inc. and Rule 1.1(c) of NYSE Arca Equities, Inc.) and OTP Holders of NYSE Arca, Inc. (as defined in Rule 1.1(q) of NYSE Arca, Inc.);

(c) member organizations of New York Stock Exchange LLC (as defined in paragraph (b) of Rule 2 of New York Stock Exchange LLC), OTP Firms of NYSE Arca, Inc. (as defined in Rules 1.1(r) of NYSE Arca, Inc.) and ETP Holders of NYSE Arca Equities, Inc. (as defined in Rule 1.1(n) of NYSE Arca Equities, Inc.) (collectively, “Member Organizations”) and non-member broker-dealers that are registered under the U.S. Securities Exchange Act of 1934, as amended, and engage in business involving substantial direct contact with securities customers (“Non-Member Broker-Dealers”); and

(d) issuers of securities listed on New York Stock Exchange LLC or on NYSE Arca, Inc.

The standards relating to category (a) are the same as those that New York Stock Exchange LLC applies to its own listed companies. The standards relating to categories (b), (c) and (d) stem from the differing regulatory responsibilities and roles that New York Stock Exchange LLC and NYSE Arca, Inc. exercise in overseeing the organizations and companies included in those categories.

2. The term “approved person” used herein has the meaning set forth in the Rules of New York Stock Exchange LLC, NYSE Arca, Inc. and NYSE Arca Equities, Inc.

3. The term “immediate family member” with respect to any Director has the meaning set forth in the NYSE Listed Company Manual.

4. The term “U.S. Listed Company” means a company (other than a Member Organization) whose securities are listed on New York Stock Exchange LLC or on NYSE Arca, Inc.

5. The following independence criteria shall apply:

Independence from NYSE Euronext and its Subsidiaries

A Director is not independent if the Director or an immediate family member of the Director has or had a relationship or interest with or in NYSE Euronext or its subsidiaries that, if such relationship or interest existed with respect to a U.S. Listed Company on the New York Stock Exchange LLC, would preclude a Director of the U.S. Listed Company from being considered an independent Director of the U.S. Listed Company pursuant to Section 303A.02(a) or (b) of the NYSE Listed Company Manual.3

Members, Allied Members, Allied Persons and Approved Persons

A Director is not independent if he or she is, or within the last three years was, or has an immediate family member who is, or within the last three years was, a member, allied member, allied person or approved person (in each case as defined above).

[3]	The relevant sections of the NYSE Listed Company Manual and commentary are available on the website at www.nyse.com/pdfs/finalcorpgovrules.pdf.

Member Organizations

A Director is not independent if the Director (a) is, or within the last three years was, employed by a Member Organization, (b) has an immediate family member who is, or within the last three years was, an executive officer of a Member Organization, (c) has within the last three years received from any Member Organization more than $100,000 per year in direct compensation, or received from Member Organizations in the aggregate an amount of direct compensation which in any one year is more than 10 percent of the Director’s annual gross income for such year, excluding in each case Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or (d) is affiliated, directly or indirectly, with a Member Organization; provided, however, that a director of an affiliate of a Member Organization shall not per se fail to be independent. A director of an affiliate of a Member Organization, however, cannot qualify as an independent director of New York Stock Exchange LLC, NYSE Market, Inc. or NYSE Regulation, Inc.

Non-Member Broker-Dealers

A Director is not independent if the Director is employed by or affiliated, directly or indirectly, with a Non-Member Broker-Dealer.

Listed Companies

A Director is not independent if the Director is an executive officer of an issuer of securities listed on New York Stock Exchange LLC or NYSE Arca, Inc., unless such issuer is a “foreign private issuer” as defined under Rule 3b-4 promulgated under the U.S. Securities Exchange Act of 1934, as amended (a “Foreign Private Issuer”). A Director who is an executive officer of a Foreign Private Issuer shall not per se fail to be independent. An executive officer of an issuer whose securities are listed on New York Stock Exchange LLC or NYSE Arca, Inc. (regardless of whether such issuer is a Foreign Private Issuer) cannot qualify as an independent director of New York Stock Exchange LLC, NYSE Market, Inc. or NYSE Regulation, Inc.

Disclosure of Charitable Relationships

NYSE Euronext shall make disclosure of any charitable relationship that a U.S. Listed Company would be required to disclose pursuant to NYSE Listed Company Manual Section 303A.02(b)(v) and commentary. Gifts by NYSE Euronext shall not favor charities on which any Director serves as an executive officer or member of the board of trustees or directors or comparable governing body.

Transition Period

The independence requirements set forth in this Policy shall not apply to the European Persons on the Board until the annual meeting of the stockholders of NYSE Euronext in 2008. A European Person on the Board who does not satisfy the independence requirements of this Policy but for the prior sentence, however, cannot qualify as an independent director of New York Stock Exchange LLC, NYSE Market, Inc. or NYSE Regulation, Inc.

Additional Independence Requirement

Notwithstanding the foregoing, the sum of (a) executive officers of Foreign Private Issuers (including, for the avoidance of doubt, companies whose securities are listed on any Euronext exchange), (b) executive officers of NYSE Euronext, (c) European Persons on the Board who do not satisfy the independence requirements of this Policy but for the “Transition Period” provision set forth above, and (d) directors of affiliates of Member Organizations, together, shall constitute no more than a minority of the total number of Directors of NYSE Euronext.

Annex C

NYSE EURONEXT

OMNIBUS INCENTIVE PLAN

(As Amended and Restated Effective May 15, 2008)

i

NYSE EURONEXT

OMNIBUS INCENTIVE PLAN

(As Amended and Restated Effective May 15, 2008)

ARTICLE I

PURPOSE

The purpose of this Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors stock-based and cash incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

The Plan, which was originally adopted by the Company and approved by its stockholders effective March 8, 2006, is hereby amended and restated effective May 15, 2008, subject to the approval of the Company’s stockholders.

ARTICLE II

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1 “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company; (d) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that the Common Stock subject to any Award constitutes “service recipient” stock for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

2.2 “Appreciation Award” means any Award under the Plan of any Stock Option, Stock Appreciation Right or Other Stock-Based Award, provided that such Other Stock-Based Award is based on the appreciation in value of a share of Common Stock in excess of an amount equal to at least the Fair Market Value of the Common Stock on the date such Other Stock-Based Award is granted.

2.3 “Award” means any award under this Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Share, Other Stock-Based Award, or Performance-Based Cash Award. All Awards shall be confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define

“cause” (or words of like import)), termination due to: (i) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony; (ii) perpetration by a Participant of an illegal act, dishonesty, or fraud which could cause significant economic injury to the Company; (iii) a Participant’s insubordination, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company; (iv) continuing willful and deliberate failure by the Participant to perform the Participant’s duties in any material respect, provided that the Participant is given notice and an opportunity to effectuate a cure as determined by the Committee; or (v) a Participant’s willful misconduct with regard to the Company that could have a material adverse effect on the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under the Certificate of Incorporation and By-Laws of the Company or applicable Delaware law.

2.6 “Change in Control” has the meaning set forth in Section 13.2.

2.7 “Change in Control Price” has the meaning set forth in Section 13.1.

2.8 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.9 “Committee” means: (a) with respect to the application of this Plan to Eligible Employees and Consultants, a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom shall be (i) a “non-employee director” as defined in Rule 16b-3, (ii) to the extent required Section 162(m) of the Code, an “outside director” as defined in Section 162(m) of the Code; and (iii) an “independent director” as defined under Section 303A.02 of the NYSE Listed Company Manual or such other applicable stock exchange rule and (b) with respect to the application of this Plan to Non-Employee Directors, (i) the Board or (ii) a committee or subcommittee (which may differ from the committee or subcommittee established for the grant of Awards to employees) comprised of two or more non-employee directors each of whom qualify as a “non-employee director” as defined in Rule 16b-3 and an “independent director” as defined under Section 303A.02 of the NYSE Listed Company Manual. To the extent that no Committee exists that has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.10 “Common Stock” means the Common Stock, $0.01 par value per share, of the Company.

2.11 “Company” means NYSE Euronext, a Delaware corporation, and its successors by operation of law.

2.12 “Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or its Affiliates pursuant to a written agreement, which services are not in connection with the offer and sale of securities in a capital raising transaction.

2.13 “Corporate Transaction” has the meaning set forth in Section 4.2(a).

2.14 “Detrimental Activity” means: (a) the disclosure to anyone outside the Company or its Affiliates, or the use in any manner other than in the furtherance of the Company’s or its Affiliate’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company or its Affiliates that is acquired by a Participant prior to the Participant’s Termination; (b) activity while employed or performing services that results, or if known could result, in the Participant’s Termination that is classified by the Company as a termination for Cause; (c) the Participant’s Disparagement, or inducement of others to do so, of the Company or its Affiliates or their past and present officers, directors, employees or products; or (d) material breach of any agreement between the Participant and the Company or an Affiliate (including, without limitation, any employment agreement or noncompetition or nonsolicitation agreement). Unless otherwise determined by the Committee at grant, Detrimental Activity shall not be deemed to occur after the end of the one-year period following the Participant’s Termination. For purposes of subsections (a), (c) and (d) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

2.15 “Disability” means with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.16 “Disparagement” means making comments or statements to the press, the Company’s or its Affiliates’ employees, consultants or any individual or entity with whom the Company or its Affiliates has a business relationship which could reasonably be expected to adversely affect in any manner: (a) the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects); or (b) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees.

2.17 “Effective Date” means the effective date of this Plan as defined in Article XVII.

2.18 “Eligible Employees” means each employee of the Company or an Affiliate.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.20 “Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded; or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.21 “Family Member” means “family member” as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time.

2.22 “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parent (if any) under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.23 “Merger Agreement” means the Agreement and Plan of Merger, dated as of April 20, 2005, as amended and restated as of July 20, 2005 and as amended as of October 20, 2005 and November 2, 2005, by and among the New York Stock Exchange, Inc., Archipelago Holdings, Inc., the Company, NYSE Merger Sub LLC, NYSE Merger Corporation Sub, Inc. and Archipelago Merger Sub, Inc.

2.24 “Merger Transaction” means the consummation of the merger transactions contemplated in the Agreement and Plan of Merger, dated as of April 20, 2005, as amended and restated as of July 20, 2005 and as amended as of October 20, 2005 and November 2, 2005, by and among the New York Stock Exchange, Inc., Archipelago Holdings, Inc., the Company, NYSE Merger Sub LLC, NYSE Merger Corporation Sub, Inc. and Archipelago Merger Sub, Inc., pursuant to which, among other things, the NYSE and Archipelago Holdings, Inc. each agreed to combine and become wholly-owned subsidiaries of the Company.

2.25 “Merger Transaction Grant Date” means the date described in Section 10.3(a) of the Plan.

2.26 “Merger Transaction RSUs” means the restricted stock units granted to Eligible Employees on the terms and conditions set forth in Section 10.3 hereof.

2.27 “Non-Employee Director” means a director of the Company who is not an active employee of the Company or an Affiliate.

2.28 “Non-Qualified Stock Option” means any Stock Option awarded under this Plan that is not an Incentive Stock Option.

2.29 “Other Stock-Based Award” means an Award under Article X of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, a restricted stock unit, a Merger Transaction RSU, or an Award valued by reference to an Affiliate.

2.30 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.31 “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to this Plan.

2.32 “Performance-Based Cash Award” means a cash Award under Article XI of this Plan that is payable or otherwise based on the attainment of certain pre-established performance goals during a Performance Period.

2.33 “Performance Period” has the meaning set forth in Section 9.1.

2.34 “Performance Share” means an Award made pursuant to Article IX of this Plan of the right to receive Common Stock or cash of an equivalent value at the end of a specified Performance Period.

2.35 “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

2.36 “Plan” means this NYSE Euronext Omnibus Incentive Plan, as amended from time to time.

2.37 “Reference Stock Option” has the meaning set forth in Section 7.1.

2.38 “Registration Date” means the first date on which any class of common equity securities of the Company is required to be registered under Section 12 of the Exchange Act.

2.39 “Restricted Stock” means an Award of shares of Common Stock under this Plan that is subject to restrictions under Article VIII.

2.40 “Restriction Period” has the meaning set forth in Section 8.3(a).

2.41 “Retirement” means a voluntary Termination of Employment at or after age 55, except that in no event shall Retirement result from the involuntary termination of a Participant’s employment by the Company or an Affiliate for any reason whether for Cause or without Cause. With respect to a Participant’s Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after the Participant’s attainment of age 65.

2.42 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.43 “Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any applicable Treasury regulations thereunder.

2.44 “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulations thereunder.

2.45 “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.46 “Severance Eligible Termination” means an involuntary Termination of Employment without Cause due to organizational changes and reduction in personnel implemented by the Employer through the elimination or modification of job function and reduction in headcount or such other involuntary Termination of Employment without Cause for which severance is payable by the Employer.

2.47 “Stock Appreciation Right” means the right pursuant to an Award granted under Article VII. A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for a number of shares of Common Stock equal to the difference between (a) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (b) the aggregate exercise price of such Stock Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right to receive a number of shares of Common Stock equal to the difference between (i) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (ii) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.48 “Stock Option” or “Option” means any option to purchase shares of Common Stock pursuant to Article VI.

2.49 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.50 “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.51 “Termination” means a Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable.

2.52 “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible

Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.53 “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.54 “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, or a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.55 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee.

3.2 Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of this Plan, to Eligible Employees, Consultants and Non-Employee Directors (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Performance Shares; (v) Other Stock-Based Awards; and (vi) Performance-Based Cash Awards, although Non-Employee Directors are not eligible to receive Performance-Based Cash Awards. In particular, the Committee shall have the authority:

(a)	to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b)	to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants and Non-Employee Directors;

(c)	to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)	to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions; or

(e)	waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(f)	to determine whether, to what extent and under what circumstances grants of Options and other Awards under this Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of this Plan;

(g)	to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.3(d);

(h)	to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant in any case, in a manner intended to comply with Section 409A of the Code;

(i)	to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(j)	to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

(k)	to determine whether a Restricted Stock Unit shall automatically vest in full on the date of the Participant’s Termination of Employment if the result of a Severance Eligible Termination; and

(l)	to determine whether a Restricted Stock Unit shall continue to vest during the period that the Participant receives enhanced severance from the Employer following the Participant’s Termination of Employment due to a Severance Eligible Termination; provided, however, that if such continued vesting is to be provided, the Restricted Stock Unit to be granted shall be designed in a manner that is intended to comply with the requirements of Section 409A.

3.3 Guidelines. Subject to Article XIV hereof, the Committee shall, in its sole discretion, have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may authorize the Chief Executive Officer of the Company to grant Awards, other than Awards intended to be “performance-based” under Section 162(m) of the Code, to Eligible Employees, other than employees subject to Section 16 of the Exchange Act, subject to applicable law and such limitations as the Committee may determine from time to time in its discretion. The Committee may, in its sole discretion, correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of this Plan. The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. This Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code and this Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6 Designation of Consultants/Liability.

(a)	The Committee may, in its sole discretion, designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

(b)	The Committee may, in its sole discretion, employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to subsection (a) above shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.

3.7 Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s fraud. Such indemnification shall be in addition to any rights of indemnification the officers, employees, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

ARTICLE IV

SHARE LIMITATION

4.1 Shares.

(a)

General Limitations. The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under this Plan shall not exceed 9,000,000 shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. Any shares of Common Stock that are subject to Awards other than Appreciation Awards shall be counted against the foregoing limit as 3 shares for every share granted. If any Option, Stock Appreciation Right or Other Stock-Based Award that is an Appreciation Award granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If any shares of Restricted Stock, Performance Shares or Other Stock-Based Awards that are not Appreciation Awards granted under this Plan are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Shares or Other Stock-Based Awards that are not Appreciation Awards shall again be available for purposes of Awards under the Plan, as provided in this Section 4.1(a). If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under this Plan. Notwithstanding anything herein to the contrary, any share of Common Stock that again becomes available for grant pursuant to this Section 4.1(a) shall be added back as one share of Common Stock if such share were subject to an Appreciation Award (e.g., a Stock Appreciation Right) granted under the Plan and as 3 shares if such share was subject to an Award other than an Appreciation Award granted under the Plan.

(b)	Individual Participant Limitations. (i) The maximum number of shares of Common Stock subject to any Award of Stock Options, Stock Appreciation Rights, Performance Shares, Other Stock-Based Awards, shares of Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals in accordance with Section 8.3(a)(ii) herein which may be granted under this Plan during any fiscal year of the Company to each Participant shall be 600,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 600,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) during any fiscal year of the Company. If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Eligible Employee’s or Consultant’s individual share limitations for both Stock Appreciation Rights and Stock Options; (ii) there are no annual individual Eligible Employee or Consultant share limitations on Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is not subject to attainment of Performance Goals in accordance with Section 8.3(a)(ii) hereof; (iii) the maximum value at grant of Performance Shares which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be $15,000,000. Each Performance Share shall be referenced to one share of Common Stock and shall be charged against the available shares under this Plan at the time the unit value measurement is converted to a referenced number of shares of Common Stock in accordance with Section 10.1; or (iv) the individual Participant limitations set forth in this Section 4.1(b) shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted to an Eligible Employee or Consultant during a fiscal year are not covered by an Award to such Eligible Employee or Consultant in a fiscal year, the number of shares of Common Stock available for Awards to such Eligible Employee or Consultant shall automatically increase in the subsequent fiscal years during the term of the Plan until used. The maximum payment under any Performance-Based Cash Award payable with respect to any fiscal year of the Company and for which the grant of such Award is subject to the attainment of Performance Goals in accordance with Section 11.2(c) herein which may be granted under this Plan with respect to any fiscal year of the Company to each Eligible Employee or Consultant shall be $15,000,000.

4.2 Changes.

(a)

The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reclassification, reorganization or other change in the Company’s capital structure or its business, including without limitation, any stock split, reverse stock split, stock dividend, cash dividend or dividend or distribution of cash, stock or other property, share combination or similar event affecting the capital structure of the Company; (ii) any merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, disaffiliation or similar event affecting the Company or any of its Affiliates (a “Corporate Transaction”); (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate; or (vi) any other corporate act or proceeding (a “Capital Change”).

(b)	Subject to the provisions of Section 4.2(d) and compliance with applicable legal and regulatory requirements, in the event of a Capital Change or Corporate Transaction (each, a “Section 4.2 Event”), the Committee or the Board shall make appropriate and equitable substitutions or adjustments to: (i) the aggregate number and/or kind of shares of Common Stock or other securities reserved for issuance and delivery under the Plan; (ii) the various maximum limitations set forth in Section 4.1 upon certain types of Awards (other than the cash based award limits) and upon the grants to individuals of certain types of Awards; (iii) the number and kind of shares of Common Stock or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Options and Stock Appreciation Rights and grants to individuals of certain types of Awards. In addition, if there shall occur any change in the capital structure or the business of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”), including by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all the Company’s assets or business, then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Section 4.2 shall be consistent with the applicable Section 4.2 Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event.

(c)	Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

(d)

In the case of a Corporate Transaction, the Committee may, in its discretion, (i) cancel all outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly-traded equity securities of the ultimate surviving entity, any such determination by the Committee or the Board that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (ii) substitute other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Common Stock subject to outstanding Awards; and (iii) in connection with any disaffiliation, arrange for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). If a Corporate Transaction occurs but the Committee does not take the actions specified in this Section 4.2(d), then the provisions of Section 4.2(b) and Article XIII shall apply. Any action or adjustment authorized under this Section 4.2(d) and taken by the Committee or the Board shall be final, binding and conclusive on the Company, the Board and all Participants and their respective heirs, executors, administrators, successors and permitted assigns.

4.3 Minimum Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY – GENERAL REQUIREMENTS FOR AWARDS

5.1 General Eligibility. All Eligible Employees, Consultants, Non-Employee Directors and prospective employees and consultants are eligible to be granted Awards, subject to the terms and conditions of this Plan. Eligibility for the grant of Awards and actual participation in this Plan shall be determined by the Committee in its sole discretion.

5.2 Incentive Stock Options. Notwithstanding anything herein to the contrary, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under this Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in this Plan shall be determined by the Committee in its sole discretion.

5.3 General Requirement. The vesting and exercise of Awards granted to a prospective employee or consultant are conditioned upon such individual actually becoming an Eligible Employee or Consultant.

5.4 Special Rules — NYSE Regulation, Inc. Unless the Board determines otherwise, all Awards granted under the Plan shall be subject to the special rules set forth in Article XX hereof which govern the treatment of Awards held by Participants who transfer to employment with NYSE Regulation, Inc.

ARTICLE VI

STOCK OPTIONS

6.1 Options. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Stock Option granted under this Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2 Grants. The Committee shall, in its sole discretion, have the authority to grant to any Eligible Employee (subject to Section 5.2) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall, in its sole discretion, have the authority to grant Non-Qualified Stock Options to any Consultant or Non-Employee Director. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify shall constitute a separate Non-Qualified Stock Option.

6.3 Terms of Options. Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee, in its sole discretion, shall deem desirable:

(a)	Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock

Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b)	Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c)	Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Unless otherwise determined by the Committee at grant, the Option agreement shall provide that (i) in the event the Participant engages in Detrimental Activity prior to any exercise of the Stock Option, all Stock Options held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Stock Option, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one year period commencing on the later of the date the Stock Option is exercised or becomes vested, the Company shall be entitled to recover from the Participant at any time within one year after such exercise or vesting, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter).

(d)	Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee, including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Participant based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee, in its sole discretion. No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)

Non-Transferability of Options. No Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as determined by the Committee, in its sole discretion. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a

Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of this Plan and the applicable Award agreement.

(f)	Termination by Death or Disability. Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, if Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(g)	Termination due to Retirement. Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by Retirement, all unvested Stock Options held by such Participant that would have vested on the first scheduled vesting date next following the Participant’s Retirement shall immediately vest and become exercisable on the last day of the month immediately preceding the Participant’s Retirement and all unvested Stock Options shall be forfeited. All Stock Options that are vested and exercisable at the time of the Participant’s Termination due to Retirement may be exercised by the Participant at any time within a period of one year from the date of such Termination due to Retirement, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(h)	Involuntary Termination Without Cause. Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i)	Voluntary Termination. Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in subsection (j)(y) below), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 30 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(j)	Termination for Cause. Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in subsection (i) above) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(k)	Unvested Stock Options. Except as provided in Section 6.5(g) or as otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(l)

Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may, in its sole discretion, amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(m)	Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of this Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may, in its sole discretion modify, extend or renew outstanding Stock Options granted under this Plan (provided that the rights of a Participant are not reduced without his or her consent and provided further that such action does not subject the Stock Option to Section 409A of the Code). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(n)	Other Terms and Conditions. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of this Plan, as the Committee shall, in its sole discretion, deem appropriate.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under this Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2 Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee in its sole discretion, and the following:

(a)	Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)	Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c)	Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.3(c).

(d)	Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

(e)	Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion at grant, or thereafter if no rights of a Participant are reduced) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement, multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised.

(f)	Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

(g)	Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.3(e) of the Plan.

7.3 Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under this Plan.

7.4 Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee in its sole discretion, and the following:

(a)	Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)	Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 7 years after the date the right is granted.

(c)	Exercisability. Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Unless otherwise determined by the Committee at grant, the Award agreement shall provide that (i) in the event the Participant engages in Detrimental Activity prior to any exercise of the Non-Tandem Stock Appreciation Right, all Non-Tandem Stock Appreciation Rights held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Non-Tandem Stock Appreciation Right, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one-year period commencing on the later of the date the Non-Tandem Stock Appreciation Right is exercised or becomes vested, the Company shall be entitled to recover from the Participant at any time within one year after such exercise or vesting, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter).

(d)	Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (b) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e)	Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion at grant, or thereafter if no rights of a Participant are reduced) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

(f)	Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

(g)	Termination. Unless otherwise provided in an Award agreement, upon Termination, Non-Tandem Stock Appreciation Rights shall be exercised in accordance with the provisions of Section 6.3 (f) through (k) of the Plan.

7.5 Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive in cash or Common Stock, as determined by the Committee, an amount equal to the amount (a) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights, or (b) set forth in Section 7.4(e) with respect to Non-Tandem Stock Appreciation Rights, as applicable.

ARTICLE VIII

RESTRICTED STOCK

8.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole discretion, including to comply with the requirements of Section 162(m) of the Code.

Unless otherwise determined by the Committee at grant, each Award of Restricted Stock shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one-year period after, any vesting of Restricted Stock, the Committee may direct that all unvested Restricted Stock shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to the Fair Market Value at the time of vesting of any Restricted Stock which had vested in the period referred to above.

8.2 Awards and Certificates. Eligible Employees, Consultants and Non-Employee Directors selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a)	Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b)	Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such other period as the Committee may specify) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c)	Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the NYSE Euronext (the “Company”) Omnibus Incentive Plan (the “Plan”) and an Agreement entered into between the registered owner and the Company evidencing the award under the Plan. Copies of such Plan and Agreement are on file at the principal office of the Company.”

(d)	Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

(a)	Restriction Period. (i) The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under this Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Award agreement and such agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of Performance Goals pursuant to Section 8.3(a)(ii) below and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.

(ii) Objective Performance Goals, Formulae or Standards. If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the Performance Goals and the applicable vesting percentage of the Restricted Stock Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, to the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

(b)

Rights as a Stockholder. Except as provided in this subsection (b) and subsection (a) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(c)	Termination. Unless otherwise specified in the applicable Restricted Stock Award agreement, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited.

(d)	Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE IX

PERFORMANCE SHARES

9.1 Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the “Performance Period”) during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2.

Unless otherwise determined by the Committee at grant, each Award of Performance Shares shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one-year period after, any vesting of Performance Shares, the Committee may direct (at any time within one year thereafter) that all unvested Performance Shares shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to any gain the Participant realized from any Performance Shares which had vested in the period referred to above.

Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance Share upon the attainment of objective performance goals established pursuant to Section 9.2(c) below.

9.2 Terms and Conditions. Performance Shares awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a)	Earning of Performance Share Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 9.2(c) are achieved and the percentage of each Performance Share Award that has been earned.

(b)	Non-Transferability. Subject to the applicable provisions of the Award agreement and this Plan, Performance Shares may not be Transferred during the Performance Period.

(c)

Objective Performance Goals, Formulae or Standards. The Committee shall establish the objective Performance Goals for the earning of Performance Shares based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

(d)	Dividends. Unless otherwise determined by the Committee at the time of grant, amounts equal to any dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share will not be paid to the Participant.

(e)	Payment. Following the Committee’s determination in accordance with subsection (a) above, shares of Common Stock or, as determined by the Committee in its sole discretion, the cash equivalent of such shares shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative, in an amount equal to such individual’s earned Performance Share. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Share and/or subject the payment of all or part of any Performance Share to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(f)	Termination. Subject to the applicable provisions of the Award agreement, upon a Participant’s Termination for any reason during the Performance Period for a given Award, the Performance Shares in question will be forfeited.

(g)	Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, in its sole discretion, at or after grant, accelerate the vesting of all or any part of any Performance Share Award and/or waive the deferral limitations for all or any part of such Award.

ARTICLE X

OTHER STOCK-BASED AWARDS

10.1 Other Awards. The Committee, in its sole discretion, is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units. To the extent permitted by law, the Committee may, in its sole discretion, permit Eligible Employees and/or Non-Employee Directors to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under this Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be in a manner intended to comply with Section 409A of the Code. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of this Plan, the Committee shall, in its sole discretion, have authority to determine the Eligible Employees, Consultants and Non-Employee Directors to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals set forth on Exhibit A as the Committee may determine, in its sole discretion; provided that to the extent that such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the vesting of such Other Stock-Based Awards based on a performance period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

10.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a)	Non-Transferability. Subject to the applicable provisions of the Award agreement and this Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)	Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and this Plan, the recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award.

(c)	Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

(d)	Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion.

(e)	Payment. Form of payment for the Other Stock-Based Award shall be specified in the Award agreement.

10.3 Grant of Restricted Stock Units in Connection with the Merger Transaction.

(a)	Grant of RSUs. In connection with the Merger Transaction, the Committee, in its sole discretion, shall authorize the grant of restricted stock units to Eligible Employees on the terms and conditions set forth in this Section 10.3. All such restricted stock units (hereinafter, “Merger Transaction RSUs”) will be granted on the closing date of the Merger Transaction or as soon as practicable thereafter (the “Merger Transaction Grant Date”). All Merger Transaction RSUs will be granted subject to the terms and conditions of the Plan and each Award will be memorialized in a separate agreement between the Company and the Participant.

(b)	Vesting. All Merger Transaction RSUs shall vest on a cumulative basis, as follows: (i) 50% shall vest immediately on the Merger Transaction Grant Date; (ii) an additional 25% shall vest on the first anniversary of the Merger Transaction Grant Date; and (iii) the balance of each Award (25%) shall vest on the second anniversary of the Merger Transaction Grant Date.

(c)	Distribution. Subject to the provisions of Section 10.3(d), on or as soon as reasonably practicable following the applicable vesting date, the Company shall distribute one share of Common Stock with respect to each Merger Transaction RSU that vests on such date (subject to share adjustment pursuant to Article IV of the Plan, as applicable.) Upon delivery of such shares of Common Stock, all obligations of the Company with respect to each such Merger Transaction RSU shall be satisfied.

(d)	Lock-Up Period. In no event shall any shares of Common Stock subject to a Merger Transaction RSU be distributed prior to the expiration of the Lock-Up Period, as defined in Section 5.1 of the Merger Agreement, which period shall end on the third anniversary of the Merger Transaction Grant Date.

(e)	Employment Termination. Upon a Participant’s Termination, other than for Cause, all un-vested Merger Transaction RSUs shall automatically be forfeited and all vested Merger Transaction RSUs shall be distributed as soon as practicable following the expiration of the Lock-Up Period in the manner described in Section 10.3(c) or 10.3(f), as applicable. In the event of a Participant’s Termination for Cause, all Merger Transaction RSUs, whether or not vested and whether or not payable in Common Stock or cash, shall be forfeited.

(f)	Transfer to NYSE Regulation, Inc. Notwithstanding any contrary provision contained in this Article X, if a Participant transfers employment to NYSE Regulation, Inc., any Merger Transaction RSUs granted to such Participant prior to such employment transfer shall automatically be converted from a deferred stock award to a deferred cash award (“Cash Award”) but shall otherwise continue to be subject to the terms and conditions of the Plan, including this Article X and the vesting schedule set forth in Section 10.3(b) above and the forfeiture provisions in Section 10.3(e). The value of the Cash Award shall be calculated on the basis of 90% of the Fair Market Value of a share of Common Stock on the effective date of the Participant’s transfer of employment from the Company or Affiliate to NYSE Regulation, Inc. The Cash Award, which shall be payable from the general assets of the Company, subject to its creditors, shall be paid to the Participant as soon as practicable following the expiration of the Lock-Up Period. The Cash Award payable under this Section 10.3(f) shall be adjusted annually for earnings at a money market fund rate, or at the rate of return on another stable value investment vehicle designed for the preservation of principal, as determined by the Company. Upon payment of the Cash Award to the Participant, all obligations of the Company with respect to the Merger Transaction RSUs granted to such Participant shall be satisfied.

(g)	Other Terms and Conditions. Merger Transaction RSUs may contain such other provisions, which shall not be inconsistent with any of the terms of this Plan, as the Committee shall, in its sole discretion, deem appropriate. Merger Transaction RSUs shall be memorialized in a written agreement between the Company and the Participant.

ARTICLE XI

PERFORMANCE-BASED CASH AWARDS

11.1 Performance-Based Cash Awards. Performance-Based Cash Awards may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, or Restricted Stock. Subject to the provisions of this Plan, the Committee shall, in its sole discretion, have authority to determine the Eligible Employees and Consultants to whom, and the time or times at which, such Awards shall be made, the dollar amount to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the payment of dollar amount under such Awards upon the completion of a specified Performance Period.

For each Participant, the Committee may specify a targeted performance award. The individual target award may be expressed, at the Committee’s discretion, as a fixed dollar amount, a percentage of base pay or total pay (excluding payments made under the Plan), or an amount determined pursuant to an objective formula or standard. Establishment of an individual target award for a Participant for a calendar year shall not imply or require that the same level individual target award (if any such award is established by the Committee for the relevant Participant) be set for any subsequent calendar year. At the time the Performance Goals are established, the Committee shall prescribe a formula to determine the percentages (which may be greater than 100%) of the individual target award which may be payable based upon the degree of attainment of the Performance Goals during the calendar year. Notwithstanding anything else herein, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the Participant’s individual target award (or attained percentage thereof) regardless of the degree of attainment of the Performance Goals; provided that no such discretion to reduce an Award earned based on achievement of the applicable Performance Goals shall be permitted for the calendar year in which a Change in Control of the Company occurs, or during such calendar year with regard to the prior calendar year if the Awards for the prior calendar year have not been made by the time of the Change in Control of the Company, with regard to individuals who were Participants at the time of the Change in Control of the Company.

11.2 Terms and Conditions. Performance-Based Awards made pursuant to this Article XI shall be subject to the following terms and conditions:

(a)	Vesting of Performance-Based Cash Award. At the expiration of the applicable Performance Period, the Committee shall determine and certify in writing the extent to which the Performance Goals established pursuant to Section 11.2(c) are achieved and the percentage of the Participant’s individual target award has been vested and earned.

(b)	Waiver of Limitation. In the event of the Participant’s Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article XI.

(c)	Objective Performance Goals, Formulae or Standards.

(i)	The Committee shall establish the objective Performance Goals and the individual target award (if any) applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any Performance-Based Award is intended to comply with the provisions of Section 162(m) of the Code, if any provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

(ii)	The measurements used in Performance Goals set under the Plan shall be determined in accordance with Generally Accepted Accounting Principles (“GAAP”), except, to the extent that any objective Performance Goals are used, if any measurements require deviation from GAAP, such deviation shall be at the discretion of the Committee at the time the Performance Goals are set or at such later time to the extent permitted under Section 162(m) of the Code.

(d)	Payment. Following the Committee’s determination and certification in accordance with subsection (a) above, the Performance-Based Cash Award amount shall be delivered to the Eligible Employee or his legal representative, in accordance with the terms and conditions of the Award agreement.

ARTICLE XII

NON-EMPLOYEE DIRECTOR AWARDS

12.1 Discretionary Awards to Non-Employee Directors. A Non-Employee Director shall be eligible to receive Awards under the Plan in accordance with its terms, including those set forth in this Article XII and such other terms and conditions as may be established by the Board consistent with the terms of the Plan and set forth in an Award agreement at grant or thereafter.

12.2 Acceleration of Exercisability. All Awards granted to a Non-Employee Director and not previously vested or exercisable shall become fully vested and exercisable upon such director’s death or, in the case of all

Awards other than Restricted Stock, the Non-Employee Director’s Retirement, and all Awards granted to Non-Employee Directors and not previously vested or exercisable shall become fully vested and exercisable immediately upon a Change in Control (as defined in Section 13.2).

12.3 Changes.

(a)	The Awards to a Non-Employee Director shall be subject to Sections 4.2(a), (b) and (c) of the Plan and this Section 12.3.

(b)	If the Company shall not be the surviving corporation in any merger or consolidation, or if the Company is to be dissolved or liquidated, then, unless the surviving corporation assumes the Stock Options or substitutes new Stock Options which are determined by the Board in its sole discretion to be substantially similar in nature and equivalent in terms and value for Stock Options then outstanding, upon the effective date of such merger, consolidation, liquidation or dissolution, any unexercised Stock Options shall expire without additional compensation to the holder thereof; provided, that, the Board shall deliver notice to each Non-Employee Director at least 30 days prior to the date of consummation of such merger, consolidation, dissolution or liquidation which would result in the expiration of the Stock Options and during the period from the date on which such notice of termination is delivered to the consummation of the merger, consolidation, dissolution or liquidation, such Participant shall have the right to exercise in full, effective as of such consummation, all Stock Options that are then outstanding (without regard to limitations on exercise otherwise contained in the Stock Options) but contingent on occurrence of the merger, consolidation, dissolution or liquidation, and, provided that, if the contemplated transaction does not take place within a 90 day period after giving such notice for any reason whatsoever, the notice, accelerated vesting and exercise shall be null and void and, if and when appropriate, new notice shall be given as aforesaid.

ARTICLE XIII

CHANGE IN CONTROL PROVISIONS

13.1 Benefits. In the event of a Change in Control of the Company and except as otherwise provided by the Committee in any Award agreement, a Participant’s unvested Award shall not vest and a Participant’s Award shall be treated in accordance with one of the following methods determined by the Committee, in its sole discretion:

(a)	Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d) hereof, as determined by the Committee in its sole discretion, and restrictions to which any shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that, the Committee may, in its sole discretion, decide to award additional Restricted Stock or other Award in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendments thereto).

(b)	The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 13.1, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

(c)	The Committee may, in its sole discretion, provide for the cancellation of any Awards without payment, if the Change in Control Price is less than the Fair Market Value of such Award on the date of grant.

(d)	Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at the time of grant or at any time thereafter.

13.2 Change in Control. Unless otherwise determined by the Committee, a “Change in Control” shall be deemed to occur following any transaction if:

(a)	Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50.1% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 13.2(a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (iv) any acquisition by any corporation pursuant to a transaction that complies with Sections 13.2(c)(i), (ii) and (iii);

(b)	Any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50.1% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall not occur for purposes of the Plan unless it constitutes a “change in control” for purposes of Section 409A of the Code; provided, further, however, that the foregoing proviso shall not apply to an Award that is granted after May 15, 2008 unless the Award is intended to comply with Section 409A of the Code and payment under the Award is triggered by a Change in Control.

ARTICLE XIV

TERMINATION OR AMENDMENT OF PLAN

14.1 Termination or Amendment. Notwithstanding any other provision of this Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XVI), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware, to the extent required by the applicable provisions of Rule 16b-3, or Section 162(m) of the Code, pursuant to the requirements of the NYSE Listed Company Manual, or, to the extent applicable to Incentive Stock Options, Section 422 of the Code, no amendment may be made which would:

(a)	increase the aggregate number of shares of Common Stock that may be issued under this Plan pursuant to Section 4.1 (except by operation of Section 4.2);

(b)	increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b) (except by operation of Section 4.2);

(c)	change the classification of Eligible Employees or Consultants eligible to receive Awards under this Plan;

(d)	decrease the minimum option price of any Stock Option or Stock Appreciation Right;

(e)	extend the maximum option period under Section 6.3;

(f)	alter the Performance Goals for the Award of Restricted Stock, Performance Shares or Other Stock-Based Awards subject to satisfaction of Performance Goals as set forth in Exhibit A;

(g)	award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price, except in accordance with Section 6.3(m); or

(h)	require stockholder approval in order for this Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may this Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under this Plan, decrease the minimum exercise price of any Stock Option or Stock Appreciation Right, or to make any other amendment that would require stockholder approval under the NYSE Listed Company Manual, or the rules of any other exchange or system on which the Company’s securities are listed or traded at the request of the Company.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

ARTICLE XV

UNFUNDED PLAN

15.1 Unfunded Status of Plan. This Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XVI

GENERAL PROVISIONS

16.1 Legend. The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend that the Committee, in its sole discretion, deems appropriate to reflect any restrictions on Transfer.

All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may, in its sole discretion, deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

16.2 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

16.3 No Right to Employment/Directorship/Consultancy. Neither this Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

16.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the prior consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

16.5 No Assignment of Benefits. No Award or other benefit payable under this Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

16.6 Listing and Other Conditions.

(a)	Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)	If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)	Upon termination of any period of suspension under this Section 16.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)	A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

16.7 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

16.8 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

16.9 Other Benefits. No Award granted or paid out under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

16.10 Costs. The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

16.11 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

16.12 Death/Disability. The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may, in its discretion, also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

16.13 Section 16(b) of the Exchange Act. All elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business thereunder.

16.14 Section 409A of the Code. Awards under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Although the Company does not guarantee any particular tax treatment, to the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that is intended to comply with Section 409A of the Code, including regulations and any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.

16.15 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

16.16 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

16.17 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

16.18 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XVII

EFFECTIVE DATE OF PLAN

The Plan will become effective on May 15, 2008 subject to the approval of the Company’s stockholders on such date.

ARTICLE XVIII

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after May 15, 2018, but awards granted prior to such date may extend beyond that date. Notwithstanding the foregoing provisions, provided that no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the fifth anniversary of the date of stockholder approval of the Plan as restated effective May 15, 2008, unless the Performance Goals set forth on Exhibit A are reapproved (or other designated performance goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals set forth on Exhibit A.

ARTICLE XIX

NAME OF PLAN

This Plan shall be known as the “NYSE Euronext Omnibus Incentive Plan.”

ARTICLE XX

SPECIAL PROVISIONS APPLICABLE TO

PARTICIPANTS TRANSFERRED TO

EMPLOYMENT WITH NYSE REGULATION, INC.

20.1 Applicability of Article. Unless the Board determines otherwise, all Awards granted under this Plan shall be subject to, and governed by, the provisions of this Article XX.

20.2 Affected Participants. In the event that a Participant transfers from employment with the Company or an Affiliate to employment with NYSE Regulation, Inc., also an Affiliate, any Awards held by such Participant shall be subject to the forfeiture and/or mandated divestiture provisions set forth in Section 20.3 below. For purposes of this Article XX, a Participant who transfers to employment with NYSE Regulation, Inc. shall be referred to as an “Affected Participant.” Notwithstanding any contrary provision contained in this Plan, Merger Transaction RSUs granted prior to the Affected Participant’s transfer of employment to NYSE Regulation, Inc. shall be handled in accordance with the provisions of Section 10.3(f) of the Plan and the individual Award agreement.

20.3 Forfeiture/Required Divestiture. Any Award held by an Affected Participant shall be subject to the forfeiture and required divestiture requirements set forth in this Section 20.3.

(a)	Forfeiture. The portion of any Award that is not vested at the time of the Affected Participant’s transfer of employment to NYSE Regulation, Inc. shall automatically be forfeited effective as of such date of transfer. As soon as practicable following the Participant’s transfer of employment, NYSE Regulation, Inc. shall grant the Participant an award under its cash bonus plan (or other comparable plan then in effect) equal in value to 90% of the Fair Market Value of the forfeited portion of the Award determined as of the date of forfeiture. NYSE Regulation, Inc. shall set the terms and conditions of the new award; provided, however, that the vesting schedule applicable to the new award shall be the same as the vesting schedule that had been applicable to the Award (or portion thereof) required to be forfeited under this Section 20.3.

(b)	Divestiture. An Affected Participant holding vested shares of Common Stock and/or vested but unexercised Awards acquired under the Plan shall be required to take either or both of the following actions, to the extent applicable, within the time periods prescribed herein: (i) the Participant shall sell all vested shares of Common Stock within six months following the effective date of the Participant’s transfer of employment to NYSE Regulation, Inc. and (ii) the Participant shall exercise the vested portion of all Awards and sell the underlying shares of Common Stock within six months following the effective date of the Participant’s transfer of employment to NYSE Regulation, Inc. Notwithstanding any contrary provision contained herein, any Participant required to exercise and/or divest shares of Common Stock pursuant to this Article XX shall not be subject to the transfer and related restrictions in effect during the Lock-Up Period.

(c)	Other Terms and Conditions. Individual Award agreements shall specify such other terms and conditions as the Committee may deem to be necessary to implement the provisions of this Article XX.

IN WITNESS WHEREOF, NYSE Euronext has caused this Plan to be adopted effective as of the date set forth herein and, as evidence of said adoption, NYSE Euronext has caused this instrument to be executed this              day of                     , 2008.

NYSE EURONEXT

By:

Title:

ATTEST:

EXHIBIT A

PERFORMANCE GOALS

Performance goals established for purposes of the grant or vesting of Awards of Restricted Stock, Other Stock-Based Awards, Performance Shares and/or Performance-Based Cash Awards, each intended to be “performance-based” under Section 162(m) of the Code shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals determined in accordance with generally accepted accounting principles (GAAP) or International Financial Reporting Standards (IFRS) (“Performance Goals”):

(a)	enterprise value or value creation targets;

(b)	pre-tax or after-tax income (whether on a gross or net basis or pro forma Non-GAAP or US GAAP basis);

(c)	earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items;

(d)	net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets;

(e)	return on assets (gross or net), return on investment, return on capital or return on equity;

(f)	revenue (net or gross), revenue growth or return on revenue;

(g)	cash flow;

(h)	operating margin or margin profit;

(i)	gross profit or gross profit return on investment;

(j)	gross margin or gross margin on investment;

(k)	working capital;

(l)	specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

(m)	earnings per share (basic or diluted) or earnings per share from continuing operations;

(n)	stock price, total stockholder return, fair market value of the shares of the Company’s Common Stock or the growth in the value of an investment in shares of the Company’s Common Stock assuming the reinvestment of dividends;

(o)	a transaction that results in the sale of stock or assets of the Company; or

(p)	reduction in expenses.

To the extent permitted under Section 162(m) of the Code, the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence which the Committee determines should be appropriately excluded or adjusted, including:

(a)	restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Principles Board Opinion No. 30 such as merger-related expenses and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(b)	an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

(c)	a change in tax law or accounting standards required by generally accepted accounting principles.

Performance Goals may also be based upon individual Participant performance goals, as determined by the Committee, in its sole discretion.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may:

(a)	designate additional business criteria on which the performance goals may be based; or

(b)	adjust, modify or amend the aforementioned business criteria.

NYSE EURONEXT 11 WALL STREET NEW YORK, NY 10005

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. New York time, May 14, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. New York time, May 14, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NYSE Euronext, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you need help with voting, please call 1 (800) 322-2885 for assistance. If you vote by Phone or Internet, please do not mail your Proxy Card. THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE INK AS FOLLOWS:	NYSEE 1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NYSE EURONEXT

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3

	Vote On Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of directors. The Board of Directors recommends a vote FOR the election of all eighteen members of the Company’s Board of Directors for a term expiring in 2009.	☐	☐	☐

Nominees:

01) 02) 03) 04) 05) 06) 07)	Ellyn L. Brown Marshall N. Carter Sir George Cox William E. Ford Sylvain Hefes Jan-Michiel Hessels Dominique Hoenn	08) 09) 10) 11) 12) 13) 14) 15) 16)	Shirley Ann Jackson James S. McDonald Duncan M. McFarland James J. McNulty Duncan L. Niederauer Baron Jean Peterbroeck Alice M. Rivlin Ricardo Salgado Jean-François Thèodore	17) 18)	Rijnhard van Tets Sir Brian Williamson

Vote On Proposals		For	Against	Abstain

2.	To approve the NYSE Euronext Omnibus Incentive Plan (as Amended and Restated).	☐	☐	☐
The Board of Directors recommends a vote FOR the approval of the Plan.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as NYSE Euronext’s independent registered public accountants for the fiscal year ending December 31, 2008.	☐	☐	☐
The Board of Directors recommends a vote FOR the ratification of the appointment.

4.	To approve the stockholder proposal regarding certificated shares.	☐	☐	☐
The Board of Directors recommends a vote AGAINST the stockholder proposal.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Materials Election

As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.	☐

Signature(s) in Box

Please sign exactly as your name appears herein. Joint owners should each sign.

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 15, 2008

8:00 a.m. New York time

11 Wall Street

New York, NY 10005

ADMISSION TICKET

ACCESS PROXY MATERIALS BY INTERNET

If you are a registered stockholder and would like to access the proxy materials electronically next year, please indicate your consent at the following internet address: http://enroll.icsdelivery.com/nyx.

Please detach here and present this ticket for admission to meeting.

NYSE Euronext 11 Wall Street New York, NY 10005	Annual Meeting Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON MAY 15, 2008.

Jan-Michiel Hessels, Marshall N. Carter, Duncan L. Niederauer and Jean-François Théodore (the “Proxyholders”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of NYSE Euronext (the “Company”), to be held on Thursday, May 15, 2008, at 11 Wall Street, New York, NY, at 8:00 a.m. New York time, and any adjournments or postponements thereof.

SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date on the reverse side. You need not mark any boxes.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxyholders will have authority to vote as the Board of Directors recommends. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE